UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TCF FINANCIAL CORPORATION
200 Lake Street East
Wayzata, MN 55391-1693
(952) 745-2760

Dear Stockholder:

Over the past two years, TCF’s Board of Directors has placed an increased focus on soliciting feedback and addressing the concerns of our stockholders, specifically regarding corporate governance and executive compensation-related issues. As a result, we began a stockholder outreach program in 2014 in which the Chair of the Compensation, Nominating, and Corporate Governance Committee of TCF’s Board of Directors, along with members of TCF’s management team, have met annually with institutional investors to discuss these important topics.

By meeting with investors owning more than 40% of the shares held by institutional owners each of the past two years, we have gained a better overall understanding of what our stockholders value and expect from a responsible corporate governance program at TCF. The Compensation Committee has taken seriously all of the concerns raised by our stockholders, and after detailed reviews of these issues, has taken prompt action to address many of them.

Below is an overview of the key governance enhancements we have made over the past two years to better align our corporate governance practices with the expectations of our stockholders:

•	Reduced target annual cash incentive levels.
•	Maintained long-term incentives as the largest percentage of executive compensation.
•	Instituted a long-term equity plan where awards are tied to total stockholder return.
•	Moved from making single-trigger to double-trigger restricted stock awards to executives so that the awards do not vest after a change in control unless the recipient’s employment is terminated.
•	Amended Chairman William A. Cooper’s employment agreement eliminating acceleration upon termination for “Good Reason” based on the failure to elect him Chairman.
•	Enacted an executive severance policy limiting the maximum benefits payable to senior executives upon termination of employment.
•	Adopted proxy access.
•	Approved an amendment to provide stockholders the right to call a special meeting.
•	Revised TCF’s engagement of its compensation consultant to stop utilizing their services for general benefits consulting, and to focus their engagement only on compensation-related matters.

We appreciate our stockholders sharing their candid feedback, and it has strongly influenced us. While we have received positive feedback from our stockholders regarding the improvements we have made, we recognize there is more work that can be done. We look forward to continuing our dialogue with stockholders to further enhance our governance standards.

In closing, we want to thank you for your ownership of TCF. We value our partnership with you, and remain committed to making TCF a premier investment choice.

Sincerely,

TCF Board of Directors
March 16, 2016

TCF FINANCIAL CORPORATION 200 Lake Street East Wayzata, MN 55391-1693 (952) 745-2760

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 27, 2016, at 4:00 p.m. local time.

At the Annual Meeting you will be asked to elect 15 Directors and to approve an increase in the number of authorized shares under the TCF Employees Stock Purchase Plan – Supplemental Plan. You will also be asked to give advisory (non-binding) votes to approve executive compensation and to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accountants for 2016. The Board of Directors recommends that you vote “FOR” each of these proposals.

You will also be asked to vote on a stockholder proposal at the meeting, if properly presented, regarding equity retention. The Board of Directors recommends that you vote “AGAINST” this stockholder proposal.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of stockholders who are eligible to vote at the Annual Meeting, which instructs stockholders how to access TCF’s proxy materials and vote their shares of TCF common stock online.

If you are sent this Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Notice to request the printed materials via U.S. mail. If you received the traditional printed proxy materials in lieu of the Notice, you may vote your TCF shares online, by telephone, or by mail by following the instructions on the proxy card. If you received more than one proxy card, please vote each card.

Finally, if you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Sincerely,

Craig R. Dahl
Vice Chairman, President, and
Chief Executive Officer
March 16, 2016

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of TCF Financial Corporation (“TCF”) is scheduled as shown below:

April 27, 2016

4:00 p.m. local time

Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426

Meeting Agenda

1.	Elect 15 Directors, Each to Serve a One-Year Term;

2.	Approve an Increase in Authorized Shares under the TCF Employees Stock Purchase Plan – Supplemental Plan;

3.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”);

4.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2016;

5.	Stockholder Proposal Regarding Equity Retention (if Properly Presented); and

6.	Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on the record date, February 29, 2016. If you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting. You may access TCF’s proxy materials and vote your shares online by following the instructions on the Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. You may revoke your proxy by submitting another timely proxy, by notifying the Corporate Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2016 Annual Meeting of Stockholders and its 2015 Annual Report to Stockholders available through the Investor Relations section of TCF’s website at http://ir.tcfbank.com. A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on Wednesday, April 27, 2016, at 4:00 p.m. local time.

Wayzata, Minnesota
March 16, 2016

By Order of the Board of Directors,

Craig R. Dahl
Vice Chairman, President, and
Chief Executive Officer

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PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” “we,” “our” or the “Company”) requests your proxy for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which is being solicited on behalf of the Board and TCF. The Annual Meeting is scheduled for Wednesday, April 27, 2016 at 4:00 p.m. local time at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426.

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this Proxy Statement and the accompanying form of proxy, will first be mailed on or about March 16, 2016. Stockholders are entitled to vote at the Annual Meeting if they owned shares of TCF’s common stock at the close of business on February 29, 2016 (the “Record Date”). There were 170,606,489 shares of TCF common stock outstanding on the Record Date.

The Board unanimously recommends that stockholders take the following actions at the Annual Meeting:

Item		Recommendation
1.	Election of 15 Directors, Each to Serve a One-Year Term	Vote FOR
2.	Approve an Increase in Authorized Shares under the TCF Employees Stock Purchase	Vote FOR
Plan – Supplemental Plan
3.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”)	Vote FOR
4.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered	Vote FOR
Public Accountants for the Fiscal Year Ending December 31, 2016
5.	Stockholder Proposal Regarding Equity Retention (if Properly Presented)	Vote AGAINST

Proposal 1  Election of Directors

Each Director listed below has been nominated by the Board for election to a one-year term. Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table. All Nominees agree they will serve if elected. However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by your proxies.

Name	Position(s) with TCF Financial	Age	Director Since*
Peter Bell	Director	64	2009
William F. Bieber	Director	74	1997
Theodore J. Bigos	Director	63	2008
William A. Cooper	Director and Chairman	72	1987
Craig R. Dahl	Director, Vice Chairman, President, and Chief Executive Officer	61	2012
Karen L. Grandstrand	Director	61	2010
Thomas F. Jasper	Director, Vice Chairman, and Chief Operating Officer	47	2012
George G. Johnson	Director	73	1998
Richard H. King	Director	60	2014
Vance K. Opperman	Director	73	2009
James M. Ramstad	Director	69	2011
Roger J. Sit	Director	54	2015
Julie H. Sullivan	Director Nominee	58	N/A
Barry N. Winslow	Director	68	2008
Richard A. Zona	Director	71	2011
*	Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting. We believe that each Director brings unique abilities and insights and that the Board is comprised of a strong and diverse group of Directors. The background of each candidate including relevant experience and why TCF believes each is a valuable member of the Board is set forth below.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” all of the Nominees listed above.

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Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF. The descriptions also include any other directorships at public companies held during the past five years by the Nominees. There is no family relationship between any of the Directors, Nominees or executive officers of TCF.

Peter Bell
Director of TCF Financial
Director Since: 2009

Peter Bell is currently the Chair of the BSA (Bank Secrecy Act) and Compliance Committee, and a member of the Compensation, Nominating, and Corporate Governance (“Compensation”), Finance, and Risk Committees. Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment, a public policy institution. From 2003 until December 2010, he was the Chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area. He was Executive Vice President at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”), from 1994 to 1999. He was the co-founder and Executive Director of the Institute on Black Chemical Abuse and has authored and published numerous books on chemical dependence. He is a former member of the Board of Regents of the University of Minnesota, and serves on the Board of Directors of the American Action Forum, Friends of Education, Greater Twin Cities United Way, Questscope, and many other local and national social and civic organizations. In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board. As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

William F. Bieber
Director of TCF Financial
Director Since: 1997

William F. Bieber is currently a member of the BSA and Compliance, Compensation, Executive, Finance, and Risk Committees. He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984. As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies. He previously served as President of the Board of Hammer Residences Inc. and as a cabinet member to the Minneapolis United Way. In these roles, Mr. Bieber obtained years of management experience and financial expertise. The Board especially values his extensive experience in starting, acquiring and growing businesses. TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

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Theodore J. Bigos
Director of TCF Financial
Director Since: 2008

Theodore J. Bigos is currently a member of the Compensation, Finance, and Risk Committees and the Risk Management Subcommittee. He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for over 40 years. As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

William A. Cooper
Director and Chairman of the Board of TCF Financial
Director Since: 1987
Chairman Since: 1987

William A. Cooper is currently the Chair of the Executive Committee. He has been employed as the executive Chairman of the Board of TCF Financial since January 1, 2016, and served as the Chief Executive Officer (“CEO”) of TCF Financial from July 2008 until December 31, 2015 and from 1987 until 2005. During his tenure with TCF Financial, he has also served in positions of leadership at TCF Bank and its subsidiaries. Mr. Cooper’s key attributes are his leadership skills and the experience gained through his long career in the banking industry and his 30-plus year tenure at TCF. Mr. Cooper’s demonstrated ability to lead the Board in deliberations on a wide variety of topics in various economic cycles has been critical to the successful functioning of the Board.

Craig R. Dahl
Director and Vice Chairman of TCF Financial
Director Since: 2012
Vice Chairman Since: 2012

Craig R. Dahl is currently a member of the Executive and Technology Committees. He has been President and CEO of TCF Financial since January 1, 2016 and has been President of the Company since March 2015. Prior to that, Mr. Dahl had been an Executive Vice President of the Company since 1999. During his tenure, Mr. Dahl has also held numerous leadership positions with many of TCF’s wholly-owned lending subsidiaries, including Chairman of TCF Inventory Finance, Inc., Chairman and CEO of Winthrop Resources Corporation, and Chairman of Gateway One Lending and Finance, LLC. Mr. Dahl’s expertise in lending and the specialty finance industry enables him to make meaningful contributions during Board discussions.

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Karen L. Grandstrand
Director of TCF Financial
Director Since: 2010

Karen L. Grandstrand is currently the Chair of the Risk Committee and the Risk Management Subcommittee and a member of the Audit, Compensation, Executive, and Finance Committees. She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and Chair of the firm’s Bank and Finance Group. Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999. She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities. Ms. Grandstrand’s contributions as a Director include her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance. As the banking industry is highly regulated, her knowledge, experience, and skills are invaluable to the Board’s decision making.

Thomas F. Jasper
Director and Vice Chairman of TCF Financial
Director Since: 2012
Vice Chairman Since: 2012

Thomas F. Jasper has been the Chief Operating Officer of TCF Financial since January 1, 2016. Prior to that, Mr. Jasper had been an Executive Vice President of the Company since 2007 and was the Chief Financial Officer of TCF Financial from 2007 to 2011. From 2001 through 2007, Mr. Jasper served in various leadership positions, including Chief Financial Officer, with TCF’s wholly-owned subsidiaries. Prior to joining TCF, he held various positions at KPMG LLP, last serving as a Senior Manager. From 2008 through February 2015, Mr. Jasper served on the Board of Directors of CommonBond Communities, the largest non-profit developer of affordable housing in the Midwest. During the last two years of his Board tenure at CommonBond he served as Board Chair. With his extensive financial, operational and risk management experience and expertise, Mr. Jasper provides an important level of insight to the Board and its review of the Company’s financial statements.

George G. Johnson
Director of TCF Financial
Director Since: 1998

George G. Johnson is currently the Chair of the Audit Committee and a member of the BSA and Compliance, Finance, and Risk Committees. Mr. Johnson is a certified public accountant and Managing Director of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants, a consulting firm which he founded in 1995. He is a board member and Chair of the Finance Committee of the American Alliance of Museums, which has over 4,000 member organizations, and serves as a director for various civic and educational organizations in the Detroit, Michigan area. In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-plus year career as a certified public accountant. The Board is focused on the integrity of TCF’s financial statements, as a public financial services company, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.

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Richard H. King
Director of TCF Financial
Director Since: 2014

Richard H. King is currently the Chair of the Technology Committee and a member of the Audit, Finance, and Risk Committees. He is the Executive Vice President & Chief Information Officer at Thomson Reuters Corporation, a global provider of intelligent information, a position he has held since 2015. Mr. King has been with Thomson Reuters since 2000 serving in various positions of leadership including Executive Vice President & Chief Operating Officer for Technology from 2012 to 2015 and Chief Technology Officer of Thomson Reuters Professional Division and Executive Vice President and Chief Operating Officer of Thomson West from 2008 to 2012. Mr. King’s extensive technology experience in the information industry is beneficial to the Board, and allows him to provide special insights with respects to TCF’s information technology and information security issues.

Vance K. Opperman
Lead Director of TCF Financial
Director Since: 2009
Lead Director Since: 2014

Vance K. Opperman is currently the Chair of the Compensation Committee and a member of the Audit, Executive, Finance, Risk, and Technology Committees and the Risk Management Subcommittee. He is President and CEO of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996. From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters. He has served on the Board of Directors of Thomson Reuters since 1996, has been Lead Director since 2013, and is currently the Chair of the Audit Committee of that Board. He also served on the Board of Directors of Blue Cross Blue Shield of Minnesota until June 2014. Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board. The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues. As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions. In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

James M. Ramstad
Director of TCF Financial
Director Since: 2011

James M. Ramstad is currently a member of the BSA and Compliance, Finance, and Risk Committees. He served nine terms as Minnesota Congressman in the U.S. House of Representatives from 1991 to 2009, during which time he was a member of the House Ways and Means Committee, Health and Trade Subcommittees, and Chairman of the IRS Oversight Subcommittee. Mr. Ramstad is currently a Senior Advisor to alliantgroup, LLC, a provider of specialty tax services, and a Director of the National Center on Addiction at Columbia University. After retiring from Congress in 2009, Mr. Ramstad was a teaching fellow at the Harvard University Kennedy School of Government. He is also the founder of the Ramstad Recovery Fund of the Minneapolis Foundation, which provides grants for treatment of veterans suffering from addiction. Mr. Ramstad’s service as a United States Congressman brings a wealth of knowledge and experience in political, legislative, and governmental affairs to the Board.

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Roger J. Sit
Director of TCF Financial
Director Since: 2015

Roger J. Sit is currently Co-Chair of the Finance Committee and a member of the Audit, Compensation, and Risk Committees. He is the CEO, Global Chief Investment Officer and a Director of Sit Investment Associates, a privately-owned institutional investment management firm, positions he has held since 2008, and has held various positions at Sit Investment Associates since 1998. Mr. Sit has nearly twenty-five years of financial services experience. He currently serves on the Boards of Convergent Capital, Minneapolis Institute of Arts, and the McKnight Foundation. As a CEO of a successful investment management firm, Mr. Sit has acquired managerial and analytical skills which enable him to provide valuable insight to the Board.

Julie H. Sullivan
Director Nominee of TCF Financial

Julie H. Sullivan has been nominated by the Board for election as a Director of TCF Financial at the 2016 Annual Meeting of Stockholders. If elected, Dr. Sullivan will be appointed to serve on the Audit, Finance, and Risk Committees. Dr. Sullivan has been the President of the University of St. Thomas (MN) since July 2013. Prior to that, she served as Executive Vice President and Provost of the University of San Diego from 2005 to 2013, with responsibility over academic and budgetary affairs. She has served as a director of SI Group, a privately owned global chemical company, since 2001, and is also a member of the Audit, Compensation, and Pension Committees. Dr. Sullivan previously served on the boards of PICO Holdings Inc. from 2009 to 2015, Applied Micro Circuits Corp from 2005 to 2011, and United PanAm Financial Corporation from 2007 to 2008, serving as the Chair of the Audit Committee for each during her tenure. She also currently serves on the Boards of the non-profits Loyola University Chicago and the Greater Twin Cities United Way. Dr. Sullivan is a non-practicing certified public accountant and a member of the National Association of Corporate Directors. Dr. Sullivan brings a unique perspective to the Board given her long career in academia. In addition, Dr. Sullivan brings extensive financial experience and acumen which will be invaluable in the Board’s review of TCF’s financial statements.

Barry N. Winslow
Director of TCF Financial
Director Since: 2008

Barry N. Winslow is currently a member of the BSA and Compliance, Finance, and Risk Committees and the Risk Management Subcommittee. Mr. Winslow served as Vice Chairman, Corporate Development of TCF Financial from January 2012 until his retirement in July 2014, and had been a Vice Chairman of TCF since 2008. Prior to his retirement, Mr. Winslow had held various leadership positions with TCF and its subsidiaries since 1993, with the exception of January 2008 to July 2008. During that time, Mr. Winslow was a financial consultant for several banks, including TCF, with a primary focus on advice, analysis, and strategic planning related to mergers and acquisitions, as well as strategies for non-performing asset dispositions. He has served as a director of Sit Mutual Funds since 2010. Mr. Winslow has also served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas. Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his distinguished career. This knowledge and his experience as an advisor and former employee of TCF make him a valuable member of the Board.

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Richard A. Zona
Director of TCF Financial
Director Since: 2011

Richard A. Zona is currently Co-Chair of the Finance Committee and a member of the Audit, Executive, and Risk Committees and the Risk Management Subcommittee. Mr. Zona held the position of Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000. He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer, and from 1991 to 1996 served as Vice Chairman and Chief Financial Officer of U.S. Bancorp. Mr. Zona practiced as a certified public accountant with Ernst & Young from 1970 to 1989 and was admitted to the partnership in 1979. While at Ernst & Young, Mr. Zona served as National Director of the firm’s financial institutions practice. He has served on the Boards of ING Direct Bank fsb (USA) from 2001 to 2005, New Century Financial Corporation from 2000 to 2007, Piper Jaffray Companies from 2004 to 2005, Polaris Industries Inc. from 2000 to 2007, and ShopKo Stores Inc. from 2003 to 2006. Mr. Zona contributes extensive management, finance, and accounting experience from his lengthy career in the financial services industry. In addition, his knowledge of the challenges facing financial institutions is particularly useful to the Board.

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Corporate Governance

TCF has established and operates within a comprehensive plan for membership, independence, committee membership, and ethical conduct of the Board. TCF’s Corporate Governance Guidelines provide, along with applicable rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”), the criteria used by TCF to make its independence determination for each Director. The Corporate Governance Guidelines are available on TCF’s website at https:// www.tcfbank.com/About-TCF/Corporate-Governance-Guidelines.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry. The Board currently consists of 15 members. The number of Directors is determined by the Board from time to time and may range in size from 7 to 25 members. The Board typically meets at least quarterly in January, April, July, and October.

Directors are elected by a plurality vote of the stockholders provided that, in an uncontested election, any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board. The Board will then decide whether to accept the resignation.

Director Nominations

The Compensation Committee, which consists entirely of independent Directors as determined by the Board under applicable rules, is responsible for the nomination of Director candidates. The Board has adopted a Director Selection Policy, which sets forth the process by which the Compensation Committee will identify and nominate Director candidates and the criteria that the Compensation Committee will utilize to evaluate such candidates. The Director Selection Policy is available on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Director-Selection-Policy. The Compensation Committee followed this process in connection with the nomination of Dr. Sullivan.

The Compensation Committee will identify Director candidates based on suggestions from current Directors and senior management, recommendations from stockholders and the use of a search firm, if necessary. TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates. After potential candidates are identified, the Compensation Committee will then review the candidate’s qualifications to determine which candidates best meet the following criteria: integrity, maturity and judgment, experience and reputation, collegiality, expertise, commitment, independence and diversity. The candidates that best meet these criteria will then be interviewed by the Chair of the Compensation Committee, another committee member, the CEO and the Chairman of the Board. Once the Compensation Committee selects a candidate, it provides the Board with a recommendation and the Board will then either formally nominate the candidate for election at an annual meeting or appoint the candidate to fill a current vacancy.

In October 2015, the Board adopted amendments to the Bylaws to implement proxy access. Article II, Section 13(c) of the Bylaws permits a stockholder, or a group of up to 20 stockholders, which have owned shares of TCF representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors continuously for at least three years (an “Eligible Stockholder”) to nominate and include in TCF’s annual meeting proxy materials director nominees in a number up to 25 percent of the Board. Such nominations are subject to certain eligibility, procedural and disclosure requirements set forth in Article II, Section 13(c), including the requirement that TCF must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article II, Section 13(c), and the deadline for next year’s Annual Meeting is set forth under “Additional Information – How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?” A copy of the Bylaws can be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693.

Stockholders may also submit nominations to the Compensation Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth under “Additional Information – How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?” Any such nomination must include the information specified in Article II, Section 13 of TCF’s Bylaws and nominations should be mailed to the attention of the Compensation, Nominating, and Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address provided in the preceding paragraph. The Compensation Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above.

Board Leadership Structure and the Board’s Role in Risk Oversight

TCF’s independent lead Director (the “Lead Director”) serves as the liaison between the Chairman and the independent Directors. The Lead Director works with management, including the CEO, to determine the information and materials that are provided to Board members. The Lead Director also consults with the Chairman on other such matters as are pertinent to the Board and the Company and is available for direct communication and consultation with regulators upon request. TCF’s Lead Director

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chairs the Board meetings when the Chairman is not present, which includes the executive sessions of the Board for only the independent Directors, and has the authority to call meetings of the independent Directors. The Lead Director is elected annually by the independent members of the Board. In January 2016, Vance K. Opperman was elected Lead Director.

Following his retirement on December 31, 2015, Mr. Cooper continues to be employed as executive Chairman of the Board. TCF believes that the current separation of the Chairman and CEO roles, together with TCF’s other corporate governance policies and practices, provides strong oversight and support to Mr. Dahl as he transitions successfully into the CEO role. In this role, Mr. Dahl proposes strategic priorities to the Board and with input from the Chairman and Lead Director, communicates the Board’s guidance to management and is ultimately responsible for implementing the Company’s key strategic initiatives.

This leadership structure provides the Board with a Chairman with extensive knowledge of the Company and the financial industry, as well as a Lead Director to act as a single voice for the independent Directors and to lead the Board when the Chairman is unavailable. The Board believes this structure is best for the Company.

The Board believes that the current arrangement also provides for adequate oversight. The Company also places a significant emphasis on Board independence. Currently, 11 of the Board’s 15 members (73%) meet the independence requirements under NYSE rules and the Company’s own independence requirements. These independent Directors regularly meet in executive session without management present. Each member of the Board’s Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee is independent (other than Mr. Winslow who serves on the BSA and Compliance, Finance, and Risk Committees) and, in addition to the Chairman and Lead Director, serve in oversight roles. Through the Audit, Compensation, and Risk Committees, the Board is actively involved in oversight of risk, compliance, potential conflicts of interest and related party transactions, and business results.The Compensation Committee is also specifically responsible for an annual review of the CEO’s performance and compensation. Since all Board members have complete access to management and outside advisors, the Chairman and Lead Director are not the only sources of information for the Board.

Communications With Directors

The Board has provided a process for stockholders and other interested parties to communicate directly with the Lead Director, any other Director, the full Board, or with independent Directors as a group. This process is disclosed on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Communications-with-Directors.

Regular Separate Non-Employee Director Meetings

The non-employee Directors, all of whom are independent under NYSE rules as of the date of this Proxy Statement (other than Mr. Winslow), meet independently in executive sessions following the regularly scheduled meetings of the Board. The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a code of ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”), as well as a code of ethics generally applicable to all employees (including the PEO, PFO, and PAO) and Directors of TCF (the “Code of Ethics”). The Code of Ethics and Senior Financial Management Code of Ethics are both available for review on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Code-of-Ethics-Policy and https://www.tcfbank.com/About-TCF/ Corporate-Governance-Code-of-Ethics-for-Senior-Financial-Management, respectively. Any changes to either code will be posted on the website, and any waivers granted to or violations by the PEO, PFO, PAO, or any Director will be posted on TCF’s website. To date, there have been no waivers granted to or violations by the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board. The Board met four times in 2015. All Board members are expected to attend all Board meetings, as well as all committee meetings of which they are a member and are invited to attend meetings of committees of which they are not members. TCF requests Directors to attend the Annual Meeting if their schedules permit. Fourteen Directors attended the 2015 Annual Meeting.

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During 2015, all Directors attended at least 75% of the combined meetings of the Board and the committees on which they served, other than Mr. Bigos. Due to unavoidable business conflicts on three occasions, Mr. Bigos was unable to attend a total of ten Board and committee meetings during 2015. Despite being unable to attend, Mr. Bigos received and reviewed all materials and discussed them with management and other directors in advance of such meetings. While Mr. Bigos was only able to attend two of the five Risk Committee meetings during 2015, he did attend 100% of the Risk Management Subcommittee meetings, which serves as the Committee that provides in-depth review on risk issues that are subsequently presented to the full Risk Committee. In addition, Mr. Bigos attended six of the eight Compensation Committee meetings during 2015.

Board Committees, Committee Memberships, and Meetings in 2015

The following table identifies the principal responsibilities, number of meetings held in 2015, and the members for each of the standing Board committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities. Messrs. Cooper, Dahl and Jasper are executive officers of TCF and do not serve on any of the standing Board Committees, other than Mr. Dahl who serves on the Technology Committee. In addition to the committees reflected below, there is a duly-elected Executive Committee of the Board consisting of Mr. Cooper, Ms. Grandstrand, and Messrs. Bieber, Cusick (appointed January 2015), Dahl (appointed February 2016), Opperman, and Zona. The Executive Committee, which serves as a liaison between management and the Board, did not meet during 2015.

Committee	Principal Responsibilities		Members (*Chair)
Audit(1)(2)(3)(6)	•	Oversee relationship with independent auditor	Cusick
4 meetings in 2015	•	Oversee and review financial reporting and disclosure matters	Grandstrand
	•	Oversee compliance	Johnson*
	•	Oversee internal audit function, including supervision and evaluation of	King
		the performance of the Chief Audit Executive	Opperman
Sit
Zona
BSA and Compliance	•	Oversee BSA compliance, including reviewing reports on issues, trends,	Bell*
6 meetings in 2015(4)		policies, processes, identification of risks, and other matters	Bieber
	•	Oversee TCF’s compliance efforts and programs designed to address	Johnson
		relevant laws and regulations	Ramstad
	•	Review reports on customer complaint activity	Winslow
Compensation,	•	Review, recommend, and approve personnel-related matters	Bell
Nominating, and	•	Evaluate the performance of the CEO	Bieber
Corporate Governance(5)	•	Review, recommend, and approve executive compensation, including	Bigos
8 meetings in 2015		equity awards	Grandstrand
	•	Review, recommend, and approve Director nominations	Opperman*
	•	Oversee corporate governance matters	Sit
	•	Review management succession planning
	•	Supervise the administration of benefit plans
Finance(2)(3)(6)	•	Review and approve, and oversee the administration and effectiveness	Bell
5 meetings in 2015		of, TCF’s financial risk management policies	Bieber
	•	Oversee stress testing framework developed by management	Bigos
	•	Review and approve stress test results for submission to regulators	Cusick
	•	Review financial strategies	Grandstrand
	•	Review capital planning, including dividend recommendations	Johnson
	•	Review merger, acquisition, and expansion activity	King
	•	Review debt and equity issuance and retirement matters	Opperman
Ramstad
Sit* (Co-Chair)
Winslow
Zona* (Co-Chair)
Risk(2)(3)(6)	•	Oversee TCF’s Enterprise Risk Management Program	Bell
5 meetings in 2015	•	Oversee and consult with management regarding the Company’s risk appetite	Bieber Bigos
	•	Oversee TCF’s relationships with regulatory agencies	Cusick
	•	Oversee TCF’s risk management function, including an annual	Grandstrand*
		evaluation of the performance of the Chief Risk Officer	Johnson
King
Opperman
Ramstad
Sit
Winslow
Zona

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Committee	Principal Responsibilities		Members (*Chair)
Risk Management	•	Assist the Risk Committee in its oversight of TCF’s risk management	Bigos
Subcommittee		programs and processes	Cusick
4 meetings in 2015	•	Delegated authority and responsibilities from the full Risk Committee	Grandstrand*
	•	Report to the full Risk Committee at each Risk Committee meeting	Opperman
Winslow
Zona
Technology	•	Oversee TCF’s technology strategy	Cusick
4 meetings in 2015	•	Review TCF’s technology risks and coordinate with management and	Dahl
		other Board committees regarding TCF’s oversight of technology risk	King*
		management and risk assessment guidelines and policies	Opperman

(1)	Mr. Johnson became Chair of the Audit Committee in February 2015.

(2)	Mr. Barton was a member of the Audit, Finance, and Risk Committees until his retirement from the Board in April 2015 and was the Chair of the Audit Committee until February 2015.

(3)	Mr. Sit was appointed to the Audit, Finance, and Risk Committees upon his election to the Board in January 2015, and was appointed Co-Chair of the Finance Committee in February 2016.

(4)	Mr. Winslow was appointed to the BSA and Compliance Committee in February 2016.

(5)	Mr. Sit was appointed to the Compensation Committee in April 2015. Ms. Grandstrand was appointed to the Compensation Committee in January 2015.

(6)	If Dr. Sullivan is elected to the Board at the 2016 Annual Meeting, she will be appointed to the Audit, Finance, and Risk Committees.

Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions - How Does the Board Determine Which Directors are Independent?” and under the additional audit committee independence standards under Section 36(g) of the Federal Deposit Insurance Act. The Board has determined that Dr. Sullivan and Messrs. Cusick, Johnson, Opperman, Sit, and Zona are Audit Committee Financial Experts, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Exchange Act (“Regulation S-K”). The Audit Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Audit-Committee-Charter.

Compensation, Nominating, and Corporate Governance Committee

All members of the Compensation Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions – How Does the Board Determine Which Directors are Independent?” and under the additional compensation committee independence standards under Section 303A.02(a)(ii) of the NYSE Listed Company Manual. Each member of the Compensation Committee also currently meets the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Mr. Bell who is a former TCF Bank officer. The Compensation Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Compensation-Nominating-and-Corporate-Governance-Committee-Charter.

Scope of Authority

Full authority is delegated from the Board to the Compensation Committee (or the Independent Subcommittee (defined below)) to act on the following matters without Board approval:

•	Review and approve the Company’s compensation and benefits policies generally, including reviewing and approving any equity-based compensation.

•	Review and approve the compensation of, and benefits for, the CEO and other executive officers.

•	Review and approve management’s risk assessment of incentive compensation plans for the CEO, executive officers, and other appropriate employees of the Company.

•	Determine if any deferral or clawback provisions for the CEO or other executive officers have been triggered and executed as required.

•	Prepare the Compensation Committee Report required by the SEC and NYSE rules to be included in the proxy statement, review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management, and provide a recommendation to the Board regarding the inclusion of the CD&A in the Company’s proxy statement.

•	Periodically review the Company’s management succession planning, in consultation with the CEO:

–	Review and approve any employment contracts and severance agreements with executive officers other than the CEO; and

–	Annually, review and approve the summary of perquisites for the CEO and review summaries of perquisites for the other senior executive officers.

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•	Supervise the administration of all TCF benefit plans, including:

–	Approval of amendments as needed (except where the amendment requires full Board approval);

–	Selection of trustees, funding agents, investment managers and other similar asset managers for the trust funds;

–	Exercise of all other administrative and interpretive authority under the plans; and

–	Exercise of all other responsibilities as provided in the plans.

Delegation of Authority

The Compensation Committee may establish subcommittees from time to time, including an independent subcommittee consisting of Compensation Committee members who are “outside directors” under Section 162(m) of the Code and are “non-employee directors” under Rule 16b-3 of the Exchange Act. The Compensation Committee has delegated to an independent subcommittee consisting of each member of the Compensation Committee other than Mr. Bell because he is a former TCF Bank officer (the “Independent Subcommittee”) all responsibility with regard to equity awards and performance-based compensation. The Compensation Committee has the power to delegate such duties and authority to the subcommittees as it approves.

Use of Consultants

The Compensation Committee has authority to retain consulting firms for the purpose of evaluating compensation and other compensation-related matters for TCF’s Directors, CEO and other executive officers. In July 2015, the Compensation Committee retained Frederic W. Cook & Co. (“FW Cook”), principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of long-term incentive awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “NEOs”). During 2015, FW Cook was paid approximately $51,000 for these services to the Compensation Committee. FW Cook did not provide any other services to TCF during 2015. FW Cook has internal policies regarding conflicts of interest. Prior to retaining FW Cook, Towers Watson, now Willis Towers Watson, served as TCF’s compensation consultant. During 2015, Willis Towers Watson was paid approximately $117,401 for these services to the Compensation Committee. Also, Willis Towers Watson and its affiliates were retained by management and were paid $46,297 for providing additional services to the Company (and its affiliates) in 2015 in connection with broad-based health and welfare plans after their engagement by the Compensation Committee ended. The services were not approved by the Board as they were services of the type routinely procured by management, and Willis Towers Watson no longer provides services to the Compensation Committee.The Board affirmatively determined that no conflicts of interest have been raised in connection with the services provided by FW Cook or by Willis Towers Watson, and that FW Cook and Willis Towers Watson were each independent under Section 303A.05(c) of the NYSE Listed Company Manual at the time services were provided to the Compensation Committee.

Process for Determining Director Compensation

The Compensation Committee generally meets in January, April, June, July, September, October, and December, with additional special meetings held as needed. Director compensation is reviewed from time to time on an informal basis by the CEO and Chair of the Compensation Committee. Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.

Compensation Committee Interlocks and Insider Participation

Directors Bell, Bieber, Bigos, Grandstrand, Opperman, Sit, and Zona served on the Compensation Committee in 2015. Mr. Zona served on the Compensation Committee from January through April 2015, and Mr. Sit has served on the Compensation Committee since April 2015. None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, other than Mr. Bell who was an officer of TCF Bank from 1994 to 1999. The Board has determined that all members of the Compensation Committee were independent for 2015 under standards outlined below and under Section 303A.02(a)(ii) of the NYSE Listed Company Manual. Certain relationships with Directors are disclosed below under “Director Independence and Related Person Transactions - What Transactions Were Considered Non-Material?”

Director Independence and Related Person Transactions

How Does the Board Determine Which Directors are Independent?

Pursuant to NYSE listing standards, at least a majority of TCF Directors must be independent. For a Director to be considered independent, the Board must make an affirmative determination that the Director has “no material relationship” with TCF. The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being considered independent. In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1.0 million or 2.0% of the gross revenues of the Director’s business are automatically disqualifying.

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In addition, the Board has adopted the categorical standards listed below to assist it in determinations of independence. The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance-Guidelines. The Board deems transactions or relationships falling within a categorical standard listed below to automatically be non-material:

•	Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) (or Below Threshold Amounts) to a Director’s Business. Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O (or are for an amount less than that requiring approval under Regulation O), and TCF has not classified them as being in default;

•	Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying. Transactions or relationships between TCF and a Director, the Director’s related business, or any immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year;

•	Retail Banking Relationships: Home Mortgages, Consumer Loans, and Retail Deposit Accounts. Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions; and

•	Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer. A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF. However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

What Transactions Were Considered Non-Material?

During 2013 through 2015, TCF was a party to relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board to be not material for purposes of Director independence for each Director who served during 2015 and for each Nominee.

Commercial Loans, Consumer Loans, and Retail Banking Accounts

Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above:

•	Mr. Bigos or his related companies had commercial loans or leases and commercial deposit accounts with TCF during 2013 through 2015; and

•	The following Directors have, or had during 2013 through 2015, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Messrs. Bell, Bigos, Cooper, Cusick, Dahl, Jasper, Johnson, King, Sit, and Winslow.

All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not involve more than the normal risk of collectability, nor do they present other unfavorable features. All such loans and leases have been approved by the Board when required by Regulation O.

Related Person Transactions Involving Independent Directors

Mr. King is an executive officer of Thomson Reuters. During 2015 and 2014, the Company made payments to Thomson Reuters and its related entities in the ordinary course of business totaling $1.4 million and $1.1 million, respectively, under standard terms and conditions. Thomson Reuters’ total revenues for the 12 months ended December 31, 2014 and 2015 were $12.6 billion and $12.2 billion, respectively. Based on its various agreements with Thomson Reuters, the Company expects to make aggregate payments for goods and services to Thomson Reuters of approximately $4.4 million from 2016-2018. Mr. King’s only interest in these transactions is as an officer of Thomson Reuters. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. King’s status as an officer of Thomson Reuters, and affirmatively determined (with Mr. King abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. King, and therefore determined that Mr. King is independent.

Other Business Relationships Involving Independent Directors

Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

•	Several Directors were investors in C Financial Corporation (“C Financial”), which was the holding company of Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper was controlling shareholder prior to it being sold in April 2015. In addition to Mr. Cooper, Messrs. Bigos and Winslow were shareholders in C Financial. Messrs. Cooper and Winslow were also directors of both C Financial and Cooper State Bank. During 2015, 2014 and 2013, Fredrikson and Byron, P.A., a law firm in which Ms. Grandstrand is a shareholder, provided legal services to C Financial in the amounts of $254, $9,402, and $56, respectively, and to Cooper State Bank in the amounts of $0, $868, and $4,509, respectively.

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The Board reviewed these relationships and affirmatively determined (with each Director abstaining from his or her own determination) that they did not constitute material relationships between each of the non-employee Directors, Mr. Bigos, Ms. Grandstrand, and Mr. Winslow, and TCF for purposes of Director independence because: these relationships were not so significant as to compromise their exercise of independent judgment as Directors; the relationships were not with TCF or TCF management; there were no material transactions between TCF and C Financial or Cooper State Bank; Cooper State Bank was not a competitor of TCF (its geographic market area did not overlap TCF’s); and the investments were not otherwise so significant as to compromise the Director’s exercise of independent judgment as a Director;

•	During 2015, 2014 and 2013, Mr. Bell received payments and distributions from the TCF Financial Corporation Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) of $328,858, $308,969, and $266,324, respectively. The Board has reviewed this relationship and affirmatively determined (with Mr. Bell abstaining) that it does not constitute a material relationship between Mr. Bell and TCF because such payments and distributions were for his prior service as an officer of TCF Bank and such payments and distributions were not contingent in any way on continued service;

•	Mr. Opperman sits on the board of Thomson Reuters. As discussed above, TCF made payments to Thomson Reuters totaling $1.4 million, $1.1 million, and $350,849 for 2015, 2014 and 2013, respectively, for information services. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. Opperman’s status as a director of Thomson Reuters, and affirmatively determined (with Mr. Opperman abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. Opperman; and

•	The Board has also reviewed Director ownership of shares of TCF common stock and both series of preferred stock of TCF and affirmatively determined that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

Which Directors are Independent?

The evaluation of director independence under NYSE listing standards is based on a three-year look-back period. On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF during 2013 through 2015, the Compensation Committee and the Board each affirmatively determined in January 2016 that the following Directors or nominees have no material relationship with TCF and are considered to be independent: Ms. Grandstrand, Dr. Sullivan, and Messrs. Bell, Bieber, Bigos, Cusick, Johnson, King, Opperman, Ramstad, Sit, and Zona. All members of the Audit, BSA and Compliance, Compensation, Finance, and Risk Committees and the Risk Management Subcommittee are independent under all applicable rules (other than Mr. Winslow who serves on the BSA and Compliance, Finance, and Risk Committees and Risk Management Subcommittee). The Board determined that the following Directors are not independent: Mr. Cooper (TCF Chairman), Mr. Dahl (TCF Vice Chairman, President, and CEO), Mr. Jasper (TCF Vice Chairman and Chief Operating Officer), and Mr. Winslow (former TCF Vice Chairman, Corporate Development), because current executives and employees who have terminated their employment within the past three years are deemed to be non-independent under the NYSE standards.

Related Person Transactions

During 2015, TCF engaged in transactions in the ordinary course of business with some of its Directors and officers, and entities with which they are associated. As noted above under “What Transactions Were Considered Non-Material?”, all such transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to TCF and did not involve more than the normal risk of collectability or present other unfavorable features.

Related Person Transaction Approval Process

By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O. Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics. In practice, all other transactions between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, the Compensation Committee and the Board. All such reports are in writing and maintained with the records of the applicable committee or Board meetings. The Board and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions. The Board, or a committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its stockholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated. Any such action is reflected in the minutes of the Board or the respective committees.

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Director Compensation

TCF’s compensation of non-employee Directors in 2015, including cash and other non-cash compensation, is shown in the following table. Messrs. Cooper, Dahl, and Jasper are executive officers of TCF and do not receive any compensation for their service as Directors. Mr. Sit was elected to the Board in January 2015.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(2)(4)	($)(3)	($)
Raymond L. Barton(1)	$45,000	$44,995	$—	$89,995
Peter Bell	$80,000	$44,995	$13,000	$137,995
William F. Bieber	$60,000	$44,995	$5,000	$109,995
Theodore J. Bigos	$60,000	$44,995	$20,000	$124,995
Thomas A. Cusick	$60,000	$44,995	$10,000	$114,995
Karen L. Grandstrand	$100,000	$44,995	$19,500	$164,495
George G. Johnson	$75,000	$44,995	$20,000	$139,995
Richard H. King	$80,000	$44,995	$19,775	$144,770
Vance K. Opperman	$100,000	$44,995	$39,000	$183,995
James M. Ramstad	$60,000	$44,995	$—	$104,995
Roger J. Sit	$45,000	$45,005	$20,000	$110,005
Barry N. Winslow	$60,000	$44,995	$10,000	$114,995
Richard A. Zona	$80,000	$44,995	$35,000	$159,995
(1)	Mr. Barton forfeited his 2015 restricted stock award in connection with his retirement in April 2015.
(2)	The grant date fair value for all awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Stock Compensation.” TCF’s accounting policy for stock-based compensation is described in Notes 1 and 15 of the Notes to TCF’s Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2015. Dividends are paid on the shares at the rate generally paid to holders of TCF common stock.
(3)	This column consists of matching charitable gift contributions by TCF Foundation on behalf of Directors. The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.” Total amounts shown reflect carryovers from the prior year as follows: Mr. Opperman, $19,000, and Mr. Zona, $19,000.
(4)	Outstanding equity awards of non-employee Directors at December 31, 2015 consisted of the following:

	Number of Shares of Unvested	Market Value of
	Restricted Stock	Unvested Shares
Name	(#)(a)	($)(b)(c)
Bell	3,190	$ 45,043
Bieber	3,190	$ 45,043
Bigos	3,190	$ 45,043
Cusick	3,190	$ 45,043
Grandstrand	3,190	$ 45,043
Johnson	3,190	$ 45,043
King	3,190	$ 45,043
Opperman	3,190	$ 45,043
Ramstad	3,190	$ 45,043
Sit	3,091	$ 43,645
Winslow	3,190	$ 45,043
Zona	3,190	$ 45,043
(a)	Includes unvested restricted stock awards made on January 20, 2015 to each Director which vested on January 19, 2016, except for Mr. Sit who received 3,091 shares on January 22, 2015. Dividends are paid on the shares at the rate generally paid to holders of TCF common stock.
(b)	Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 31, 2015 of $14.12 per share.
(c)	The total grant date fair value of the stock awards made in 2015 is shown on the Director Compensation table.

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Material Information Regarding Directors’ Compensation

•	Cash compensation for each non-employee Director consists of the following:

–	Annual Retainer of $60,000 for 2015, which was increased to $70,000 for 2016;

–	An additional $20,000 annual retainer for each Committee or Subcommittee Chaired by a Director; and

–	An additional $20,000 annual retainer for the Lead Director.

•	Employee Directors (Messrs. Cooper, Dahl, and Jasper) are not compensated for service as Directors.

•	Directors Stock Grant Program (approved by stockholders):

–	Annually, each non-employee Director receives a grant of TCF common stock equal to $45,000. For any Director elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

–	The number of shares granted is determined by dividing $45,000 by the average of the high and low prices of TCF common stock on the grant date;

–	The stock grant vests annually, when the next grant is made;

–	Dividends are paid on unvested shares at the rate generally paid to holders of TCF common stock; and

–	Unvested shares will vest if a change in control occurs.

•	Non-employee Directors may defer fees and stock grants under the TCF Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) until the end of their Board service.

•	TCF offers the TCF Matching Gift Program to supplement donations made by non-employee Directors to charitable organizations of their choice up to a maximum of $20,000 annually.

•	Stock Ownership Guidelines:

–	Non-employee Directors are required to own shares of TCF common stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs);

–	All shares of TCF common stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines;

–	Directors have until the later of (i) January 16, 2017 or (ii) the fifth anniversary of their appointment to the Board to reach the applicable target ownership level; and

–	Despite not being applicable until January 16, 2017 at the earliest, all Directors satisfied the Stock Ownership Guidelines as of February 29, 2016, except for Messrs. King and Ramstad.

•	Indemnification rights are provided to Directors under TCF’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•	TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense, and TCF occasionally holds Board retreats at a remote location and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses or significant others.

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Compensation Discussion and Analysis

Executive Summary

We have developed an extensive stockholder engagement program and have received suggestions from our stockholders for improvements to some of our corporate governance practices, including some related to executive compensation. The Board appreciates receiving these suggestions and takes them very seriously, and at the Board’s direction members of TCF management meet with many of our institutional investors at least annually. The Chair of the Compensation Committee also attends some of these meetings. The feedback received from stockholders has been extremely valuable to us and informs how we structure our compensation programs.

For 2015, the CD&A provides a discussion regarding the following NEOs: William A. Cooper (Chairman and former CEO), Michael S. Jones (Executive Vice President - Consumer Banking and former CFO), Craig R. Dahl (Vice Chairman, President, and CEO), Thomas F. Jasper (Vice Chairman and Chief Operating Officer), and Thomas J. Butterfield (Executive Vice President and Chief Information Officer).

Compensation and Governance Improvements

As a result of our stockholder outreach, and in consultation with our compensation consultant, the Compensation Committee has recently made several modifications to our corporate governance and executive compensation practices. These changes include:

•	Reducing target annual cash incentive levels, while maintaining performance-based awards as the largest percentage of executive compensation, as shown below for the NEOs for 2015. The chart below for Mr. Cooper, our former CEO, does not take into account the performance-based restricted stock that was awarded to Mr. Cooper in 2014, which was made as a four-year award. For more information, see “2015 Compensation of Named Executive Officers – William A. Cooper”:

•	Issuing long-term equity awards tied to total stockholder return (“TSR”);

•	Moving to double-trigger restricted stock awards for executives so that the awards do not vest after a change in control unless the recipient’s employment is terminated;

•	Enacting an executive severance policy (the “Executive Severance Policy”) limiting the maximum benefits payable to senior executives upon termination; and

•	Adopting proxy access.

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Compensation Overview

We design our compensation to attract and retain experienced, highly qualified executives because our executives are critical to our long-term success and enhancement of stockholder value. Our compensation objectives include:

•	Attracting, rewarding and retaining highly qualified executives;

•	Linking pay to individual and Company performance, while not encouraging excessive risk-taking;

•	Balancing compensation related to short- and long-term Company performance with weighting towards long-term performance; and

•	Aligning the interests of our executives and Directors with our stockholders through long-term ownership of TCF common stock, as evidenced by the stock ownership of our NEOs and directors as of December 31, 2015 provided in the tables below. Our median non-employee Director owns more than three times the amount required, while the average Director owns more than six times the amount required.

We continually review and improve our pay practices to ensure that we: (i) drive operating performance in an ever-changing operating environment; and (ii) ensure alignment with stockholders’ interests. Our Board and Compensation Committee have carefully considered the results of the 2015 Say on Pay vote, have engaged extensively with stockholders to solicit feedback and have made adjustments as summarized above, and discussed in more detail in this CD&A.

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Below is a summary of key actions taken and 2015 results which are more fully detailed in the CD&A below:

		Realized return on average assets (“ROA”) of 1.03%, ranking us 17 of 51 among the 2015 Peer Group (defined below).
		Realized return on average tangible common equity (“ROTCE”) of 10.48%, ranking us 26 of 51 among the 2015 Peer Group.
		Increased revenue by 1.1% over 2014.
		Increased loan and lease originations by 13.1% from 2014.
Performance		Increased period-end loans and leases by 6.3% from December 31, 2014.
		Increased average deposits by 6.7% over 2014.
		Achieved strong 2015 net interest margin of 4.42%, ranking us 6 of 51 among the 2015 Peer Group, despite a continued low-rate lending environment.
		Decreased non-accrual loans and leases by 7.5% from December 31, 2014.
		Decreased provision for credit losses by 44.7% from 2014.
		Focused NEO compensation on retaining highly qualified executives as we executed a successful CEO succession plan.
		Annual cash incentive payments were 132.72% of target for the eligible NEOs, or 99.54% of base salary for Messrs. Jones, Dahl, and Jasper and 132.72% of base salary for Mr. Cooper, which represented a substantial decrease from 200% of both target and base salary for each eligible NEO in 2014 as shown below. Mr.Jones also received a supplemental award bringing his total annual cash incentive to 102.80% of his base salary as of December 31, 2015, which is also reflected in the table below. Mr. Butterfield, who joined TCF in March 2015, receiverd a 2015 annual cash incentive payment of $300,000.

2015 Compensation of Named Executive Officers

		A significant portion of 2015 NEO compensation was contingent on performance, or “at risk,” tied to financial performance metrics relative to our peers.
		Performance-based awards, including annual cash incentives and performance-based long-term incentives, accounted for 47.9% of NEO’s 2015 total compensation as disclosed in the Summary Compensation Table.
		Performance-based awards accounted for 47% of the equity awards granted to NEOs during 2015, of which 59% are tied to our three-year TSR relative to our peers.
		The Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) to be our compensation consultant.
		Continued stockholder outreach with the Chair of the Compensation Committee personally meeting with institutional investors that own approximately 42% of institutionally owned shares as of December 31, 2015.
		We include a “double trigger” in all restricted stock awards so that the awards do not vest after a change in control unless the recipient’s employment is terminated.
		We adopted an Executive Severance Policy which limits the maximum termination benefits payable in future awards to senior executives.
		We perform an annual review of compensation policies and practices as they relate to risk management.
		We follow strong, robust roles and responsibilities in establishing executive compensation, including a detailed compensation analysis, and have in place a robust planning process to establish financial and business performance metrics.
Compensation & Governance Best Practices		We maintain stock ownership guidelines and prohibit hedging transactions, such as puts, calls, short sales, futures, or other transactions that limit investment risk, in order to encourage executives to retain a significant long-term position in our common stock and thereby align their interests with the long-term interests of our stockholders.
		We structure compensation to discourage our executives from taking excessive risk,including: (i) varied and balanced performance targets, (ii) discretionary authority of the Compensation Committee to reduce award payouts, and (iii) maximum annual incentive payouts for 2015 of 200% of salary for Mr. Cooper and 150% for the other NEOs.
		We do not permit tax gross ups, hedging of our stock, or backdating or repricing of stock option awards.
Why should stockholders	1.	We continued our significant stockholder outreach to obtain feedback.
approve our Say on Pay?	2.	Our executive compensation practices were significantly modified in response to stockholder feedback and concerns.
	3.	Our incentive compensation payouts for 2015 reflect TCF’s financial performance.

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Performance

During 2015, our experienced executive team continued to lead us to improved performance, despite a very competitive lending market. We continued to expand our origination capabilities through the expansion of our national lending businesses, while managing concentration risk, using loan sales and securitizations, and funding asset growth with core retail deposits that have a very strong liquidity profile. While we experienced negative total stockholder return for 2015 due to some of the challenges that we and other financial institutions have faced, we believe that stock price performance alone was not reflective of our performance or of the performance of our management during 2015. Despite the competitive lending market and the continued low interest rate environment, during 2015 management (i) positioned TCF to succeed in a higher interest rate environment, (ii) continued the diversification of our business by expanding the auto finance business, (iii) improved credit metrics, and (iv) increased our capital and tangible book value per share. Further, since a substantial portion of the long-term incentives awarded to management in 2015 and 2016 are tied to our relative total stockholder return, the interests of management are aligned with those of the stockholders to bring improved stock price performance both in the short- and long-term. Our 2015 financial and operational performance included the following:

•	Realized ROA of 1.03%, ranking us 17 of 51 among the 2015 Peer Group. The 2015 Peer Group is defined later in this CD&A under the heading “2015 Compensation of Named Executive Officers – Peer Groups.”

•	Realized ROTCE of 10.48%, ranking us 26 of 51 among the 2015 Peer Group.

•	Increased revenue by 1.1% over 2014.

•	Increased loan and lease originations by 13.1% from 2014.

•	Increased period-end loans and leases by 6.3% from December 31, 2014.

•	Increased average deposits by 6.7% over 2014, despite increased competition.

•	Achieved strong 2015 net interest margin of 4.42%, ranking us 6 of 51 among the 2015 Peer Group, despite the continued low-rate lending environment.

•	Executed auto loan securitizations totaling $1.1 billion, resulting in net gains of $25.5 million.

•	Continued to diversify revenue sources by growing the serviced for others portfolio by $0.8 billion and growing servicing fee income by $9.8 million.

•	Decreased non-accrual loans and leases by 7.5% from December 31, 2014.

•	Decreased provision for credit losses by 44.7% from 2014.

•	Successfully executed on our planned corporate campus development consolidating six facilities and implemented other cost-saving initiatives that will continue to benefit the organization in the future.

•	Maintained prudent diversification of earning assets, with 46% Retail loans and 54% Wholesale loans and leases.

2015 Compensation of Named Executive Officers

Summary of Stockholder Engagement and Resulting Changes

Stockholder outreach is a central feature of our investor relations philosophy. TCF provides numerous opportunities for current and prospective stockholders to gain access to management through attendance at investor conferences, one-on-one in-person meetings, and telephone calls. Through these interactions, management is able to educate current and prospective investors about TCF, learn about concerns of stockholders, and provide a better understanding of our business model and philosophy. Management also gets valuable feedback from investors on topics including strategy, governance and compensation, which management takes into consideration in making future business decisions.

In 2015, TCF attended nine investor conferences, which allow for one-on-one interaction with a large number of investors in a short period of time. TCF also made three visits to specific markets which have concentrations of current or prospective investors, including California and Chicago. Operating leverage, loan and lease growth and revenue generation were the key discussion topics with investors during these conferences and meetings in 2015.

In August 2015, TCF hosted its first Investor Day since 2006, which was attended by 20 institutional investors, 16 sell-side firms, and was available to all investors via webcast. Over 20 members of TCF’s senior management team, including Vance Opperman, TCF’s Lead Director and Chair of the Compensation Committee, were in attendance. During this event, TCF announced that Craig Dahl would be its next CEO, provided an overview of strategic initiatives, and introduced investors to key members of the senior management team.

When management is not meeting in-person with investors, TCF’s Director of Investor Relations is available to investors via telephone. TCF takes great pride in providing a high level of responsiveness to all investor inquiries. In total, TCF management conducted over 200 meetings with investors in 2015, representing nearly 70% of our institutional ownership as of December 31, 2015.

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In addition to these investor meetings, the Compensation Committee engaged with certain stockholders in order to understand and address the issues raised regarding our corporate governance and compensation practices reflected in the 2015 Say on Pay vote. In order to provide stockholders with perspective on the decisions made and the process by which they were reached, the Compensation Committee felt it was important that Mr. Opperman meet personally with these stockholders.

During the course of these meetings, all but two of which were in person, Mr. Opperman spoke with institutional investors owning approximately 42% of institutionally owned shares as of December 31, 2015. Set forth below are the primary views offered by our stockholders through these meetings, and the actions the Compensation Committee has taken in response to those concerns:

Stockholder Concerns	Action Taken in Response to Stockholder Concerns
A majority of stockholders supported a stockholder proposal that we adopt proxy access to allow stockholders to nominate Directors and have the nominees included in our proxy.	We amended our Bylaws in October 2015 to provide for proxy access with the 3-year, 3% structure suggested by stockholders, which allowed aggregation for up to 20 stockholders.
A majority of stockholders supported a resolution to limit future severance agreements to 2.99 times the sum of an executive’s salary and bonus.	We enacted our Executive Severance Policy in October 2015 that limits future severance awards made to our senior executives. This policy is available on our website, and further described below under “Executive Severance Policy.”
Stockholders expressed support for the changes to our overall compensation structure enacted for 2015, but indicated that they will be focused on the compensation package for Mr. Dahl following his assumption of the CEO role.	As a result of support for the overall 2015 compensation levels expressed by stockholders, we kept annual cash and long-term incentives at the same levels for 2016. In addition, we reviewed peer data compiled by FW Cook in setting Mr. Dahl’s compensation as CEO. The Compensation Committee believes that we have set levels of compensation for Mr. Dahl that are sufficient to retain, reward and motivate him and are consistent with CEOs at peer organizations. See “Enhancements to Pay Alignment” below for further discussion.
Pay for Performance – Stockholders continued to express concerns regarding the disconnect between performance as measured by our incentives and stockholder returns.	The Compensation Committee determined that one of the best ways to further strengthen the alignment of executive compensation goals with stockholder returns was to make executives’ performance-based long-term equity awards vest based on TCF’s three-year TSR performance relative to our peer group. As discussed below under “Key 2015 and Early 2016 Compensation Events”, the 2015 MIP was based on our relative ROA and ROTCE. Our ROA and ROTCE ranked 17th and 26th of 51 companies among the 2015 Peer Group (defined below under “Peer Groups”). As a result, each eligible NEO received an annual cash incentive of 132.72% of target, or 99.54% of base salary for Messrs. Jones, Dahl, and Jasper and 132.72% of base salary for Mr. Cooper. Mr. Jones also received a supplemental award bringing his total annual cash incentive to 102.80% of his base salary as of December 31, 2015. Our above median ROA performance and median ROTCE performance resulted in above target awards for each eligible NEO. Mr. Butterfield, who joined TCF in March 2015, received a 2015 annual cash incentive payment of $300,000. When evaluating 2015 MIP award payments and the 2015 award to Mr. Butterfield, the Compensation Committee also considered our performance during 2015 (see “Performance” above) and the individual performance of each NEO discussed in the CD&A.

We believe that these changes address the major concerns expressed by stockholders regarding our compensation practices and incorporate current compensation and governance best practices. Additionally, the following changes were made in recent years in response to stockholder concerns:

•	All equity awards granted after January 1, 2015 now include a “double trigger,” such that the award will not vest in connection with a change in control unless the executive’s employment is terminated without cause within one year thereof.

•	Annual cash incentives beginning in 2015 were revised from prior years to decrease the maximum payout as a percentage of base salary from 200% to 150% for NEOs other than Mr. Cooper, and to base the awards on performance metrics (ROA and ROTCE) relative to TCF’s peers that are widely used and tracked in the industry and demonstrate efficient use of capital.

•	Long-term incentives beginning in 2015 were revised from prior years to provide for an annual formulaic award based on a percentage of the NEO’s base salary, with half of the target award time-based and half performance-based.

•	Long-term incentives beginning in 2015 were also revised from prior years to align them more closely with the interests of stockholders, with half of the target award based on our total stockholder return relative to our peers over the three-year performance period.

•	Mr. Cooper’s employment agreement was amended to eliminate lump sum payments as a result of termination by Mr. Cooper for Good Reason if he is not elected Chairman.

•	In January 2015, the Board approved amendments to our Certificate of Incorporation and Bylaws to provide stockholders with the right to call a special meeting at the request of at least 25% of our common stock.

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Enhancements to Pay Alignment

Our commitment to listening and responding to stockholder concerns regarding equity compensation is evidenced by the compensation package implemented for our new CEO, Craig Dahl, as well as other changes the Compensation Committee made to our executive compensation programs. Mr. Dahl’s annual salary is $850,000, whereas Mr. Cooper, our previous CEO, received an annual salary of $1.5 million due to his long tenure as CEO with TCF. Further, Mr. Dahl’s maximum annual cash incentive potential is $1.7 million, whereas Mr. Cooper’s maximum annual cash incentive potential was $3.0 million. Additionally, the Compensation Committee established a new formula-based long-term incentive structure with annual target awards based on a percentage of an NEO’s base salary in response to stockholders concerns regarding one-time “mega” grants. Under the new long-term incentive structure, 50% of each NEO’s target long-term incentive compensation is based on TCF’s three-year relative TSR performance.

The Compensation Committee believes these and other changes made to TCF’s executive compensation programs in 2015 and 2016 are responsive to stockholder concerns and bring TCF’s executive compensation more in line with our performance and with the interests of stockholders.

Primary Elements of Compensation

The Compensation Committee uses several components to achieve its compensation goals, including base salary, annual cash incentives and long-term incentives. These elements are designed to reward individual performance, achievement of our financial and business goals, and the creation of stockholder value. This balanced use of the various elements provides short-and long-term incentives to executives for individual and company performance while not encouraging excessive risk-taking within the organization. The Compensation Committee believes that above average Company performance should be rewarded through the use of variable elements of compensation such as annual cash incentives and stock awards. The Compensation Committee utilizes multiple performance goals to discourage NEOs from becoming overly focused on a single measure of performance. The Compensation Committee compares levels of base salary, annual cash incentives, long-term incentives and aggregate total compensation with those of our peers. The Compensation Committee reviews executive compensation at least annually in light of its compensation objectives.

Compensation
Component	Objective	Determination
Base Salary	A fixed component that is intended to provide a competitive level of compensation necessary to attract and retain highly qualified executives.	The Compensation Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant. The Compensation Committee reviews the base salaries of the NEOs both: (i) in the aggregate, as compared to the aggregate amounts paid to named executive officers at each peer group company; and (ii) individually, as compared to the named executive officer at each peer group company with the same relative pay ranking or position.
Annual Cash Incentive	Designed to reward NEOs for achieving short-term financial objectives that the Compensation Committee believes will have a long-term financial impact on stockholder value.	Annual cash incentive awards are contingent upon TCF and/or individuals achieving predetermined performance goals. The performance goals are based on one or more performance criteria chosen by the Compensation Committee from a list of measures approved by our stockholders.
Long-Term Incentive	Designed to reward NEOs for stockholder value creation and to align the interests of executives with those of our stockholders, and to retain and motivate talented executives. Long-term incentives are equity-based and are provided under stockholder-approved plans which permit us to grant a variety of equity-based awards, including restricted stock, restricted stock units, and stock options, although stock options have not been granted since 2008.	In 2015, the Compensation Committee transitioned to a formula-based approach to long-term incentive compensation that is further described below under “Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives.” The size, form and performance criteria, if any, of long-term incentive awards is determined by the Compensation Committee based on a number of factors, including its evaluation of market practice, base salary, length of service, responsibilities of the executive, ownership of TCF common stock and quantity, amount, and vesting schedule of previous grants.

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Other Forms of Compensation

Retirement and Other Benefits

The Compensation Committee believes that benefits are an important aspect of our ability to attract and retain quality employees, and believes our benefits programs are consistent with market practices based on its review of industry peers and other local employers. Each NEO generally has access to the benefits provided to all full-time employees, including the TCF Employees Stock Purchase Plan (“ESPP”). Standard benefits received by each NEO as a full-time employee have no impact on the amount of other elements of compensation awarded to the NEO.

ESPP and ESPP-Supplemental Plan

Our ESPP offers matching contributions made after the employee’s first year of service. The plan qualifies as an employee stock ownership plan and qualified tax or deferred compensation plan (“401(k) Plan”) under the Code. In combination with the ESPP-Supplemental Plan described below, each NEO may contribute the same percentage of pay and receive the same match percentage as any employee.

The Code limits the amount of employee contributions and Company matching contributions under the ESPP for certain individuals, including each NEO. The ESPP-Supplemental Plan, a nonqualified supplemental plan approved by stockholders in 2006, was created to address these limitations. For the approximately 261 participants as of January 31, 2016, all amounts contributed over the ESPP Plan limit are credited to the ESPP-Supplemental Plan, the operation of which generally mirrors the ESPP. All employee matching contributions in the ESPP-Supplemental plan are invested in TCF common stock, which cannot be sold until the participant’s employment with TCF terminates. The Compensation Committee believes the ESPP-Supplemental Plan is an important tool to allow executives to acquire more shares and further align the interests of executives with those of our stockholders.

Pension Benefits

We froze our pension plan in 2004 and discontinued further pay credits in 2006. Pension benefits are disclosed below in the “Pension Benefits in 2015” table and described in the narrative following that table.

Insurance Benefits

NEOs are eligible for the same group medical, dental, disability, life insurance and other similar benefits that are generally available to our full-time employees.

Perquisites

Perquisites received by NEOs include use of Company-owned or leased automobiles, club memberships, executive physicals, incentive trips, and tax return preparation. Mr. Cooper and Mr. Dahl each receive personal use of our airplane. Mr. Dahl may also approve personal use of our airplane by other NEOs on a case-by-case basis. The purpose of these perquisites is to provide additional benefits, reduce security risks, and enhance scheduling and efficient use of the NEOs’ time. The Compensation Committee reviews the perquisites of the NEOs and other officers annually.

NEO Pay Determinations

In overseeing executive compensation, the Compensation Committee seeks to construct a compensation structure that will attract and retain highly qualified personnel in this competitive employment environment by providing compensation that is competitive relative to those companies with which TCF competes for executive talent.

The Compensation Committee considers overall performance in areas of scope of responsibility, management and communication skills, department objectives, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results. Taking the CEO’s recommendations into consideration, the Compensation Committee establishes base salary levels, annual cash incentive amounts and long-term incentive awards, if any, for each NEO other than the CEO. A similar process is followed by the Compensation Committee in determining the compensation for the CEO. While the Compensation Committee uses competitive market data as a reference point when setting each component of compensation and target compensation levels, the Compensation Committee ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executive officers, including the NEOs, and generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives using data provided by its compensation consultant and other sources, as appropriate. The Compensation Committee believes strongly that there should be a relationship between the compensation paid to each NEO and TCF’s performance. In measuring 2015 performance, the Compensation Committee utilized the following performance metrics: ROA, ROTCE, and TSR (as defined under “Compensation Overview”).

In July 2015, the Compensation Committee retained FW Cook, which it first determined to be independent from TCF, to be its independent executive compensation consultant. FW Cook reports directly to the Compensation Committee, which retains the sole authority to hire or terminate FW Cook, approve its professional fees, determine the nature and scope of services, and evaluate performance. Representatives of FW Cook attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings. The Compensation Committee makes all final decisions with respect to compensation matters. FW Cook has been and will only be engaged for compensation-related services performed for the Compensation Committee.

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Analysis of Tools the Compensation Committee Uses

During 2015, the Compensation Committee used an analysis of peer group compensation, a realizable pay and performance alignment analysis, an incentive compensation risk assessment and tally sheets to determine whether the objectives of our executive compensation program are being met, and also took into consideration a perquisite report and total TCF common stock ownership data. The Compensation Committee reviewed the analyses to ensure that the compensation of each NEO sufficiently depends on our relative financial performance, and made adjustments to compensation as it deemed appropriate.

Compensation Competitiveness Analysis

In early 2015, the Compensation Committee engaged Willis Towers Watson to review executive compensation at the companies in the 2015 Peer Group. The analysis presented compensation data from three primary perspectives: (i) proxy data from a select peer group by functional responsibilities (e.g., CFO); (ii) proxy data from a select peer group by pay rank; and (iii) survey data by functional responsibilities. The analysis covered all facets of compensation, and also compared TCF’s recent financial performance with that of our peers.

Realizable Pay and Performance Alignment Analysis

The Compensation Committee also engaged Willis Towers Watson to perform a realizable pay and performance alignment analysis. The analysis compared TCF against the 2015 Peer Group to graphically display the pay-for-performance relationship for each. The analysis considered different measures of performance over the three-year period ended December 31, 2014, including: TSR, ROA, ROTCE, and pre-tax, pre-provision ROA. Realizable pay was defined as actual cash compensation earned plus equity compensation that was or could have been realized calculated over the three-year period ended December 31, 2014.

Incentive Compensation Risk Assessment

The Compensation Committee annually reviews an incentive compensation risk assessment of TCF’s incentive compensation plans performed by TCF’s Incentive Compensation Risk Officer. The purpose of the assessment is to: (i) identify any inherent material risks, (ii) identify individuals with significant influence over those risks (each, a “covered employee”), and (iii) review TCF’s incentive compensation plans to determine whether they incentivize inappropriate risk taking. The assessment for 2015 concluded that TCF’s incentive compensation plans do not incentivize inappropriate risk taking.

Tally Sheets

The Compensation Committee reviews tally sheets annually to determine the total compensation that each NEO would receive in the event of various termination and change in control scenarios, and include amounts that would be paid to each NEO under employment agreements and outstanding equity award agreements.

Peer Groups

The 2015 Peer Group consists of all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30, 2014 that reported at least one quarter of fiscal 2015 earnings results by January 31, 2016. The 2016 Peer Group will consist of all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30, 2015 that report a full year of fiscal 2016 earnings results by February 15, 2017. A breakdown of our peer groups is shown below, along with changes year over year.

Companies in Both 2015 and 2016 Peer Groups
• Associated Banc-Corp	• First National of Nebraska, Inc.	• Prosperity Bancshares, Inc.
• Astoria Financial Corporation	• First Niagara Financial Group, Inc.	• Signature Bank
• BancorpSouth, Inc.	• F.N.B. Corporation	• SVB Financial Group
• Bank of Hawaii Corporation	• Fulton Financial Corporation	• Synovus Financial Corp.
• BankUnited, Inc.	• Hancock Holding Company	• Texas Capital Bancshares, Inc.
• BOK Financial Corporation	• IBERIABANK Corporation	• TFS Financial Corporation
• Cathay General Bancorp	• International Bancshares Corporation	• Trustmark Corporation
• Central Bancompany, Inc.	• Investors Bancorp, Inc.	• UMB Financial Corporation
• Commerce Bancshares, Inc.	• MB Financial, Inc.	• Umpqua Holdings Corporation
• Cullen/Frost Bankers, Inc.	• New York Community Bancorp, Inc.	• United Bankshares, Inc.
• East West Bancorp, Inc.	• Old National Bancorp	• Valley National Bancorp
• EverBank Financial Corp	• PacWest Bancorp	• Washington Federal, Inc.
• First BanCorp	• People’s United Financial, Inc.	• Webster Financial Corporation
• First Citizens BancShares, Inc.	• Popular, Inc.	• Western Alliance Bancorporation
• First Horizon National Corporation	• PrivateBancorp, Inc.	• Wintrust Financial Corporation
• FirstMerit Corporation

Changes to 2016 Peer Group
Subtractions	Additions
• City National Corporation (merged)	• Flagstar Bancorp, Inc.
• First Republic Bank (increased assets)	• Hilltop Holdings, Inc.
• Hudson City Bancorp (merged)	• Sterling Bancorp
• Susquehanna Bankshares, Inc. (merged)

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Our total assets as of September 30, 2015 fall slightly above the median of the 2016 Peer Group, as shown below:

Key 2015 and Early 2016 Compensation Events

All key decisions by the Compensation Committee regarding executive compensation for 2015 were made following the extensive 2014 stockholder outreach, but prior to the 2015 Say on Pay vote. During 2015 and early 2016, the Compensation Committee took the following actions which are further detailed below:

•	Made significant changes to our executive compensation practices for 2015 as a result of stockholder feedback, including reducing maximum annual cash incentive awards for the NEOs other than Mr. Cooper to 150% of base salary and basing 50% of target long-term incentives on TCF’s three-year TSR compared with our peers;

•	Did not make a long-term incentive award to Mr. Cooper in 2015 because the 2014 performance-based restricted stock award was intended to serve as compensation through the end of his employment agreement in December 2017;

•	Granted long-term incentive awards in 2015 to Messrs. Dahl, Jasper and Jones equal to 125% of base salary at target performance, consisting of 50% time-based restricted stock and 50% performance-based restricted stock units (“RSUs”);

•	Increased the annual base salary for Mr. Jones to $500,000 annually in April 2015, increased his 2015 MIP opportunity based on his increased base salary, and granted him 50,000 shares of time-based restricted stock and 50,000 shares of performance-based restricted stock, and an additional 5,250 performance-based RSUs in light of his exemplary service to TCF and as a means of retention;

•	Granted 25,000 shares of time-based restricted stock to Mr. Butterfield who was not then an NEO;

•	In January 2016, in connection with additional duties assumed as part of TCF’s realignment, the Compensation Committee increased the base salary for Mr. Jones to $550,000 annually; and

•	For 2016, the Compensation Committee retained the same compensation structure and metrics as were used used for 2015.

2015 Annual Cash Incentive

In January 2015, the Compensation Committee approved the 2015 Management Incentive Plan (“MIP”), effective for services beginning on January 1, 2015 for certain executives, including each NEO other than Mr. Butterfield who was not eligible because he joined TCF in March 2015. Under the 2015 MIP, the eligible NEOs, other than Mr. Cooper, were eligible to receive an annual cash incentive award not to exceed 150% of base salary based on the achievement of performance goals described below. Mr. Cooper, who did not receive a long-term incentive award for 2015, was eligible to receive an annual cash incentive award not to exceed 200% of his base salary. In April 2015, in connection with an increase in base salary, the Compensation Committee awarded Mr. Jones a supplemental award to bring his total annual cash incentives opportunity in line with his increased base salary.

The Compensation Committee, with input from Willis Towers Watson, selected relative ROTCE (return on average tangible common equity) and relative ROA (return on average assets) as the performance criteria because they are commonly used by stockholders and investment professionals when making investment decisions and evaluating our performance with that of our peers. Each performance goal represents 50% of the total award and each is evaluated independently of the other. The Compensation Committee believes that these performance goals measure the key operational performance metrics of TCF against the 2015 Peer Group. The Compensation Committee believes that measuring performance relative to peers which are of similar size and subject to similar macroeconomic factors and regulatory requirements provides better insight into management performance.

The Compensation Committee established threshold, target and maximum targets and corresponding award opportunities for the eligible NEOs expressed as a percentage of base salary paid during the fiscal year, as follows:

	Payout as a Percentage		Payout as a Percentage		Payout as a Percentage
	of Base Salary – ROTCE		of Base Salary – ROA		of Base Salary –Total
	Eligible NEOs		Eligible NEOs		Eligible NEOs		Payout as a
	(other than		(other than		(other than		Percentage of
	Mr. Cooper)	Mr. Cooper	Mr. Cooper)	Mr. Cooper	Mr. Cooper)	Mr. Cooper	Target
Threshold	18.75%	25%	18.75%	25%	37.5%	50%	50%
Target	37.50%	50%	37.50%	50%	75.0%	100%	100%
Maximum	75.00%	100%	75.00%	100%	150.0%	200%	200%

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The Compensation Committee may reduce or eliminate the annual cash incentive award for each executive in its discretion, which could include its subjective evaluation of our performance relative to the 2015 Peer Group or our relative TSR, as well as evaluation of each NEO’s individual performance and risk management considerations.

Under the 2015 MIP, participants were eligible to receive annual cash incentive awards (i) not to exceed 150% of base salary for the eligible NEOs other than Mr. Cooper and (ii) not to exceed 200% of his base salary for Mr. Cooper based on the following performance criteria:

•	ROTCE: Each participant was eligible to receive a cash incentive of an amount determined as follows:

–	Threshold payout if our ROTCE for 2015 was at the 35th percentile of the 2015 Peer Group (defined below);

–	Target payout if our ROTCE for 2015 was at the 50th percentile of the 2015 Peer Group; or

–	Maximum payout if our ROTCE for 2015 was at or above the 80th percentile of the 2015 Peer Group.

•	ROA: Each participant was eligible to receive a cash incentive of an amount determined as follows:

–	Threshold payout if our ROA for 2015 was equal to 80% of the average ROA of the 2015 Peer Group for 2015;

–	Target payout if our ROA for 2015 was equal to the average ROA of the 2015 Peer Group for 2015; or

–	Maximum if our ROA for 2015 was equal to or above 120% of the average ROA of the 2015 Peer Group for 2015.

For results between payout levels, the payout was interpolated in a linear fashion, as shown below:

Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for ROTCE and ROA at median or average levels as it did not want to encourage excessive short-term risk taking by our NEOs by overweighting short-term performance at the expense of our long-term growth and performance.

ROTCE for 2015 was at the 50th percentile, resulting in target payout, and ROA for 2015 was equal to 113% of the average ROA of the 2015 Peer Group, resulting in a payout between target and maximum. As a result, Messrs. Dahl, Jasper, and Jones received 2015 MIP awards of 99.54% of base salary and Mr. Cooper received 132.72% of base salary. Mr. Jones also received a supplemental award granted in April 2015 bringing his annual cash incentive to 102.80% of his base salary as of December 31, 2015.

In connection with the long-term incentives discussed below, the Compensation Committee believes that its compensation plan provides balanced incentives between short- and long-term metrics without promoting excessive short-term risk taking.

In lieu of participating in the 2015 MIP, Mr. Butterfield received a guaranteed minimum annual cash incentive of one-half of his base salary, with the opportunity to earn up to a maximum of 100% of his base salary in connection with his offer of employment. Based on his performance, Mr. Butterfield was awarded an annual cash incentive of $300,000.

2015 Long-term Incentives

The Compensation Committee responded in 2015 to concerns raised by stockholders by making changes to many aspects of its compensation. The Compensation Committee determined that the target long-term incentive opportunity for the NEOs other than Messrs. Cooper and Butterfield would equal 125% of base salary and would consist of 50% time-based restricted stock vesting pro-rata over three years and 50% performance-based RSUs. The Compensation Committee determined the size of the awards with a view to putting more weight on long-term incentive awards that would further align stockholder interests with those of the NEOs. The time-based restricted stock will vest on January 1, 2016, 2017, and 2018. All unvested shares will also vest if the executive’s employment is terminated within one year following a “change in control.” All unvested shares will be forfeited upon termination of employment for any other reason.

In lieu of this, Mr. Butterfield, who joined TCF in 2015 received 25,000 shares of time-based restricted stock in connnection with his offer of employment and discussed further below under “Thomas J. Butterfield.” Because of the 2014 grant provided to Mr. Cooper, he did not receive a long-term incentive award.

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For the performance-based RSUs granted to Messrs. Dahl, Jasper, and Jones, the Compensation Committee established threshold, target, and maximum targets, and corresponding vesting opportunities expressed as a percentage of base salary:

	Payout as a	Payout as a
	Percentage of	Percentage of
	Base Salary	Target
Threshold	31.25%	50%
Target	62.50%	100%
Maximum	93.75%	150%

The performance goal for the performance-based RSUs granted in January 2015 is our TSR over the three-year performance period ending December 31, 2017 compared to our 2015 Peer Group, excluding peers which do not remain publicly traded for the full three-year performance period. The Compensation Committee, with input from Willis Towers Watson, selected relative TSR as the performance metric because it is a direct measure of stockholder value creation which will increase the alignment of executive and stockholder interests, and was recommended by stockholders during TCF’s engagement process.

The performance-based RSUs will vest as follows:

•	Threshold payout if our TSR for the performance period is at the 25th percentile of the 2015 Peer Group for the performance period;
•	Target payout if our TSR for the performance period is at the 50th percentile of the 2015 Peer Group for the performance period; or
•	Maximum payout if our TSR for the performance period is at or above the 75th percentile of the 2015 Peer Group for the performance period.

For results between payout levels, the payout will be interpolated in a linear fashion, as shown below:

For levels below threshold, no units will vest. Given the heavily regulated nature of the banking industry and regulatory focus on the impact of executive compensation on organizational risk, the Compensation Committee determined that it was prudent to set the target payout levels for our three-year TSR at the median level as it did not want to encourage excessive short-term risk taking by these NEOs by overweighting three-year performance at the potential expense of our long-term growth and performance.

As discussed below under “Michael S. Jones,” Mr. Jones received a supplemental award of performance–based RSUs in April 2015 in connection with an increase to his base salary. The supplemental award will also vest based on TCF’s relative TSR, excluding peers which do not remain publicly traded for the full three-year performance period. The performance period for the supplemental award is the three-year period ending on March 31, 2018. Mr. Jones also received grants in April 2015 of time- and performance-based restricted stock described more fully under “Michael S. Jones.”

Following a “change in control” (as defined in the award agreement), all unvested shares will only vest if there is a qualifying termination of employment. The shares of restricted stock, both time - and performance–based, and performance-based RSUs are not entitled to dividends until they vest.

Looking Forward: 2016 Annual Cash Incentive

For 2016, the Compensation Committee again set annual cash incentive awards at the same level for the CEO and for each of the eligible NEOs as were set in 2015. For 2016, the Compensation Committee, with input from FW Cook, determined that relative ROA and relative ROTCE remain the best metrics to measure TCF’s financial performance.

Looking Forward: 2016 Long-Term Incentives

For 2016, the Compensation Committee again set long-term incentive awards at the same levels, vesting, and with the same targets (in the case of the performance-based component) used in 2015 for each eligible NEO other than Mr. Dahl, who became CEO on January 1, 2016. The Compensation Committee, with input from FW Cook, determined that relative TSR remains the best metric to measure TCF’s financial performance. In connection with his promotion to CEO, the Compensation Committee determined that it was appropriate to reward Mr. Dahl with a larger target long–term incentive opportunity, which it set at 162% of his base salary as of January 1, 2016. In all other respects, including the percentage that is time- and performance-based, relative TSR levels set, and the interpolation between levels, Mr. Dahl’s award corresponds to that of the other NEOs.

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William A. Cooper

During 2015, Mr. Cooper served as Chairman and CEO and effective January 1, 2016 now serves as Chairman of the Board and remains a TCF employee in order to ensure an effective transition to Mr. Dahl as CEO. Mr. Cooper’s key 2015 accomplishments and related compensation are provided below:

Key Accomplishments
Effectively led the orderly CEO transition to Craig Dahl
Continued to develop second level of management to ensure successful succession
Continued the increased investment in risk management functions across the enterprise

2015 Compensation
Base Salary	$ 1,500,000
Annual Cash Incentive	$ 1,990,777
Restricted Stock	—
Total Compensation	$ 3,490,777
% Performance-Based	57.0%

Mr. Cooper guided TCF during 2015, his final year as CEO, to a year marked by strong loan and lease originations and strong loan growth, a focus on continued diversification of both revenue and earning assets, one of the highest net interest margins in the industry and continued strong credit quality, particularly in our national lending businesses.

In 2014, the Compensation Committee granted Mr. Cooper 500,000 shares of performance-based restricted stock intended to serve as long-term performance-based equity compensation to ensure his retention for the four years remaining on his employment agreement, and to reward exemplary performance. Since the performance goal has been achieved, the award will vest pro-rata on January 1, 2017 and 2018, subject to his continued employment until that time.

The Compensation Committee felt that it was critical to ensure Mr. Cooper’s presence with the organization during our CEO transition in order to ensure our continuing positive momentum. Given Mr. Cooper’s nearly 30 years of service as Chairman of TCF Financial since 1987, the Board felt that a two-year transition period was warranted to provide us with stability in leadership of the Board while Mr. Dahl transitions into his new role as CEO. Given that Mr. Dahl’s experience has been primarily focused on TCF’s wholesale banking business, the Board also felt that the two-year transition period was merited to allow Mr. Cooper to provide Mr. Dahl with continued mentoring and guidance relating to all areas of TCF’s business and administrative operations as he adjusts to his new role. While Mr. Cooper will remain involved in Board matters as Chairman, his involvement in the day to day operations of TCF will be focused to certain topics at the request of Mr. Dahl. In addition, in determining the value of a two-year continuation of Mr. Cooper’s employment to stockholders, the Compensation Committee took into account the fact that while Mr. Cooper remains employed by TCF he is ineligible to receive compensation for his service as a Director.

As shown in the table below, the Compensation Committee anticipates that during 2016 and 2017 Mr. Cooper will receive his $500,000 base salary and will not be a participant in the annual cash incentive plan awarded to certain NEOs. The Compensation Committee also does not expect to make any further equity grants to Mr. Cooper, nor will Mr. Cooper receive any severance upon the natural expiration of his employment agreement on December 31, 2017. In the event that Mr. Cooper’s employment is terminated prior to December 31, 2017, he would be eligible for severance as set forth under his employment agreement which was entered into prior to adoption of the Executive Severance Policy and similar to that set forth under “Executive Compensation – Potential Payments Upon Termination or Change in Control,” however, the Compensation Committee does not anticipate that Mr. Cooper’s employment will be terminated prior to December 31, 2017. If, for any reason, a new severance agreement was necessary, the Executive Severance Policy would be adhered to.

Mr. Cooper’s total direct compensation for the four year period ending December 31, 2017, both actual and with his 2014 performance-based restricted stock award evenly distributed over the four year period, are shown below:

For more information regarding Mr. Cooper’s employment agreement, see “Executive Compensation – Employment Agreements.”

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Craig R. Dahl

Mr. Dahl became the CEO effective January 1, 2016. During 2015, Mr. Dahl’s responsibilities as Vice Chairman and President included direct oversight of all aspects of TCF’s national lending businesses, as well as oversight over branch banking, operations and information technology. His key accomplishments in 2015 and related compensation are provided below:

Key Accomplishments
Continued to build out loan origination and loan sale capabilities across consumer platforms
Further diversified our revenue by growing servicing fee income and gains on sales and securitizations of loans
Maintained asset yields superior to peers in this low rate and highly competitive environment
Continued to develop our talent management function
Hired new Chief Information Officer and led reorganization of TCF’s IT Department

2015 Compensation
Base Salary	$ 650,000
Annual Cash Incentive	$ 647,003
Restricted Stock(1)	$ 801,525
Total Compensation	$ 2,098,528
% Performance-Based	50.2%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2015 and valued at the grant date fair value.

When determining Mr. Dahl’s compensation, the Compensation Committee took into consideration Mr. Dahl’s role in the succession process, including his election to President and later to CEO, and as a result the Compensation Committee believed it was important to place his compensation at a level commensurate with his responsibilities and experience. In early 2015, the Compensation Committee approved a base salary increase to $650,000 for Mr. Dahl, which it determined was appropriate in light of his additional responsibilities for oversight over branch banking, operations and information technology beginning in July 2014. Following his election as CEO, the Compensation Committee entered into a new employment agreement with Mr. Dahl effective January 1, 2016, which set his salary at $850,000. As shown below, the Compensation Committee set Mr. Dahl’s 2016 target compensation at a level that is slightly above the low end of the market range and under the 2015 CEO competitive median, which is also reflective of the responsiveness of the Compensation Committee and the Board to stockholder concerns regarding executive compensation. Further, as a result of strong internal talent development, the Board was able to successfully manage the succession planning process without having to incur potentially substantial costs related to new-hire and make-whole equity awards generally required to attract an outside CEO.

For information regarding Mr. Dahl’s 2015 long-term incentive awards, see “Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives” in this CD&A. For information regarding Mr. Dahl’s employment agreement, see “Executive Compensation – Employment Agreements.”

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Thomas F. Jasper

Mr. Jasper became Vice Chairman and Chief Operating Officer on January 1, 2016 with responsibility over TCF’s functional support areas, including finance, operations, corporate development, legal, human resources, talent management and investor relations. During 2015, Mr. Jasper’s areas of responsibility in 2015 included the retail banking network, retail lending and commercial banking as well as corporate operations including information technology. His key accomplishments in 2015 and related compensation are provided below:

Key Accomplishments
Effectively led our Funding segment to maintain adequate levels of liquidity and efficiently grew deposits to support loan growth
Combined net income of the business units overseen by Mr. Jasper exceeded original 2015 plan projection
Executed on enhancements to Retail Lending that improved operational effectiveness in multiple areas
Effectively recruited and transitioned a new leader for Commercial Banking

2015 Compensation
Base Salary	$ 550,000
Annual Cash Incentive	$ 547,464
Restricted Stock(1)	$ 678,203
Total Compensation	$ 1,775,667
% Performance-Based	50.2%

(1)	Represents time-based restricted stock and performance-based RSUs granted during 2015 and valued at the grant date fair value.

When determining Mr. Jasper’s compensation, the Compensation Committee took into consideration the fact that Mr. Jasper is a key member of the executive team with extensive experience in all aspects of TCF’s business, including having worked for the lending businesses, led Retail Banking, and served as TCF’s Chief Financial Officer. As a result of his importance to our future, the Compensation Committee believed it was important to place Mr. Jasper’s compensation at the higher end of the peer range for similar roles in order to ensure his retention.

For information regarding Mr. Jasper’s 2015 long-term incentive awards, see “Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives” in this CD&A.

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Michael S. Jones

Mr. Jones became Executive Vice President, Consumer Banking on January 1, 2016 with responsibility over all consumer-facing business lines, including retail banking, retail lending and auto finance. During 2015, Mr. Jones’ areas of responsibility included all areas of finance, as well as financial and regulatory reporting, treasury, legal, tax, investor relations and corporate development. His key accomplishments in 2015 and related compensation are provided below:

Key Accomplishments
Developed strong talent to enable succession planning process
Executed our first interest rate swap to take advantage of the current interest rate environment
Accessed the capital markets to support asset growth via subordinated debt issuance
Managed to strong levels of asset and liability liquidity
Continued to develop our auto securitization program with three securitizations completed in 2015

2015 Compensation
Base Salary(1)	$ 468,750
Annual Cash Incentive	$ 514,018
Restricted Stock(2)	$ 2,006,074
Total Compensation	$ 2,988,842
% Performance Based	52.2%

(1)	Represents pro-rated annual salary as a result of his April 2015 salary increase.

(2)	Represents time- and performance-based restricted stock and performance-based RSUs granted during 2015 and valued at the grant date fair value.

In early 2015, the Compensation Committee approved a base salary increase to $375,000 for Mr. Jones. In 2015, the Compensation Committee considered an analysis performed by its compensation consultant that indicated that the base salary and overall compensation of Mr. Jones was below average. On April 22, 2015, the Compensation Committee approved a base salary increase for Mr. Jones to $500,000, an increased 2015 MIP opportunity based on increased base salary, a grant of 50,000 shares of restricted stock which will vest in full on April 1, 2018, a grant of 50,000 performance-based restricted stock that will vest if TCF achieves an average ROA of 1.20% for a four consecutive quarter period prior to April 1, 2021, and 5,250 performance-based RSUs with vesting for the three-year period ending March 31, 2018 corresponding to the performance conditions of the performance-based RSUs described above under “Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives.” A pro-rata portion of the time-based restricted stock will vest if Mr. Jones dies, retires, or becomes “disabled” as defined under Section 409A of the code. All unvested shares will also vest if Mr. Jones is terminated within one year following a “change in control” (as defined in the award agreement). All unvested shares will be forfeited upon termination of employment for any other reason. The shares of restricted stock are not entitled to dividends until they vest. The Compensation Committee believed that these awards were important to retain Mr. Jones given his key leadership role in numerous recent TCF initiatives and his importance to the future of TCF.

In January 2016, the Compensation Committee approved a base salary increase for Mr. Jones to $550,000 in connection with the additional duties that he assumed as part of TCF’s realignment.

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Thomas J. Butterfield

Mr. Butterfield’s responsibilities as Executive Vice President and Chief Information Officer, reporting to Mr. Dahl, included responsibility for enterprise-wide information technology. His key accomplishments in 2015 and related compensation are provided below:

Key Accomplishments
Successfully optimized data center resources resulting in significant enterprise savings.
Delivered all necessary IT support for numerous improvements to customer experience, including new branding launch, instant issue debit cards, and remote capture for commercial customers.
Created operating efficiencies resulting in favorable variance to full-year IT budget while improving service levels.
Restructured IT function to consolidate multiple IT teams and centralize expertise.

2015 Compensation
Base Salary(1)	$ 281,250
Annual Cash Incentive	$ 300,000
Restricted Stock(2)	$ 370,494
Total Compensation	$ 951,744
% Performance-Based	31.5%

(1)	Represents pro-rated annual salary of $375,000 as a result of his March 30, 2015 hire date.

(2)	Represents time-based restricted stock granted during 2015 and valued at the grant date fair value.

As an inducement to join TCF, the Compensation Committee granted to Mr. Butterfield 25,000 shares of restricted stock in March 2015. The award will vest in full on April 1, 2020. All unvested shares will also vest if Mr. Butterfield’s employment is terminated within one year following a “change in control” (as defined in the award agreement). In addition, a pro-rata portion will vest if Mr. Butterfield dies, retires, or becomes “disabled” as defined under Section 409A of the Code. All unvested shares will be forfeited upon termination of employment for any other reason. The shares of restricted stock are not entitled to dividends until they vest. The size of the award was subjectively determined by the Compensation Committee, with input from Mr. Cooper, based on its consideration of several factors, including TCF’s desire to induce Mr. Butterfield to join TCF and to retain him for an extended term.

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Compensation & Governance Best Practices

Recovery (“Clawback”) of Performance-Based Compensation

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct. The Audit Committee is responsible for determining whether annual cash incentive or long-term incentive compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement. The employment agreements of Messrs. Cooper and Dahl set forth their obligations to comply with these provisions of Sarbanes-Oxley, if applicable.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) required the SEC to issue rules that require all public companies to adopt additional mandatory clawback policies to recover any incentive-based compensation paid to current and former executive officers based on financial information that was subsequently required to be restated due to material noncompliance with any financial reporting requirements. In 2015 the SEC issued proposed rules, however there are a number of areas addressed by the proposed rules that require clarification and will likely result in material changes from the proposed rule issued. As a result, the Compensation Committee believes it is appropriate to await comprehensive final rules and subsequent changes to the NYSE listing standards before it adopts a clawback policy. In connection with Mr. Dahl’s new employment agreement, the Compensation Committee required that Mr. Dahl be obligated to comply with these provisions of Dodd-Frank, when applicable.

Compensation Policies and Practices as They Relate to Risk Management

On an annual basis, the Compensation Committee performs a review of our incentive compensation policies and practices for senior executive officers and others, individually or in the aggregate, who may have the potential to expose us to material levels of risk. The Compensation Committee bases this review in part on an analysis of such compensation arrangements by our incentive compensation risk officer. The analysis and the Compensation Committee’s review consider, among other things, the balance between short-term and long-term components of incentive compensation for the senior executive officers, the factors used to determine eligibility for an award in the case of annual cash incentives, terms of vesting in the case of long-term incentive awards to the senior executive officers, risk management considerations, and how these elements relate to our most significant risks. In the case of senior executive officers, the Compensation Committee places significant reliance on its ability to reduce or withhold an award if it determines that the executive incurred excessive risk. Based on these reviews, the Compensation Committee determined that the risks arising from our incentive compensation arrangements, and compensation policies and practices in general, are not reasonably likely to have a material adverse effect on TCF.

Annual Perquisite Report

The Compensation Committee annually reviews a report of executive perquisites. The Compensation Committee uses the report to determine, in its own judgment, whether perquisites for our executives are reasonable. The Compensation Committee will reduce or eliminate any perquisite if it is determined that the perquisite, or total perquisites, are excessive based on its judgment and understanding of industry norms.

Stock Ownership Guidelines for NEOs

On January 17, 2012, the Board adopted Stock Ownership Guidelines for the Directors, the CEO, the other NEOs and certain other executives.The Stock Ownership Guidelines provide that the CEO is expected to own shares of TCF common stock worth an amount equal to five times his base salary and each other NEO is expected to own shares of TCF common stock equal to three times his base salary.

All shares of TCF common stock owned directly or indirectly by an NEO will be considered in determining whether the Stock Ownership Guidelines have been met, including restricted stock (vested and unvested) and shares held in the ESPP and ESPP-Supplemental Plan. Stock options will not count towards the Stock Ownership Guidelines. The shares of TCF common stock are valued at the higher of fair market value or the executive’s cost basis.

Each NEO has until the later of January 16, 2017, or the fifth anniversary of his or her appointment to an executive officer position to reach the applicable target ownership level. The Compensation Committee is responsible for monitoring the application of the Stock Ownership Guidelines and shall prepare and deliver a report to the Board annually. Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines as determined by the Compensation Committee, may result in an individual being required to retain all shares obtained through restricted stock vesting or the exercise of stock options. Although the Stock Ownership Guidelines are not effective for any of the NEOs until January 2017, as of the Record Date, each NEO other than Mr. Butterfield who joined TCF in March 2015, owned a sufficient number of shares of TCF common stock to be in compliance with the Stock Ownership Guidelines.

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The Compensation Committee adopted the Stock Ownership Guidelines because it believes that it is in our and our stockholders’ best interests to further align the long-term financial interests of executive management with those of our stockholders by encouraging stock ownership among our executives. The Board believes that executive stock ownership demonstrates a long-term commitment to our growth and profitability.

Our Insider Trading Policy prohibits Directors and employees, including executive officers, from hedging the economic risk of ownership of any TCF securities they own, and requires prior approval from the General Counsel before any Director or employee, including executive officers, pledges any TCF securities.

Executive Severance Policy

On October 19, 2015, the Board approved the Executive Severance Policy in response to the stockholder proposal presented at TCF’s 2015 Annual Meeting of Stockholders. The Executive Severance Policy applies to all executive officers of TCF and limits amounts payable under future severance agreements to 2.99 times the sum of the executive’s salary and target bonus unless stockholder approval is received. The Severance Policy is available on our website at https://tcfbank.com/About-TCF/Corporate-Governance-Executive-Officer-Severance-Policy. Mr. Dahl’s new employment agreement described below under “Executive Compensation – Employment Agreements – Current CEO and Other NEOs” complies with this policy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s Proxy Statement.

BY THE COMMITTEE:

Vance K. Opperman, Chair
Peter Bell
William F. Bieber
Theodore J. Bigos
Karen L. Grandstrand
Roger J. Sit

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Executive Compensation

Summary Compensation Table

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the NEOs in 2015, 2014, and 2013.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)	Compensation ($)(2)	Earnings ($)(3)	Compensation ($)(5)	Total ($)
William A. Cooper	2015	$1,500,000	$—	$—	$—	$1,990,777	$—	$451,012	$3,941,789
Director, Chairman and	2014	1,500,000	—	7,939,388	—	3,000,000	46,907	479,036	12,965,331
former CEO (former
Principal Executive Officer)	2013	1,500,000	—	—	—	3,000,000	5,681	276,337	4,782,018
Michael S. Jones	2015	467,212	—	2,006,074	—	514,018	—	102,398	3,089,702
Executive Vice President –	2014	324,808	—	387,620	—	650,000	—	59,708	1,422,136
Consumer Banking and
former CFO (former Principal
Financial Officer)	2013	300,000	—	—	—	600,000	—	21,831	921,831
Craig R. Dahl	2015	648,846	—	801,525	—	647,003	—	120,833	2,218,207
Director, Vice Chairman,	2014	550,000	—	—	—	1,100,000	5,214	121,785	1,776,999
President, and CEO	2013	549,808	—	238,622	—	1,100,000	—	43,756	1,932,186
Thomas F. Jasper	2015	550,000	—	678,203	—	547,464	—	125,784	1,901,451
Director, Vice Chairman and	2014	550,000	—	—	—	1,100,000	4,379	124,300	1,778,679
Chief Operating Officer	2013	549,808	—	238,622	—	1,100,000	—	48,476	1,936,906
Thomas J. Butterfield(4)
Executive Vice President and
Chief Information Officer	2015	281,250	—	370,494	—	300,000	—	—	951,744
(1)	The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the NEO. The amount consists of time- and performance-based restricted stock and performance-based RSU awards at grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of the 2015 performance-based RSU awards are based on the target payout under the awards. Assuming maximum performance, the 2015 RSU awards to Messrs. Dahl, Jasper, and Jones would have been valued at $609,380, $515,621, and $471,258, respectively. None of the restricted stock or RSU awards are entitled to dividends until the awards vest. TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 15 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	Non-equity incentive plan compensation represents any awards in recognition of achievement of performance goals under TCF’s MIP for the applicable year, except for Mr. Butterfield. For 2015 Messrs. Dahl and Jasper earned awards of 99.54% of base salary, Mr. Cooper earned an award of 132.72% of base salary, and Mr. Jones earned an award of 99.54% on his base salary at January 1, 2015 and a supplemental award bringing his total annual cash incentive to 102.80% of his base salary as of December 31, 2015. The awards for each NEO are further described in the CD&A under “2015 Payment of Named Executive Officers - Key 2015 and Early 2016 Compensation Events – 2015 Annual Cash Incentive.”
(3)	Amounts shown reflect only the change in pension value, since there were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans. Messrs. Jones and Butterfield joined the Company after June 30, 2004 and therefore are not participants in the Pension Plan. Although the amounts shown for Messrs. Cooper, Dahl, and Jasper are zero for 2015, the actual changes in pension value for each was $(3,132), $(852), and $(2,125), respectively. Pay credits to the Pension Plan were discontinued effective April 1, 2006. However, interest credits continue to be credited.
(4)	Mr. Butterfield was not an NEO prior to 2015.
(5)	Amounts shown in the “All Other Compensation” column for 2015 consist of the following:
		Employer Matching Contributions
Name	Perquisites(a)	ESPP Plan(b)	ESPP-Supplemental Plan(b)	Total
Cooper	$181,012	$15,900	$254,100	$451,012
Jones	$52,124	$11,925	$38,349	$102,398
Dahl	$15,902	$15,900	$89,031	$120,833
Jasper	$26,784	$15,900	$83,100	$125,784
Butterfield(c)	$—	$—	$—	$—
(a)	All of the NEOs were eligible to receive the following perquisites, none of which individually exceeded the greater of $25,000 or ten percent of the NEO’s total perquisites in 2015, except as set forth below: executive tax service, personal use of club memberships, incentive trips, personal use of company car, personal use of company aircraft, and executive physicals. Mr. Cooper received executive tax services of $35,382 during 2015. Further, Messrs. Cooper and Jones received personal use of company aircraft in the amount of $132,849 and $29,016, respectively (calculated on a pre-tax basis). These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on-board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs. In the event that a family member or guest accompanied him on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.
(b)	Employer matching contributions to the ESPP were limited in 2015 to 100% of 6% of covered compensation up to the limit of $265,000 for employees eligible to participate in the ESPP-Supplemental Plan for all NEOs other than Mr. Jones and Mr. Butterfield. Employer matching contributions to the ESPP for Mr. Jones were limited to 75% of 6% due to his current length of service. Mr. Butterfield was not eligible for matching contributions due to his current length of service. The balance of the employer matching contributions in 2015 was made to the ESPP-Supplemental Plan.
(c)	Mr. Butterfield received less than $10,000 in total perquisites during 2015.

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Employment Agreements

Provisions of the employment agreements of Messrs. Cooper and Dahl are described below under “Executive Compensation – Employment Agreements.” Mr. Jasper’s employment agreement expired on January 1, 2016 and Messrs. Jones and Butterfield do not have employment agreements with TCF.

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the NEOs’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of long-term awards, as discussed in the CD&A.

Grants of Plan-Based Awards in 2015

The following table shows awards to the NEOs that were granted in 2015:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
	Grant		Action	Threshold	Target	Max	Threshold	Target	Max	Stock	Awards
Name	Date		Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)
Cooper	01/22		—	$750,000	$1,500,000	$3,000,000	—	—	—	—	—
Jones	01/22		—	140,625	281,250	562,500	—	—	—	—	—
	04/22		—	46,875	93,750	187,500	—	—	—	—	—
	01/22		—	—	—	—	—	—	—	16,097	228,037
	04/22	(2)	01/22	—	—	—	8,049	16,097	24,146	—	234,372
	04/22	(2)	—	—	—	—	2,625	5,250	7,875	—	79,800
	04/22	(3)	—	—	—	—	—	50,000	—	—	733,100
	04/22		—	—	—	—	—	—	—	50,000	730,765
Dahl	01/22		—	243,750	487,500	975,000	—	—	—	—	—
	01/22		—	—	—	—	—	—	—	27,902	395,272
	04/22	(2)	01/22	—	—	—	13,951	27,902	41,853	—	406,253
Jasper	01/22		—	206,250	412,500	825,000	—	—	—	—	—
	01/22		—	—	—	—	—	—	—	23,609	334,455
	04/22	(2)	01/22	—	—	—	11,805	23,609	35,414	—	343,747
Butterfield	03/17		—	187,500	187,500	375,000	—	—	—	—	—
	03/30		03/17	—	—	—	—	—	—	25,000	370,494
(1)	Represents range of possible payments for each NEO other than Mr. Butterfield under the 2015 MIP made under the TCF Performance-Based Compensation Policy. The awards for each NEO are described in the CD&A under “2015 Payment of Named Executive Officers - Key 2015 and Early 2016 Compensation Events – 2015 Annual Cash Incentive.” The actual amount earned is presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	Represents awards of performance-based RSUs made to Messrs. Dahl, Jasper, and Jones on January 22, 2015 under the TCF Financial 2015 Omnibus Incentive Plan (the “Omnibus Plan”) and approved by stockholders on April 22, 2015. The awards are eligible to vest in connection with TCF’s TSR as compared to peers following the performance period which ends on December 31, 2017. Also represents a supplemental award of performance-based RSUs made to Mr. Jones on April 22, 2015, which is eligible to vest in connection with TCF’s TSR as compared to peers following the performance period which ends on March 31, 2018. The material terms of the awards are described in the CD&A under the heading “2015 Payments of Named Executive Officers – Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives.”
(3)	Represents an award of performance-based restricted stock made to Mr. Jones under the TCF Financial Incentive Stock Program (the “Incentive Stock Program”). The award will vest if TCF’s ROA exceeds 1.2% over a consecutive four-quarter period beginning after March 31, 2015. The material terms of the award are described in the CD&A under the heading “2015 Payment of Named Executive Officers – Michael S. Jones.”
(4)	Awards represent grants of time-based restricted stock made under the Incentive Stock Program. The material terms of the awards are described in the CD&A under the heading “2015 Payments of Named Executive Officers – Key 2015 and Early 2016 Compensation Events – 2015 Long-term Incentives.” The awards to Messrs. Jones, Dahl, and Jasper vest pro-rata on January 1, 2016, 2017 and 2018. The award to Mr. Butterfield will vest in full on April 1, 2020. The shares of restricted stock are not entitled to dividends until the awards vest.
(5)	The grant date fair values of the awards per share computed in accordance with FASB ASC Topic 718 are as follows: Mr. Jones, $14.16644, $14.56, $15.20, $14.662, and $14.6153; Mr. Dahl, $14.16644 and $14.56; Mr. Jasper, $14.16644 and $14.56 and Mr. Butterfield, $14.81976. The performance-based RSUs and performance-based restricted stock are valued based on the probable outcome of the performance conditions, payout at the target level.

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Outstanding Equity Awards at December 31, 2015

The following table shows all equity awards that were outstanding at December 31, 2015 for each NEO:

			Option Awards				Stock Awards
									Equity	Equity Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
									Number of	Payout Value
							Number of	Market Value	Unearned	of Unearned
			Number of Securities				Shares or	of Shares or	Shares, Units	Shares, Units or
			Underlying Unexercised		Option		Units of Stock	Units of Stock	or Other Rights	Other Rights
			Options		Exercise	Option	That Have Not	That Have	That Have Not	That Have
	Year of			(#)	Price	Expiration	Vested	Not Vested	Vested	Not Vested
Name	Award		Exercisable(1)	Unexercisable	($)	Date	(#)(2)	($)(3)	(#)	($)(3)
Cooper	2008		800,000	—	$12.85	8/1/2018	—	$—	—	$—
	2012	(4)	—	—	—	—	—	—	250,000	3,530,000
	2014	(5)	—	—	—	—	—	—	500,000	7,060,000
Jones	2011		—	—	—	—	6,000	84,720	—	—
	2012		—	—	—	—	25,000	353,000	—	—
	2012	(4)	—	—	—	—	—	—	50,000	706,000
	2014		—	—	—	—	25,000	353,000	—	—
	2015		—	—	—	—	16,097	227,290	—	—
	2015	(6)	—	—	—	—	—	—	8,049	113,652
	2015		—	—	—	—	50,000	706,000	—	—
	2015	(6)	—	—	—	—	—	—	2,625	37,065
	2015	(4)	—	—	—	—	—	—	50,000	706,000
Dahl	2008		225,000	—	15.75	1/22/2018	—	—	—	—
	2012	(4)	—	—	—	—	—	—	125,000	1,765,000
	2013		—	—	—	—	19,142	270,285	—	—
	2015		—	—	—	—	27,902	393,976	—	—
	2015	(6)	—	—	—	—	—	—	13,951	196,988
Jasper	2008		141,000	—	15.75	1/22/2018	—	—	—	—
	2012	(4)	—	—	—	—	—	—	125,000	1,765,000
	2013		—	—	—	—	19,142	270,285	—	—
	2015		—	—	—	—	23,609	333,359	—	—
	2015	(6)	—	—	—	—	—	—	11,805	166,687
Butterfield	2015		—	—	—	—	25,000	353,000	—	—
(1)	Represents stock options that vested pro-rata in two installments on January 1, 2011 and 2012.
(2)	Represents restricted stock awards that vest as follows: the 2011 award to Mr. Jones will vest on April 1, 2016; the 2012 award to Mr. Jones will vest on January 1, 2017; the 2013 awards to Messrs. Dahl and Jasper vested on January 1, 2016; the 2014 award to Mr. Jones will vest on February 1, 2019; the 2015 awards to Messrs. Jones (16,097 shares), Dahl, and Jasper vest pro-rata on January 1, 2016, 2017, and 2018; the 2015 award to Mr. Jones (50,000 shares) will vest on April 1, 2018; and the 2015 award to Mr. Butterfield will vest on April 1, 2020.
(3)	Market or payout value was determined using the year-end closing stock price of $14.12 per share.
(4)	Represents the unvested portion of the 2012 performance-based restricted stock awards to Messrs. Cooper, Jones, Dahl, and Jasper that will vest following the first consecutive four-quarter period beginning after June 30, 2014 that return on average assets (as defined in the Incentive Stock Program) averages at least 1.2%. Upon vesting, 50% of the shares will be immediately distributed to the recipient, while the remaining 50% of the shares will remain in the TCF Employees Deferred Stock Compensation Plan (the “Deferred Stock Plan”) until the earlier of (i) two years from the date of vesting and (ii) the occurrence of either a change in control of TCF, or the death or disability of the NEO. Also, represents the 2015 performance-based restricted stock award to Mr. Jones that will vest following the first consecutive four-quarter period beginning after March 31, 2015 that return on average assets (as defined in the Incentive Stock Program) averages at least 1.2%.
(5)	The performance goal related to Mr. Cooper’s 2014 award has been achieved and the award will vest and be distributed pro-rata on January 1, 2017 and 2018.
(6)	Represents awards of performance-based RSUs that will vest based on TCF’s total stockholder return as compared against the 2015 Peer Group over the three-year performance period ending December 31, 2017 for Messrs. Jones (8,049 units), Dahl, and Jasper, and March 31, 2018 for Mr. Jones (2,625 units). Awards are included at the threshold level of performance.

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Option Exercises and Stock Vested in 2015

The following table shows information for option exercises and vesting of stock awards in 2015:

	Option Awards		Stock Awards
Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
	Exercise	on Exercise	Acquired on Vesting)	on Vesting
Name	(#)	($)	(#)	($)(1)
Cooper	—	$ —	—	$ —
Jones	—	—	3,000	46,875
Dahl	—	—	—	—
Jasper	—	—	—	—
Butterfield	—	—	—	—
(1)	Amounts reflect the market value of TCF common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the high and low sales prices on the NYSE for TCF common stock on the vesting date.

Pension Benefits in 2015

The following table shows information on the defined benefit pension plan benefits of the NEOs:

			Present Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(2)	($)
Cooper(3)	Pre-1990 Plan Benefit	5.67	$ 265,464	$ 24,153
Jones(4)	—	—	—	—
Dahl	Pension Plan	5.75	75,020	—
Jasper	Pension Plan	3.25	24,824	—
Butterfield(4)	—	—	—	—
(1)	The number of years of credited service may be less than actual years of service with TCF or its subsidiaries because either the plan was not in effect or was frozen sometime during the NEO’s tenure with TCF or its subsidiaries. None of the NEOs was given credited service other than for their actual years of service with TCF or its subsidiaries.
(2)	All values shown are determined using interest rate and mortality assumptions consistent with those used in the Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2015; however, the Pre-1990 Plan Benefit (defined below) is provided under a nonparticipating group annuity contract which is not included in TCF’s Consolidated Financial Statements. See “Material Information Regarding Pension Benefits,” which follows this table.
(3)	Mr. Cooper commenced his benefit following his retirement in 2005 and prior to returning to TCF as CEO in 2008. Mr. Cooper received his entire benefit from the Pension Plan in 2006.
(4)	Messrs. Jones and Butterfield joined TCF after June 30, 2004 and therefore are not participants in the Pension Plan.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for all employees hired prior to July 1, 2004. Pay credits to such plan were discontinued as of April 1, 2006. At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits. Benefits were accrued under two distinct formulas: (i) traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and (ii) cash balance formula in effect since September 1, 1990 under the Pension Plan. Both are described below.

Pension Plan

Cash Balance Formula – Post September 1, 1990 Benefit Accruals

Benefits have been provided under a cash balance formula since September 1, 1990. Pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts periodically. Pay credits were discontinued effective April 1, 2006.

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The following table reflects the pay credits that were in effect for the periods indicated above each column:

	Applicable Percentage
	Sept. 1, 1990	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	Beginning on
Sum of the Participant’s age plus years	prior to	prior to	prior to	prior to	prior to	or after
of service on the last day of the month	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	April 1, 2006	April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	2.5%	—
Under 34	2.5%	2.5%	—	2.5%	2.5%	—
Under 36	2.5%	2.5%	—	—	2.5%	0.0%
Under 38	2.5%	2.5%	—	—	—	—
Under 40	2.5%	—	—	—	—	—
30 but less than 32	—	—	2.6%	—	—	—
32 but less than 34	—	—	2.7%	—	—	—
34 but less than 36	—	—	2.8%	2.6%	—	—
36 but less than 38	—	—	2.9%	2.7%	2.6%	0.0%
38 but less than 40	—	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25% and rounded to the nearest quarter of a percent. Interest credits were continued after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment. Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the ESPP. Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65. A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service. A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service. In either case, distribution of the cash balance account balance can occur immediately upon termination. The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution. The normal payment form is the life-only annuity. A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime. Mr. Dahl is currently eligible for early retirement under the Pension Plan. Additionally, an active employee is eligible for distributions beginning at age 62.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only). The value of the accumulated benefit was determined using assumptions consistent with those used for 2015 financial reporting purposes under FASB ASC Topic 715, “Compensation –Retirement Benefits” (“Topic 715”) unless otherwise directed by Regulation S-K. Some of those assumptions are as follows:

•	Benefits were assumed to commence at age 65;

•	The assumed form of payment at distribution was the lump sum option;

•	All benefits and present values are determined as of December 31, 2015, the Topic 715 measurement date;

•	The discount rate used to determine present values was 3.75% at December 31, 2015;

•	The rate of future interest credits used was a select and ultimate assumption starting at 1.75% for 2016 and phasing to 3.5% for 2019 and beyond. For 2015, the rate was 2.0%; and

•	No pre-retirement mortality, termination, retirement, or disability was assumed.

See Note 16 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2015 for additional information regarding TCF’s accounting policy and assumptions for employee benefit plans.

Pre-1990 Plan Benefit

Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals

The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings, which is defined in the plan and is calculated based on a participant’s salary during the relevant period. As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested. A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company. Nationwide is responsible for benefit payments for benefits earned under this formula.

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The normal retirement date is age 65. A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service. A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service. In either case, the participant may commence benefits as early as age 55. The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65. The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime. Mr. Cooper is currently receiving payments from this plan. The monthly life-only benefit for Mr. Cooper is $2,013.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required to, and does not, include the value of these benefits in its annual financial disclosure under Topic 715. The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the life-only benefit to commence at age 65. The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under Topic 715 unless otherwise directed by Regulation S-K. The material assumptions are as follows:

•	Benefits were assumed to commence at age 65;

•	Participants are assumed to take the life-only annuity payment option at benefit commencement;

•	All benefits and present values are determined as of December 31, 2015, the measurement date used for Topic 715 reporting purposes;

•	The discount rate used to determine present values is 3.75% at December 31, 2015;

•	No pre-retirement mortality, termination, retirement or disability was assumed; and

•	Post-retirement mortality is assumed to follow the RP-2014 sex distinct annuitant mortality, with no collar adjustment, backed off to the 2006 base year and projected generationally using Scale MP-2015.

See Note 16 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2015 for additional information regarding TCF’s accounting policy and assumptions for employee benefit plans.

Nonqualified Deferred Compensation in 2015

The following table shows certain information for TCF’s nonqualified account-type plans for the NEOs. The ESPP-Supplemental Plan shown below is a nonqualified supplemental program for the ESPP, a plan which is a qualified tax or deferred plan under Section 401(k) of the Code. The TCF contributions shown in the table for the ESPP-Supplemental Plan are matching contributions which are made at the same rate as under the ESPP. For further information about this plan refer to the CD&A under “2015 Compensation of Named Executive Officers – Other Forms of Compensation – ESPP and ESPP-Supplemental Plan.” The Deferred Stock Plan provides the NEOs with supplemental retirement benefits by deferring certain transfers of TCF common stock awarded to them previously under the terms of the Incentive Stock Program.

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings	Aggregate	Balance at
		in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	December 31,
		Year	Year	Year	Distributions	2015
Name	Plan	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)
Cooper(5)	ESPP-Supplemental Plan	$ 254,100	$ 254,100	$ (179,160)	$ (24,612)	$ 1,693,279
	Deferred Stock Plan	—	—	(2,293,125)	(140,625)	19,415,000
Jones	ESPP-Supplemental Plan	51,133	38,349	(20,626)	(2,633)	196,823
	Deferred Stock Plan	—	—	(127,850)	—	1,066,445
Dahl	ESPP-Supplemental Plan	133,031	89,031	(98,734)	(13,736)	926,821
	Deferred Stock Plan	—	—	(395,063)	(25,313)	3,353,500
Jasper	ESPP-Supplemental Plan	83,100	83,100	(43,924)	(4,256)	743,221
	Deferred Stock Plan	—	—	(478,017)	—	4,116,950
Butterfield	ESPP-Supplemental Plan	—	—	—	—	—
(1)	The amounts shown in this column are reported as compensation in the Summary Compensation Table.
(2)	Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF common stock. There were no above-market or preferential earnings or appreciation in 2015 or previous years.
(3)	Consists of dividend equivalents on deemed investments in TCF common stock. The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.
(4)	Includes aggregate salary and matching contributions to the ESPP-Supplemental Plan reported as compensation in the Summary Compensation Table for years prior to 2015 in the following amounts: Mr. Cooper, $1,234,800; Mr. Jones, $90,853; Mr. Dahl, $579,557; and Mr. Jasper, $467,273. The amount for Mr. Cooper represents salary and matching contributions made since his return to TCF in 2008, as he had previously received a full distribution of his prior balance.
(5)	Mr. Cooper had 9,468 shares in the Directors Deferred Compensation Plan as of December 31, 2015.

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Material Information Regarding the ESPP-Supplemental Plan

•	The NEOs’ covered compensation and contributions under the ESPP are subject to certain limits imposed by the IRS. The ESPP-Supplemental Plan allows NEOs to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the ESPP and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the ESPP on their contributions up to 6% of pay for 2015 and 5% for 2016.

•	Employee contributions to the ESPP-Supplemental Plan made on or after April 1, 2006 may be invested, at the employee’s election, in the same investment choices that are available in the ESPP. Prior to April 1, 2006 all employee contributions were invested in TCF common stock. Employer matching contributions to the ESPP-Supplemental Plan are invested 100% in TCF common stock.

•	The amounts allocated to the accounts of each of the NEOs primarily consist of deemed TCF common stock. Earnings on deemed TCF common stock investments in the plan during 2015 consisted of $0.225 per share in dividend equivalents and depreciation during 2015 of $1.77 per share. Dividend-equivalent distributions are made from the ESPP-Supplemental Plan at the same time and at the same rate as to holders of TCF common stock generally.

•	Distributions from the ESPP-Supplemental Plan generally occur in a lump sum in the event of death, disability, or no sooner than six months after the termination of employment. Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control. Deemed investments in TCF common stock selected by the NEOs generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment or six months thereafter, as applicable.

Material Information Regarding the Deferred Stock Plan

•	There were no contributions to the Deferred Stock Plan in 2015.

•	The accounts of the NEOs are deemed to be invested in shares of TCF common stock. Distributions are made in-kind in the form of TCF common stock.

•	Distributions are made in accordance with the terms of the restricted stock agreements applicable to the shares that have been deferred into the Deferred Stock Plan.

•	TCF’s cost of the Deferred Stock Plan in 2015 was $65,915 for record keeper and trustee expenses.

•	Shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.

•	TCF has established a trust fund to accumulate assets for the payment of benefits as they come due.

•	At December 31, 2015, the total investment in TCF common stock under the Deferred Stock Plan was 2,089,595 shares valued at $29,505,094.

Potential Payments Upon Termination or Change in Control

Non-Change in Control Termination-Related Payments

Messrs. Cooper, Dahl, and Jasper each had an employment agreement in effect at December 31, 2015. The following table sets forth the general estimated distributions that would have been made by TCF to Messrs. Cooper, Dahl, and Jasper in the event of a termination of employment not involving a change in control of the Company on December 31, 2015.

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PAYMENTS DUE IN EVENT OF TERMINATION OF EMPLOYMENT OF NEOS WITH EMPLOYMENT AGREEMENTS

Type of Termination	Salary Payout(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
Cooper
By Company Without Cause	$4,523,077	$7,060,000	$—	$11,583,077
By Executive for Good Reason	$4,523,077	$7,060,000	$—	$11,583,077
By Executive without Good Reason	$23,077	$—	$—	$23,077
By Company With Cause	$23,077	$—	$—	$23,077
Death or Disability	$23,077	$4,118,333	$—	$4,141,410
Dahl
By Company Without Cause	$1,310,000	$—	$—	$1,310,000
By Executive for Good Reason	$1,310,000	$—	$—	$1,310,000
By Executive – Voluntary	$10,000	$—	$—	$10,000
By Executive – Retirement	$10,000	$270,285	$—	$280,285
By Company With Cause	$10,000	$—	$—	$10,000
Death or Disability	$10,000	$270,285	$—	$280,285
Jasper
By Company Without Cause	$1,108,462	$—	$—	$1,108,462
By Executive for Good Reason	$1,108,462	$—	$—	$1,108,462
By Executive – Voluntary	$8,462	$—	$—	$8,462
By Executive – Retirement	$8,462	$270,285	$—	$278,747
By Company With Cause	$8,462	$—	$—	$8,462
Death or Disability	$8,462	$270,285	$—	$278,747
(1)	For a termination by the Company without Cause or by the executive for Good Reason, the amount includes earned but unpaid salary as of December 31, 2015, and: (i) for Mr. Cooper, a payment of three times his base salary; and (ii) for Messrs. Dahl and Jasper, a payment of two times their base salaries. The last pay date in 2015 was December 24, 2015. For all other terminations (including by death or disability), the amount includes only earned but unpaid salary as of December 31, 2015. All amounts in this column would be payable in a lump sum payment.
(2)	Represents the accelerated vesting of restricted stock awards that would vest upon termination absent change in control. The unvested portion of the 2012 performance-based restricted stock awards to Messrs. Cooper, Dahl, and Jasper would have been forfeited by: (i) Mr. Cooper if he ceased both his employment as CEO of the Company and his membership on the Board of the Company; and (ii) Messrs. Dahl or Jasper if either ceased to be employed as an executive officer of the Company. If Mr. Cooper remained on the Board, his 2012 performance-based restricted stock award would remain outstanding. Mr. Cooper’s 2014 performance-based restricted stock award would have: (i) been forfeited had his employment been terminated by TCF with Cause or as a result of termination of employment by Mr. Cooper without Good Reason; (ii) vested pro-rata if his employment terminated as a result of his death or disability; or (iii) vested immediately had he terminated his employment for Good Reason or been terminated by TCF without Cause. The amounts in this column do not include any value for vested deferred shares held in the Deferred Stock Plan. Restricted stock was valued at $14.12 per share, the year-end closing price.
(3)	All stock options held by Messrs. Cooper, Dahl, and Jasper, as of December 31, 2015, have vested and are exercisable through August 1, 2018 for Mr. Cooper and through January 22, 2018 for Messrs. Dahl and Jasper.
(4)	In addition to the payments indicated, each of Messrs. Cooper, Dahl, and Jasper would be entitled to receive upon employment termination accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, Deferred Stock Plan, the Pension Plan (for Mr. Cooper, continued distributions), and continuation of benefits available to employees generally, as described in the CD&A under “2015 Compensation of Named Executive Officers – Other Forms of Compensation,” as well as monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements“. There is no enhancement or acceleration of these benefits upon any of the triggering events.

Except as set forth above, NEOs generally forfeit all outstanding unvested: (i) restricted stock awards; (ii) RSU awards; and (iii) stock options upon a termination absent a change in control, except in the case of retirement, death or disability for certain awards (as provided in individual award agreements). Each NEO would be entitled to receive payment of earned but unpaid salary as of December 31, 2015, as well as accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, Deferred Stock Plan, and the Pension Plan, as described in the CD&A under “2015 Compensation of Named Executive Officers – Other Forms of Compensation.” NEOs are not entitled to ongoing perquisites after termination of employment, but are entitled to continuation benefits coverage available to TCF employees generally. Additionally, in connection with the receipt of certain awards (as provided in individual award agreements), the NEOs would have been subject to non-solicitation, non-hire and confidentiality restrictions for the duration of their employment and for a period of 12 months thereafter. Mr. Cooper would have been subject to a three-year non-compete and non-solicitation agreement in connection with a termination.

On October 19, 2015, the Board approved an Executive Severance Policy in response to the stockholder proposal presented at TCF’s 2015 Annual Meeting of Stockholders. The Executive Severance Policy applies to all executive officers of TCF and limits amounts payable under future severance agreements to 2.99 times the sum of the executive’s salary and target bonus unless stockholder approval is received. The Severance Policy is available on our website at https://tcfbank.com/About-TCF/ Corporate-Governance-Executive-Officer-Severance-Policy. Mr. Dahl’s new employment agreement described below under “Employment Agreements – Current CEO and Other NEOs” adheres to this policy.

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The following table sets forth the general estimated distributions that would have been made by TCF to Messrs. Jones or Butterfield in the event of a termination of employment not involving a change in control of the Company due to retirement, death or disability on December 31, 2015:

PAYMENTS DUE UPON RETIREMENT, DEATH OR DISABILITY FOR OTHER NEOS

Name	Salary Payout(1)	Restricted Stock(2)	Stock Options	Total
Jones	$ 7,692	$ 522,991	$ —	$ 530,683
Butterfield	5,769	52,950	—	58,719
(1)	Represents amount of salary earned but unpaid as of December 31, 2015. The last pay date in 2015 was December 24, 2015. Amounts in this column would be payable in a lump sum payment.
(2)	Represents accelerated vesting of restricted stock that would vest pro-rata upon retirement, death or disability. The unvested portion of Mr. Jones’ 2012 performance-based restricted stock award would be forfeited upon retirement, death or disability. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan. Restricted stock was valued at $14.12 per share, the year-end closing price.

Payments in the Event of a Change in Control

The table below shows estimated lump sum payments in the event of a change in control effective as of December 31, 2015, irrespective of whether the NEO was also terminated. Actual amounts can only be determined at an actual date of a change in control.

At December 31, 2015, NEOs would have been entitled to vesting of certain unvested stock grants upon a change in control. All equity awards granted since January 1, 2015 include a “double trigger,” such that the awards do not vest upon a change in control unless the NEO’s employment is terminated without Cause within one year following a change in control.

In consideration of benefits under his employment agreement, Mr. Cooper would have been subject to a three-year non-compete and non-solicitation agreement in connection with a termination upon or following a change in control. Restricted stock awards entered into by the other NEOs would generally have been subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without Cause or a termination by the executive for Good Reason.

ESTIMATED PAYMENTS IN THE EVENT OF A CHANGE IN CONTROL

Name	Salary(1)	Restricted Stock(2)	Stock Options(3)	Total(4)
Cooper(5)	$23,077	$3,530,000	$—	$3,553,077
Jones	$7,692	$1,412,000	$—	$1,419,692
Dahl(5)	$10,000	$2,035,285	$—	$2,045,285
Jasper(5)	$8,462	$2,035,285	$—	$2,043,747
Butterfield	$5,769	$—	$—	$5,769
(1)	Represents the amount of salary earned but unpaid as of December 31, 2015. The last pay date in 2015 was December 24, 2015.
(2)	Represents accelerated vesting of restricted stock that would vest upon a change in control, but does not include “double trigger” restricted stock and RSU awards that will only vest if the NEO is terminated without Cause within one year following the change in control, which are valued as follows: Mr. Cooper, $7.1 million; Mr. Jones, $2.2 million; Mr. Dahl, $1.0 million; Mr. Jasper, $833,398; and Mr. Butterfield, $353,000. Restricted stock was valued at $14.12 per share, the year-end closing price. The amounts in this column do not include vested deferred shares held in the Deferred Stock Plan.
(3)	All stock options are vested. The grantees would have one year from the change in control to exercise their stock options.
(4)	In addition to the payments indicated, the NEOs would have been entitled to receive accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, Deferred Stock Plan, the Pension Plan following termination, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement. Messrs. Cooper, Dahl, and Jasper would also have been entitled to monthly premiums for COBRA coverage for up to 12 months as described below under “Employment Agreements.”
(5)	If upon or following a change in control Mr. Cooper, Dahl, or Jasper would have been terminated by TCF without Cause or would have terminated his employment for Good Reason, he would have received $19.6 million, $5.6 million, and $5.1 million, respectively. For Mr. Cooper, the additional amount includes the restricted stock award mentioned above and a $9.0 million payment pursuant to his employment agreement. For Messrs. Dahl and Jasper, the additional amount includes their restricted stock and RSU awards mentioned above and two times their salary and bonus, contractually agreed to be equal to their salary, valued at $2.6 million and $2.2 million, respectively.

Definitions of “Change in Control”

For purposes of vesting of awards granted under the Incentive Stock Program, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period; or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to NEOs other than Mr. Cooper) of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

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For purposes of vesting of awards granted under the Omnibus Plan, a change in control is generally defined as: (i) the acquisition by a party of 50% or more of the total fair market value or total voting power of TCF’s stock; (ii) a change in the composition of TCF’s Board such that company-sponsored directors cease to comprise a majority of the Board; (iii) a merger or consolidation of TCF is consummated, other than (a) where following such transaction (x) TCF’s historic stockholders retain at least 50% ownership of the surviving entity or the purchaser and (y) individuals that comprise a majority of the Board prior to the transaction still constitute a majority of the Board thereafter, or (b) a recapitalization whereby no person acquires more than 50% of the voting power of TCF’s then outstanding securities; or (iv) stockholders approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale of all or substantially all of TCF’s assets, other than where following such transaction TCF’s historic stockholders retain at least 50% ownership of the purchaser in substantially the same proportions and individuals that comprise a majority of the Board of TCF prior to the transaction constitute a majority of the Board of the purchaser thereafter.

For purposes of the employment agreements of Messrs. Cooper, Dahl, and Jasper, a change of control shall be deemed to occur upon: (i) the acquisition by a party of 30% or more of the voting stock of TCF’s then-outstanding securities; (ii) a change in a majority of TCF’s Board of Directors over a two-year period; or (iii) holders of TCF common stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 70% of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change of control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

Definitions of “Cause” and “Good Reason”

As of December 31, 2015, “Cause” included: (i) engaging in willful and recurring misconduct in not following the legitimate and legal directions of the Board after fair written warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness after fair written warning; (iv) excessive absence from work which absence is not related to disability, illness, sick leave or vacations after fair written warning; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of the Company after fair written warning.

As of December 31, 2015, “Good Reason” included: (i) any material diminution in the scope of the executive’s authority and responsibility (provided, however, in the event of any illness or injury which disables the executive from performing his duties, the Company may reassign the executive’s duties to one or more other employees until the executive is able to perform such duties); (ii) a material diminution in the executive’s base compensation (salary, bonus opportunity, benefits or perquisites); (iii) a material change in geographic location at which the executive must perform the services; or (iv) any other action or inaction that constitutes a material breach by the Company of the executive’s agreement. For Mr. Cooper, “Good Reason” also includes requiring Mr. Cooper to report to a supervisor other than the Company’s Board of Directors. In contrast, for each of Messrs. Jasper and Dahl, “Good Reason” included if the executive was required to report to a supervisor other than the Company’s CEO.

Employment Agreements

Current CEO and Other NEOs

On February 19, 2013, TCF entered into employment agreements with Messrs. Dahl and Jasper that expired on December 31, 2015, pursuant to which each was entitled to receive:

•	An annual salary of at least $550,000;

•	Annual cash incentive opportunity, long-term incentive awards, and perquisites, each at the discretion of the Compensation Committee;

•	Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions; and

•	Severance payment rights as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	2x base salary
Termination by TCF Without Cause Following a Change of Control	2x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by the Executive for Good Reason Absent a Change of Control	2x base salary
Termination by the Executive for Good Reason Following a Change of Control	2x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if the employment of Messrs. Dahl or Jasper had been terminated by the Company without Cause or by the executive for Good Reason and such termination occurred after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive payable to the executive under the annual cash incentive program applicable to such fiscal year, the Company

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would have paid the executive the annual cash incentive earned under such incentive program when such amounts are paid to other participants in the program. In addition, at Mr. Dahl’s or Mr. Jasper’s election, TCF will pay the monthly premiums for COBRA coverage for up to 12 months following a termination by the Company without Cause or by the executive for Good Reason. The employment agreements with Messrs. Dahl and Jasper also provided that each was subject to a non-solicitation restriction for: (i) one year following a termination absent a change of control by the Company without Cause or by the executive for Good Reason, or (ii) two years following a termination upon or following a change of control by the Company without Cause or by the executive for Good Reason.

On October 28, 2015,TCF entered into an employment agreement with Mr. Dahl, effective January 1, 2016, in connection with his assumption of the role of CEO of TCF on that date, and will continue through December 31, 2018 (the “CEO Employment Agreement”), pursuant to which he is entitled to receive:

•	An annual salary of at least $850,000;

•	Annual cash incentive opportunity, long-term incentive awards, and perquisites, each at the discretion of the Compensation Committee;

•	Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions; and

•	Severance payment rights as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	2.5x base salary
Termination by TCF Without Cause Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by the Executive for Good Reason Absent a Change of Control	2.5x base salary
Termination by the Executive for Good Reason Following a Change of Control	2.5x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if Mr. Dahl’s employment is terminated by TCF without Cause or by Mr. Dahl for Good Reason and such termination occurs after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive applicable to such fiscal year, TCF shall pay Mr. Dahl the annual incentive earned under such incentive program when such amounts are paid to other participants in the program. In addition, at Mr. Dahl’s election, TCF will pay the monthly premiums for COBRA coverage for up to 12 months following a termination by the Company without Cause or by Mr. Dahl for Good Reason. “Cause,” “Good Reason,” and “Change of Control” have the meanings provided in the Employment Agreement.

Chairman and Former CEO

On March 10, 2014, TCF and Mr. Cooper entered into an amended and restated employment agreement (the “Chairman Agreement”), which extended the term for two additional years to December 31, 2017, pursuant to which Mr. Cooper served as Chairman and CEO through December 31, 2015, and will serve as Chairman, with an annual salary of $500,000, through December 31, 2017. Mr. Cooper was eligible for annual cash incentive opportunity, long-term incentive awards, and perquisites, each at the discretion of the Compensation Committee through December 31, 2015. The Chairman Agreement also provides for a post-employment, non-competition covenant to restrict Mr. Cooper from competing in the financial services industry for three years after termination of his employment for any reason. Under the Chairman Agreement, as amended, Mr. Cooper will be eligible to receive cash termination payments as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	3x base salary
Termination by TCF Without Cause Following a Change of Control	3x base salary
Termination by Mr. Cooper for Good Reason Absent a Change of Control	3x base salary(1)
Termination by Mr. Cooper for Good Reason Following a Change of Control	3x base salary(1)
(1)	Except in the event that the underlying “Good Reason” is the failure to elect Mr. Cooper Chairman, in which case no termination payment shall be paid to Mr. Cooper.

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In connection with the 2014 amendment to Mr. Cooper’s employment agreement, the Compensation Committee granted 500,000 shares of performance-based restricted stock to Mr. Cooper because the Compensation Committee believed it was critical to retain Mr. Cooper as CEO through the end of 2015 to have the benefit of his experience, strategic thinking and guidance, and to assist our new CEO during the transition period through the end of 2017.

On February 20, 2015, Mr. Cooper and the Company also amended his 2014 performance-based restricted stock award agreement in response to concerns voiced by stockholders. Mr. Cooper’s 2014 performance-based restricted stock award, as amended, no longer provides for accelerated vesting in the event of a termination by Mr. Cooper for Good Reason, but in that event vesting will no longer be subject to the continued employment service requirement. Under Mr. Cooper’s 2014 performance-based restricted stock award agreement, as amended, if, following a change in control, Mr. Cooper’s employment is terminated without Cause by the Company or its successor or for Good Reason by Mr. Cooper, all unvested shares will vest immediately. Absent a change in control, if Mr. Cooper’s employment is terminated without Cause by TCF, then the award will vest immediately since the performance condition has already been achieved, and if Mr. Cooper terminates his employment for Good Reason then the award will vest in equal parts on January 1, 2017 and 2018. A pro-rata portion of the award will vest if Mr. Cooper dies or becomes disabled. The shares of restricted stock are not entitled to dividends until they vest.

Vesting of the performance-based restricted stock award, as amended, was subject to achievement of a performance goal prior to January 1, 2018, which has now been achieved. As a result, 250,000 shares of restricted stock will vest on January 1, 2017, and 250,000 shares of restricted stock will vest on January 1, 2018, subject to Mr. Cooper’s continued employment or accelerated vesting pursuant to the terms of the agreement.

Indemnification Rights

Indemnification rights are provided to the NEOs under TCF’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

Equity Compensation Plans Approved by Stockholders

The following table provides information regarding TCF’s equity compensation plans, including TCF’s current incentive plan, the Omnibus Plan and TCF’s former plan, the Incentive Stock Program as of December 31, 2015:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,379,000(2)	$14.07	2,544,415(3)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,379,000	$14.07	2,544,415
(1)	Includes the Omnibus Plan and the Incentive Stock Program.
(2)	Represents options that were issued under the Incentive Stock Program.
(3)	Represents shares available for issuance under the Omnibus Plan.

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Proposal 2	Approve an Increase in the Number of Authorized Shares Reserved for Issuance Under the TCF Employees Stock Purchase Plan – Supplemental Plan

Background

The TCF Employees Stock Purchase Plan – Supplemental Plan (“ESPP-Supplemental Plan”) is a nonqualified supplemental plan that provides benefits to participants in the ESPP whose employee deferrals and employer matching contributions under the ESPP are limited because of various IRC limitations on their covered compensation or their contributions that would otherwise have been available under the ESPP. The Company has provided an unfunded deferred excess benefit plan similar to the ESPP-Supplemental Plan since 1988.

At the 2011 Annual Meeting, stockholders approved an amendment to the ESPP-Supplemental Plan which brought the total number of shares authorized for issuance to 2,013,392.The ESPP-Supplemental Plan was originally approved at the 2006 Annual Meeting. Effective January 22, 2016, the Compensation Committee adopted an amendment (“Amendment”) to the ESPP-Supplemental Plan, subject to stockholder approval, which approves an increase in the number of authorized shares of TCF common stock reserved for issuance under the ESPP-Supplemental Plan by 1,000,000 shares (approximately 0.6% of the shares outstanding as of the Record Date). The purpose of the increase in authorized shares is to provide additional shares so that the Company can continue to fund the employer match to all employees eligible to participate in the ESPP-Supplemental Plan. If the stockholders do not approve the Amendment, it will not be implemented and both employee deferrals and Company matching contributions to the ESPP-Supplemental Plan would be limited to the shares remaining from the previously authorized shares for issuance under the ESPP-Supplemental Plan.

Why Stockholder Approval is Being Requested

As of January 31, 2016, there were approximately 337,442 remaining authorized shares available to the ESPP-Supplemental Plan. During 2014 and 2015, about 230,000 shares were used annually under the ESPP-Supplemental Plan. TCF wishes to continue to allow deferrals and Company matching contributions under the ESPP-Supplemental Plan. Accordingly, authorization for the additional 1,000,000 shares is being sought for employee deferrals and Company matching contributions to be made under the ESPP-Supplemental Plan over the remaining term of the ESPP-Supplemental Plan. The Amendment would increase the authorized number of shares available for employee deferrals and Company matching contributions to a total of 1,337,442 shares as of January 31, 2016, which is about 0.80% of the shares of TCF common stock outstanding on the Record Date.

The following summary of the ESPP-Supplemental Plan is qualified in its entirety by reference to the full text of the ESPP-Supplemental Plan, a copy of which is set forth as Appendix II to this proxy statement. Stockholders are urged to read the full text of the ESPP-Supplemental Plan.

Eligibility

Employees of the Company or any of its direct or indirect subsidiaries who are part of a certain group of management or “highly compensated employees,” as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”), and as determined by the Compensation Committee, are eligible to participate in the ESPP-Supplemental Plan. Approximately 360 employees of vice president rank or higher who are highly compensated relative to all TCF employees (compensation equal to two or more times the average pay) are eligible to participate.

The Compensation Committee encourages executives to hold TCF common stock and believes the ESPP-Supplemental Plan is an important tool to allow eligible participants to acquire more shares at market price through tax-deferred purchases and further align the interests of executives with those of our stockholders.

How the ESPP-Supplemental Plan Works

The following chart illustrates the operation of the ESPP and the related ESPP-Supplemental Plan for an eligible participant with $500,000 in salary and bonus who contributes 5% to the two plans combined and whose contributions are matched at a 100% rate:

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ILLUSTRATION OF OPERATION OF THE ESPP AND ESPP-SUPPLEMENTAL PLAN

			ESPP-Supplemental
	ESPP		Plan		Total Contributions
Employee Contribution	$18,000	(1)	$7,000	(3)	$25,000
Employer Match (100%)	13,250	(2)	11,750		25,000
TOTAL	$31,250		$18,750		$50,000
(1)	Excludes “catch-up” contributions allowed under the Code.
(2)	Limited to 5% of covered pay ($265,000) in 2016 and 6% in 2015.
(3)	Equals 5% of total salary and bonus ($500,000) less Employee Contribution to ESPP ($25,000 - $18,000 = $7,000).

The ESPP-Supplemental Plan does not provide any additional or special covered compensation or service credits to eligible employees. Covered pay generally consists of salary and annual cash bonus (unreduced by ESPP-Supplemental Plan contributions) and excludes restricted stock, stock options, and other equity awards and any other form of executive compensation. Service credits are the same as under the ESPP.

Allocation of Deferral and Contributions

Deferrals and matching contributions to the ESPP-Supplemental Plan are credited on the date that a deferral and/or matching contribution would be paid to the ESPP if it were a deferral and/or matching contribution to that plan. Participants’ contributions shall be deemed to be invested in either TCF common stock or one of the investment options available under the ESPP. Employer matching contributions will be deemed to be 100% invested in TCF common stock, which cannot be changed by the participant at any time. Any dividends paid with respect to the TCF common stock in the ESPP-Supplemental Plan will be paid in cash to the employee and the employee’s account will not be credited with the deemed dividend.

Participants are general unsecured creditors with respect to their benefits under the ESPP-Supplemental Plan.

An eligible employee’s benefits under the ESPP-Supplemental Plan may not be assigned, transferred, or pledged in any manner while the ESPP-Supplemental Plan account is in the possession and control of TCF.

Termination of Employment and Distribution of ESPP-Supplemental Plan Accounts

A lump sum distribution of an account balance will be made in the event of death, disability, or no sooner than six months after the termination of employment. Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control. Investments in TCF common stock are paid in whole shares of TCF common stock, with cash paid in lieu of fractional shares. All other investments are paid in cash. All distributions are subject to income tax withholding.

Administration

The ESPP-Supplemental Plan is administered by the Compensation Committee, or a special subcommittee thereof, which has exclusive authority and responsibility for all matters in connection with the operation and administration of the ESPP-Supplemental Plan, including, among other matters, to construe and interpret the terms of the ESPP-Supplemental Plan and to make any determination required under the ESPP-Supplemental Plan.

Amendment and Termination

The Compensation Committee may at any time amend the ESPP-Supplemental Plan in any manner, provided that to the extent required by applicable law, rule or regulation, approval by the stockholders of the Company is required to: (1) increase the number of shares of common stock to be credited under the ESPP-Supplemental Plan (except for adjustments by reason of reorganization, recapitalization, stock split, stock dividends, combination or exchange of shares, merger, consolidation or any changes in the corporate structure of TCF Financial or shares of TCF common stock); or (2) make other material revisions to the ESPP-Supplemental Plan. The Compensation Committee in its discretion may terminate and distribute participant account balances at such time as the Compensation Committee shall determine subject to Article X of the ESPP-Supplemental Plan and the provisions of IRC Section 409A and the regulations thereunder. No such action may deprive any participant of any benefits to which he or she would have been entitled under the ESPP-Supplemental Plan if such participant’s termination of employment had occurred on the day prior to the date such action was taken, unless agreed to by such participant.

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Shares Available

Since it was approved by stockholders in 2006, a total of 2,013,392 shares have been allocated to the ESPP-Supplemental Plan (excluding shares from the predecessor supplemental program accumulated from 1988-2004). No more than the authorized number of shares of TCF common stock may be issued under the ESPP-Supplemental Plan unless the stockholders subsequently approve an increase in the limit, however, the number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF Financial or shares of TCF common stock.

Executive Plan Benefits (New Plan Benefits)

Participation in the ESPP-Supplemental Plan is voluntary and is dependent on each eligible employee’s election to participate and the amount of deferral. Accordingly, future contributions under the ESPP-Supplemental Plan are not determinable.

Federal Tax Considerations and Withholding

Allocations to the ESPP-Supplemental Plan are not subject to federal and state income tax until they are paid to a participant. Allocations are considered wages for purposes of Social Security and Medicare taxes and, in those states where it applies, State Disability Insurance. The Company will deduct the applicable taxes from participants’ regular pay. The amounts withheld will be reported on the participant’s Form W-2.

Distributions from the ESPP-Supplemental Plan are subject to ordinary income tax at the time of distribution but are not subject to any tax penalty for distribution prior to age 59½. Distributions cannot be rolled over to another employer’s plan or to an Individual Retirement Account. The Company’s tax deduction for benefits distributed from the ESPP-Supplemental Plan occurs at the same time as the benefit becomes taxable to the participant for income tax purposes.

What is the Board’s Recommendation on Voting on this Proposal?

The Board unanimously recommends that TCF Financial stockholders vote “For” this Proposal.

Proposal 3	Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, TCF is providing stockholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) resolution to approve the executive compensation of TCF’s NEOs as described in the CD&A and tabular disclosure and accompanying narrative discussions of NEO compensation in this Proxy Statement and related material (“Say on Pay”). TCF conducts annual Say on Pay votes and expects to conduct the next Say on Pay vote at the 2017 Annual Meeting. The Board recommends that stockholders vote “FOR” this resolution because it believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity incentives achieves our compensation objectives, including attracting, rewarding, and retaining highly qualified executives, linking pay to individual and Company performance, and aligning the interests of the NEOs with those of stockholders.

Stockholder outreach is a central feature of our investor relations philosophy. TCF provides numerous opportunities for current and prospective stockholders to gain access to management through attendance at investor conferences, one-on-one in-person meetings, and telephone calls. Through these interactions, management is able to educate current and prospective investors about TCF, learn about concerns of stockholders, and provide a better understanding of our business model and philosophy. Management also gets valuable feedback from investors on topics including strategy, governance and compensation, which management takes into consideration in making future business decisions.

In 2015, TCF attended nine investor conferences, which allow for one-on-one interaction with a large number of investors in a short period of time. TCF also made three visits to specific markets which have concentrations of current or prospective investors, including California and Chicago. Operating leverage, loan and lease growth and revenue generation were the key discussion topics with investors during these conferences and meetings in 2015.

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In August 2015, TCF hosted its first Investor Day since 2006, which was attended by 20 institutional investors, 16 sell-side firms, and was available to all investors via webcast. Over 20 members of TCF’s senior management team, including Vance Opperman, TCF’s Lead Director and Chair of the Compensation Committee, were in attendance. During this event, TCF announced that Craig Dahl would be its next CEO, provided an overview of strategic initiatives, and introduced investors to key members of the senior management team.

When management is not meeting in-person with investors, TCF’s Director of Investor Relations is available to investors via telephone. TCF takes great pride in providing a high level of responsiveness to all investor inquiries. In total, TCF management conducted over 200 meetings with investors in 2015, representing nearly 70% of our institutional ownership as of December 31, 2015.

In addition to these investor meetings, the Compensation Committee engaged with certain stockholders in order to understand and address the issues raised regarding our corporate governance and compensation practices reflected in the 2015 Say on Pay vote. In order to provide stockholders with perspective on the decisions made and the process by which they were reached, the Compensation Committee felt it was important that Mr. Opperman meet personally with these stockholders. During the course of these meetings, all but two of which were in person, Mr. Opperman spoke with institutional investors owning approximately 42% of institutionally owned shares as of December 31, 2015. Set forth below are the primary views offered by our stockholders through these meetings, and the actions the Compensation Committee has taken in response to those concerns:

Stockholder Concerns	Action Taken in Response to Stockholder Concerns
A majority of stockholders supported a stockholder proposal that we adopt proxy access to allow stockholders to nominate Directors and have the nominees included in our proxy.	We amended our Bylaws in October 2015 to provide for proxy access with the 3-year, 3% structure suggested by stockholders, which allowed aggregation for up to 20 stockholders.
A majority of stockholders supported a resolution to limit future severance agreements to 2.99 times the sum of an executive’s salary and bonus.	We enacted our Executive Severance Policy in October 2015 that limits future severance awards made to our senior executives. This policy is available on our website, and further described below under “Executive Severance Policy.”
Stockholders expressed support for the changes to our overall compensation structure enacted for 2015, but indicated that they will be focused on the compensation package for Mr. Dahl following his assumption of the CEO role.	As a result of support for the overall 2015 compensation levels expressed by stockholders, we kept annual cash and long-term incentives at the same levels for 2016. In addition, we reviewed peer data compiled by FW Cook in setting Mr. Dahl’s compensation as CEO. The Compensation Committee believes that we have set levels of compensation for Mr. Dahl that are sufficient to retain, reward and motivate him and are consistent with CEOs at peer organizations. See “Enhancements to Pay Alignment” below for further discussion.
Pay for Performance – Stockholders continued to express concerns regarding the disconnect between performance as measured by our incentives and stockholder returns.	The Compensation Committee determined that one of the best ways to further strengthen the alignment of executive compensation goals with stockholder returns was to make executives’ performance-based long-term equity awards vest based on TCF’s three-year TSR performance relative to our peer group. As discussed below under “Key 2015 and Early 2016 Compensation Events”, the 2015 MIP was based on our relative ROA and ROTCE. Our ROA and ROTCE ranked 17th and 26th of 51 companies among the 2015 Peer Group (defined below under “Peer Groups”). As a result, each eligible NEO received an annual cash incentive of 132.72% of target, or 99.54% of base salary for Messrs. Jones, Dahl, and Jasper and 132.72% of salary for Mr. Cooper. Mr.Jones also received a supplemental award bringing his total annual cash incentive to 102.80% of his base salary as of December 31, 2015. Our above median ROA performance and median ROTCE performance resulted in above target awards for each eligible NEO. Mr. Butterfield, who joined TCF in March 2015, received a 2015 annual cash incentive payment of $300,000. When evaluating 2015 MIP award payments and the 2015 award to Mr. Butterfield, the Compensation Committee also considered our performance during 2015 (see “Compensation Discussion and Analysis - Performance”) and the individual performance of each NEO discussed in the CD&A.

We believe that these changes address the major concerns expressed by stockholders regarding our compensation practices and incorporate current compensation and governance best practices. Additionally, the following changes were made in recent years in response to stockholder concerns:

•	All equity awards granted after January 1, 2015 now include a “double trigger,” such that the award will not vest in connection with a change in control unless the executive’s employment is terminated without cause within one year thereof.

•	Annual cash incentives beginning in 2015 were revised from prior years to decrease the maximum payout as a percentage of base salary from 200% to 150% for NEOs other than Mr. Cooper, and to base the awards on performance metrics (ROA and ROTCE) relative to TCF’s peers that are widely used and tracked in the industry and demonstrate efficient use of capital.

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•	Long-term incentives beginning in 2015 were revised from prior years to provide for an annual formulaic award based on a percentage of the NEO’s base salary, with half of the target award time-based and half performance-based.

•	Long-term incentives beginning in 2015 were also revised from prior years to align them more closely with the interests of stockholders, with half of the target award based on our total stockholder return relative to our peers over the three-year performance period.

•	Mr. Cooper’s employment agreement was amended to eliminate lump sum payments as a result of termination by Mr. Cooper for Good Reason if he is not elected Chairman.

•	In January 2015, the Board approved amendments to our Certificate of Incorporation and Bylaws to provide stockholders with the right to call a special meeting at the request of at least 25% of our common stock.

See “2015 Payment of Named Executive Officers” in the CD&A for a more complete discussion of TCF’s executive compensation program.

Resolution

Stockholders are asked to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this is an advisory vote, the Compensation Committee values the views of our stockholders and will consider the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

Proposal 4	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2016.

TCF is providing stockholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) vote on the appointment of KPMG. Such a vote is not required but is being solicited by TCF in order to determine if the stockholders approve of TCF’s appointment of KPMG as our independent registered public accountants. The Audit Committee’s appointment of KPMG is not contingent upon obtaining stockholder approval. In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” this Proposal.

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Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

By the Audit Committee:

George G. Johnson, Chair
Thomas A. Cusick
Karen L. Grandstrand
Richard H. King
Vance K. Opperman
Roger J. Sit
Richard A. Zona

Independent Registered Public Accountants

Fees paid to KPMG for the years ended December 31, 2014 and 2015 are as follows:

	2014	2015
Audit Fees(1)	$940,000	$1,410,700
Audit-Related Fees(2)	302,155	456,790
Tax Fees(3)	49,319	342,410
All Other Fees	—	—
TOTAL	$1,291,474	$2,209,900
(1)	Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.
(2)	Audit-Related Fees in 2014 and 2015 related to employee benefit plan audits, servicing reports, and agreed-upon procedures work.
(3)	Tax Fees related to the review of tax returns and consultation on other corporate tax matters, including $41,250 and $42,050 for tax return reviews and related services for 2014 and 2015, respectively .

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

Pre-approval Process

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by TCF’s independent registered public accountants. In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000. Any services pre-approved by the Chair will be reported to and considered by the full Audit Committee at its next scheduled meeting. During 2015, all services provided by KPMG (including all of the services related to the fees described in the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

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Proposal 5	Stockholder Proposal Regarding Equity Retention

Marco Consulting Group Trust I (for purposes of this Proposal, the “Proponent”), 550 W. Washington Blvd, Suite 900, Chicago, IL 60661, has provided evidence that it beneficially owned and has held more than $2,000 of TCF’s common stock for more than one year and has notified us that a representative intends to present the proposal set forth in quotes below at the Annual Meeting. The Board of Directors opposes this Stockholder Proposal for the reasons stated after the proposal. Although the Proponent uses terms like “we” and “our” in its supporting statement, the text below under the caption “Stockholder Supporting Statement” does not represent the views of the Company or the Board. As required by the rules of the SEC, however, the text of the supporting statement is included below exactly as submitted:

Stockholder Proposal

“RESOLVED: Shareholders of TCF Financial Corporation (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 50 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Stockholder Supporting Statement

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term.

For example, our Company’s share ownership guidelines require the CEO to hold an amount of shares equivalent to five times his base salary, or approximately 438,558 shares based on the current trading price. In comparison, the CEO currently owns 3,489,311 shares. Whatsmore, in 2014, our Company granted the CEO a target amount of 500,000 shares. In other words, one year’s worth of equity awards surpasses the Company’s long-term share ownership guidelines for the CEO.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http:// www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.”

Board’s Statement in Opposition

After careful consideration, TCF’s Board believes that adopting the Proposal conveys no benefits because TCF executives already currently comply with its terms, and would not be in the best interests of the Company or its stockholders. The Board therefore recommends a vote AGAINST this Proposal.

TCF’s Board strongly supports the principle that TCF’s executive compensation program and stock retention policies should closely align the interests of management and stockholders. The Board believes that sensible stock ownership and compensation programs align the long-term interests of executive officers

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and stockholders without depriving executives of the flexibility necessary to address unexpected or major expenses, or preventing them from prudently managing their financial affairs. As described further below, the Board believes that TCF’s executive compensation program, stock ownership guidelines, prohibition of hedging, and ownership culture, effectively protect stockholders. The Board believes that the rigid mandate inherent in this Proposal could put TCF at a competitive disadvantage for attracting, retaining and motivating executive officers and could result in harmful consequences, while not providing any benefit to stockholders. The Board believes that considerations such as these are what have resulted in stockholders of other companies rejecting similar stockholder proposals.

As discussed in the CD&A and as the proponent acknowledges, the Board has adopted stock ownership guidelines that require executive officers with the following titles to beneficially own a number of shares of TCF common stock equal to or greater than the amounts specified below:

Title	Multiple of Base Salary
Chief Executive Officer	5x
Vice Chairman	3x
Chief Risk Officer	3x
Executive Vice President	3x

The requisite ownership level must then be retained by the executive officer throughout his or her service with TCF. These guidelines align the interests of TCF’s executive officers and stockholders. As of December 31, 2015, stock ownership (inclusive of all stock options, and all restricted stock, whether vested or unvested) for each of the NEOs (other than Mr. Butterfield) exceeds that required by TCF’s stock ownership guidelines as shown below. Mr. Butterfield joined TCF in March 2015, and is expected to achieve the required level of stock ownership by March 2020, the date required by the guidelines.

TCF also prohibits hedging transactions. TCF’s insider trading policy prohibits all TCF employees from engaging in short sales, trading options, or entering into any other types of hedging transactions. Therefore, the adoption of the Proposal for the purpose of implementing restrictions on hedging is not necessary, because this restriction is already in place and applicable to all shares owned by TCF executive officers whether such shares were obtained from TCF or otherwise.

As described in the CD&A,TCF designs its compensation to attract and retain experienced, highly qualified executives because its executives are critical to long-term success and enhancement of stockholder value. TCF’s compensation objectives include:

•	Attracting, rewarding, and retaining highly qualified executives;

•	Linking pay to individual and Company performance, while not encouraging excessive risk-taking;

•	Balancing compensation related to short- and long-term Company performance with weighting towards long-term performance; and

•	Aligning the interests of executives and stockholders through long-term ownership of TCF common stock.

TCF’s executive compensation program is therefore designed so that a substantial portion of the executive officers’ compensation consists of long-term incentive awards paid in the form of stock. Paying compensation in stock and linking the vesting of the stock to TCF’s total stockholder return serves the goal of creating long-term value for TCF’s stockholders by tying the ultimate value of long-term awards to the achievement of stock price performance and continued employment with TCF.

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As further evidence that this Proposal is an attempt to fix a problem that does not exist at TCF, the chart below shows for each of Messrs. Dahl, Jasper and Jones since January 1 of the year that each was first named as an NEO, the (i) aggregate number of net after-tax shares earned through TCF’s equity compensation programs, (ii) the aggregate sales reported by each, and (iii) the percentage of net after-tax shares retained.

Information for Mr. Dahl is provided since January 1, 2009 since he was an NEO in the 2006 Proxy Statement but was not an NEO again until the 2009 Proxy Statement. Although information for Mr. Cooper is not presented due to his retirement from the position of CEO on December 31, 2015, Mr. Cooper’s stock holdings shown above represent more than 20 times his base salary as of December 31, 2015.

EQUITY RETENTION

(1)	Assumes that shares earned but deferred pursuant to TCF’s Employees Deferred Stock Compensation Plan were taxed at a rate of 31.25%, which includes statutory withholding of 25% for Federal and 6.25% for Minnesota.
(2)	Mr. Dahl exercised options to purchase 80,000 shares in May 2009 and sold all 80,000 shares. The number of shares earned after-tax and shares sold was reduced to account for the estimated 2,806 shares that would have been sold for tax withholding if Mr. Dahl had been permitted to elect a net exercise of the options, he would have only received 5,776 shares.

The Board also believes that the Proposal is not in the best interests of the Company or stockholders because the Proposal itself is unclear. The Proposal states, “The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 50 percent of net after-tax shares.” While this terminology may work for full-value awards like restricted stock, it may not apply to other types of awards such as options. For options, a recipient must use his or her own funds to pay the full exercise price of all of the options. The taxable amount represents the true value recognized by the recipient, which equals the fair market value of the stock less the exercise price. For example, as noted in the table above, in May 2009, Mr. Dahl exercised 80,000 options at a cost of $14.515625 per share. We have treated this as a net award of 77,194 shares, which includes 80,000 shares minus the shares that could have been withheld to pay taxes by Mr. Dahl. The economic value recognized by Mr. Dahl, however, only equaled $1.74 per share, or $139,550 in the aggregate, which would have equated to 5,776 shares after taxes. Given this, it is unclear what the Proponent would consider to be 50 percent of the net after-tax shares of exercised options. If Mr. Dahl had elected a net exercise of his options rather than paying the full strike price on the 80,000 options, TCF would have issued Mr. Dahl only 5,776 shares net of taxes. Had he then sold all 5,776 shares issued pursuant to the net exercise, which is essentially what he did by exercising the options and selling the shares, his retention percentage would be 96.5% in the chart above.

The Board believes that TCF’s current policies offer the right incentives for executive officers to create long-term value for stockholders and provide compensation programs that attract, retain, and motivate executive officers. The Proposal’s significant restriction on an executive officer’s ability to exercise and realize the value of equity awards, namely the requirement that they retain 50% of their net after-tax equity compensation until retirement, would be unduly restrictive and would negatively affect TCF’s ability to retain and attract executive officers. Further, adoption of the Proposal could be harmful in several respects. The type of policy set forth in this Proposal is, not surprisingly, uncommon among TCF’s peers and the adoption of this Proposal would put TCF at a competitive disadvantage relative to peers who do not have such restrictions, as executives wishing to diversify their holdings would be incentivized to seek employment elsewhere.

While it is essential that our executive officers have a meaningful equity stake in TCF, the Board also believes that it is important that executive officers have flexibility in their ability to manage their personal financial affairs, including buying a house, paying tuition, caring for relatives and other routine and unexpected expenses that all of our current and future executives may not be equally well-situated to deal with. The adoption of this policy would also limit the executive officers’ ability to engage in customary and

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prudent estate planning, portfolio diversification or charitable giving. These onerous restrictions could also create an incentive for executive officers to resign in order to realize the value of their prior service, or, in the alternative, create incentives for the Company to decrease the equity component of long-term compensation, which would weaken the alignment of executives’ interests with those of stockholders. The restrictions could also create incentives for executives to manage the Company based on short-term considerations as they near retirement, which could sacrifice the long-term interests of the Company.

The Board believes that it is important that TCF have the ability to attract, retain and motivate a talented and experienced leadership team by offering compensation that is competitive and designed to foster achievement of the strategic, operational and financial goals of the Company. Adopting rigid policies such as this Proposal, which imposes undesirable limits that lessen the value of incentives to executives and limits ability to attract and retain executives, will not help TCF to achieve its goals. For these reasons, the Board believes that adoption of this policy (i) provides no value to stockholders because TCF executives currently comply with the mandates of the proposal and (ii) would impede TCF’s ability to attract and retain executives.

Recommendation of the Board

For the reasons set forth above, the Board unanimously recommends that stockholders vote “AGAINST” this Proposal.

Background of Executive Officers who are not Directors

The following describes the business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.

Mark A. Bagley (age 55) has been Chief Credit Officer of TCF Financial since January 2014 and TCF Bank since December 2013. Prior to joining TCF Financial, Mr. Bagley was Chief Credit Officer at State Farm Bank F.S.B, a financial services institution and wholly-owned subsidiary of State Farm Mutual Automotive Insurance Company, from March 2012 to November 2013. From June 2008 to March 2012 and from July 1997 to September 2005, Mr. Bagley was employed by U.S. Bank National Association, a financial services institution, holding various positions including being responsible for credit approval for corporate banking and commercial banking lines of business as well as divisional management positions. From June 2007 through June 2008, Mr. Bagley was Chief Risk Officer for Toyota Savings Bank, a financial services institution and indirect subsidiary of Toyota Motor Corporation. From October 2005 to May 2007, he was Chief Risk Officer for Marquette Financial Companies, a financial services institution.

Susan D. Bode (age 53) (Principal Accounting Officer) has been Senior Vice President and Chief Accounting Officer of TCF Financial since November 2012. Ms. Bode has also served as Executive Vice President and Chief Accounting Officer of TCF Bank since November 2012. Prior to being elected Executive Vice President in November 2012, she was a Senior Vice President of TCF Bank since April 2010. She has served as Chief Accounting Officer of TCF Bank since April 2010. Prior to joining TCF Bank, from 2007 to 2010, Ms. Bode served as Managing Director with the finance group of Residential Capital, LLC, a division of GMAC LLC, engaged principally in mortgage financing activities.

Thomas J. Butterfield (age 51) became Executive Vice President and Chief Information Officer of TCF Financial and TCF Bank in March 2015. Prior to joining TCF, from January 2014 to August 2014, Mr. Butterfield was the Senior Vice President, Technology Strategy & Business Solutions at Target Corp, an upscale discount retail company. Beginning in January 2006, Mr. Butterfield served in various leadership positions at Target, including acting Chief Information Officer of Target Canada, from January 2011 to December 2013.

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James M. Costa (age 47) has been the Chief Risk Officer since August 2013 for TCF Financial and TCF Bank. He has over 25 years of financial services experience, with nearly twenty years in risk management. Prior to joining TCF Financial, from 2010 to 2013, Mr. Costa served as Executive Vice President of Risk and Head of Enterprise Portfolio Management at PNC Financial Services Group, Inc., a financial services institution, and before that, from 2004 to 2010, led enterprise credit strategy for Wachovia Corporation, a financial services institution.

Joseph T. Green (age 61) has been Secretary of TCF Financial since 2011 and has been General Counsel of TCF Financial since 2009. He has also been a Senior Vice President of TCF Financial since 2008. Mr. Green has also served as General Counsel of TCF Bank since 1993 and Secretary of TCF Bank since 2001, and has been an Executive Vice President of TCF Bank since 2010.

William S. Henak (age 57) has been Executive Vice President –Wholesale Banking of TCF Financial since January 1, 2016 with oversight over the equipment finance and leasing, inventory finance and commercial banking business units. Mr. Henak had been President and Chief Executive Officer at TCF Equipment Finance, a division of TCF Bank, since December 2012, and had also served in various leadership roles with TCF Equipment Finance, Inc., a wholly owned subsidiary of TCF Bank until its merger with the bank, since 2000 when TCF acquired First Commercial Capital Corporation, a general equipment leasing company that Mr. Henak founded in 1995. Prior to that, Mr. Henak had been an Executive Vice President for Computer Leasing, Inc., a computer leasing company, since 1985. Prior to entering the equipment finance industry, Mr. Henak was a Certified Public Accountant with KPMG Peat Marwick.

Andrew J. Jackson (age 57) has been the Chief Audit Executive Officer since August 2012 for TCF Financial and TCF Bank. Prior to joining TCF Financial, from July 2006 to August 2012, Mr. Jackson was Executive Vice President and Corporate Auditor, in charge of the Internal Audit function, of First Tennessee Bank, a financial services institution.

Michael S. Jones (age 47) became Executive Vice President –Consumer Banking on January 1, 2016. Prior to that, Mr. Jones had been Executive Vice President and Chief Financial Officer of TCF Financial since January 1, 2012. He also has served in various leadership positions with certain of TCF’s wholly-owned subsidiaries since 2008. Mr. Jones has nearly 20 years of financial experience in various functions including finance and operations. Prior to joining TCF, Mr. Jones held financial leadership positions with a subsidiary of PACCAR, Inc., a manufacturer of premium commercial vehicles, and various subsidiaries of General Electric Company, a large diversified technology and financial services company.

Brian W. Maass (age 42) has been Executive Vice President and Chief Financial Officer of TCF Financial and TCF Bank since January 1, 2016. He has also been an Executive Vice President of TCF Bank since 2012. Mr. Maass had been Chief Investment Officer and Treasurer of TCF Financial and TCF Bank since 2012. Prior to joining TCF, Mr. Maass was Senior Vice President, Corporate Treasury with Wells Fargo Bank, NA, a national banking association, since 2005. Mr. Maass held other senior leadership, treasury, finance and accounting positions at Wells Fargo since 2000. Prior to that, Mr. Maass was a Manager at Crowe Horwath LLP, a public accounting and consulting firm, within their Banking and Financial Services Group.

Tamara K. Schuette (age 48) has been Senior Vice President and Corporate Controller of TCF Financial since October 2014 and Executive Vice President and Corporate Controller of TCF Bank since August 2014. In her role, Ms. Schuette is responsible for the Accounting, Financial Planning and Analysis, Operations, Quality, and Tax functions. Ms. Schuette has nearly twenty years of financial experience in various functions including finance, operations, and enterprise and operational risk. Prior to joining TCF Financial, Ms. Schuette worked at GE Capital, the financial services division of General Electric Company, and its various subsidiaries, from May 1998 to July 2014 serving in various leadership positions such as SVP of Operations of GE Fleet Services from 2007 to 2009, Enterprise and Operational Risk Leader of GE Capital Americas from 2010 to 2012, and Operational Risk Leader of GE Capital from 2012 to 2014.

Barbara E. Shaw (age 60) has been Senior Vice President and Director of Corporate Human Resources of TCF Financial since December 1999 and is also Executive Vice President of Corporate Human Resources for TCF Bank. As Director of Corporate Human Resources, Ms. Shaw oversees all human resources disciplines including recruiting, employee relations, payroll, benefits, compensation, and employee development. Ms. Shaw assumed oversight of the TCF Foundation in January 2012.

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Ownership of TCF Stock

TCF Stock Ownership of Directors and Executive Officers

COMMON STOCK

The following table shows ownership as of January 31, 2016 of TCF common stock by those indicated.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)(3)		of Class(4)
Directors who are not NEOs:
Peter Bell	82,643	(5)	*
William F. Bieber	889,588		*
Theodore J. Bigos	60,123		*
Thomas A. Cusick	176,541	(5)	*
Karen L. Grandstrand	51,655		*
George G. Johnson	102,397		*
Richard H. King	10,959		*
Vance K. Opperman	91,906		*
James M. Ramstad	20,007		*
Roger J. Sit	213,415		*
Julie H. Sullivan (nominee)	—		*
Barry N. Winslow	309,576		*
Richard A. Zona	48,908		*
NEOs:
William A. Cooper	3,222,441	(2)(5)	1.9%
Michael S. Jones	271,512		*
Craig R. Dahl	787,178	(2)(5)	*
Thomas F. Jasper	569,170	(2)(5)	*
Thomas J. Butterfield	25,000		*
All Directors and Executive Officers combined (26 persons)	7,546,593	(2)(5)	4.4%

*	Represents 1.0% or less of the outstanding TCF common stock.

(1)	All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (3) below. Includes shares beneficially owned by affiliated trusts or family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 64,841 shares; Mr. Bieber, 782,718 shares; Mr. Cusick, 129,334 shares; Mr. Sit, 89,559 shares; Mr. Winslow, 251,374 shares; Mr. Jones, 22,833 shares; and all Directors and Executive Officers combined, 1,340,659 shares. Includes the following shares indirectly owned through related entities: Mr. Bigos, 8,000 shares; Mr. Sit, 100,000 shares; and all Directors and Executive Officers, 108,000 shares. Mr. Sit disclaims any beneficial ownership in the shares owned by his related entity.

(2)	Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after January 31, 2015: Mr. Cooper, 800,000 shares; Mr. Dahl, 225,000 shares; Mr. Jasper, 141,000 shares; and all Directors and Executive Officers combined, 1,166,000 shares.

(3)	Includes whole shares of TCF common stock allocated to accounts in the ESPP for which the NEOs and certain Directors have shared voting power as follows: Mr. Cooper, 18,053 shares; Mr. Jones, 13,942 shares; Mr. Dahl, 17,905 shares; Mr. Jasper, 13,589 shares; and all Directors and Executive Officers combined, 157,878 shares. Also includes whole shares of TCF common stock in the trust for the ESPP-Supplemental Plan for which the NEOs and certain Directors do not have voting power, as follows: Mr. Cooper, 119,920 shares; Mr. Jones, 13,939 shares; Mr. Dahl, 65,638 shares; Mr. Jasper, 20,703 shares; and all Directors and Executive Officers combined, 294,672 shares. Also includes whole shares of TCF common stock (vested and unvested) in the trust for the TCF Employees Deferred Stock Compensation Plan for which the NEOs do not have voting power, as follows: Mr. Cooper, 1,375,000 shares; Mr. Dahl, 237,500 shares; Mr. Jasper, 291,568 shares; Mr. Jones, 75,527 shares; Mr. Winslow, 50,000 shares; and all Directors and Executive Officers combined, 2,039,595 shares. Also includes 16 shares for Mr. Bell in trust for the Executive Deferred Compensation Plan for which he does not have voting power. Also includes whole shares of TCF common stock (vested and unvested) in the trust for the Directors Deferred Compensation Plan for which the holder does not have voting power, as follows: Mr. Bell, 3,629 shares; Mr. Bieber, 106,270 shares; Mr. Bigos, 47,426 shares; Mr. Cusick, 47,207 shares; Ms. Grandstrand, 51,655 shares; Mr. Johnson, 98,840 shares; Mr. King, 10,959 shares; Mr. Opperman, 61,817 shares; Mr. Sit, 10,724 shares; Mr. Zona, 48,908 shares; Mr. Cooper, 9,468 shares; and all Directors and Executive Officers combined, 496,903 shares.

(4)	As of January 31, 2016, there were 170,167,582 shares of TCF common stock outstanding. The percentage for each Director and Executive Officer has been calculated by treating as outstanding the shares which could be purchased upon the exercise of outstanding options by such Director or Executive Officer within 60 days after January 31, 2016. As of January 31, 2016, there were outstanding options with respect to 1,166,000 shares that were exercisable within 60 days for all Executive Officers combined.

(5)	Includes shares pledged as collateral for loans to Directors or NEOs as follows: Mr. Bell, 62,530 shares; Mr. Cooper, 900,000 shares; Mr. Cusick, 176,541 shares; Mr. Dahl, 138,980 shares; Mr. Jasper, 55,486 shares; and all Directors and Executive Officers combined, 1,333,537 shares.

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PREFERRED STOCK

The following table shows ownership as of January 31, 2016 of: (i) depositary shares each representing a 1/1000th interest in a share of 7.50% Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”); and (ii) 6.45% Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) by those indicated.

	Series A Preferred Stock			Series B Preferred Stock
	Amount			Amount
	and Nature			and Nature
	of Beneficial		Percent	of Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class(3)	Ownership(1)		of Class(3)
Directors who are not NEOs:
Peter Bell	—		*	—		*
William F. Bieber	160,000		2.3%	—		*
Theodore J. Bigos	4,000		*	—		*
Thomas A. Cusick	29,870		*	—		*
Karen L. Grandstrand	—		*	—		*
George G. Johnson	—		*	—		*
Richard H. King	—		*	—		*
Vance K. Opperman	40,000		*	—		*
James M. Ramstad	—		*	—		*
Roger J. Sit	—		*	—		*
Julie H. Sullivan (nominee)	—		*	—		*
Barry N. Winslow	20,000		*	—		*
Richard A. Zona	20,000	(2)	*	10,000	(4)	*
NEOs:
William A. Cooper	20,000		*	20,000		*
Michael S. Jones	1,000		*	—		*
Craig R. Dahl	—		*	—		*
Thomas F. Jasper	4,000	(2)	*
Thomas J. Butterfield	—		*	—		*
All Directors and Executive Officers (26 persons)	299,270	(2)	4.3%	30,400	(4)	*

*	Represents 1.0% or less of the outstanding class of stock.

(1)	All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote. Includes shares of Series A Preferred Stock beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Cusick, 5,770 shares; and all Directors and Executive Officers combined, 5,770 shares. Includes the following shares owned by related entities: Mr. Bigos, 4,000 shares; and all Directors and Executive Officers combined, 4,000 shares.

(2)	Includes shares of Series A Preferred Stock pledged as collateral for loans to Directors or NEOs as follows: Mr. Jasper, 4,000 shares; Mr. Zona, 20,000 shares; and all Directors and Executive Officers combined, 24,000 shares.

(3)	As of January 31, 2016, there were 6.9 million shares of Series A Preferred Stock outstanding and 4.0 million shares of Series B Preferred Stock outstanding.

(4)	Includes shares of Series B Preferred Stock pledged as collateral for loans to Directors and NEOs as follows: Mr. Zona, 10,000 shares; and all Directors and Executive Officers combined, 10,000 shares.

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TCF Common Stock Ownership of Certain Beneficial Owners

The following table shows ownership as of December 31, 2015 of each person known by us to beneficially own more than five percent of our common stock.

	Amount and Nature of
	Beneficial Ownership of	Percent
Name of Beneficial Owner	TCF Common Stock	of Class(5)
FMR LLC(1)	14,994,572	8.8%
BlackRock, Inc.(2)	11,646,877	6.9%
The Vanguard Group(3)	10,435,319	6.2%
Advisory Committee of TCF Employees Stock Purchase Plan(4)	8,830,125	5.2%

(1)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of FMR LLC, Abigail P. Johnson and Fidelity Small Cap Discovery Fund on February 12, 2016. Information is as of December 31, 2015. Beneficial ownership of shares by FMR LLC is in the following manner: sole voting power, 1,136,172 shares; shared voting power, 0 shares; sole dispositive power, 14,994,572 shares; and shared dispositive power, 0 shares. Beneficial ownership of shares by Abigail P. Johnson is in the following manner: sole voting power, 0 shares; shared voting power, 0 shares; sole dispositive power, 14,994,572 shares; and shared dispositive power, 0 shares. Beneficial ownership of shares by Fidelity Small Cap Discovery Fund is in the following manner: sole voting power, 10,900,000 shares; shared voting power, 0 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 10, 2016. Information is as of December 31, 2015. Beneficial ownership of shares by BlackRock, Inc. is in the following manner: sole voting power, 11,028,705 shares; shared voting power, 31,394 shares; sole dispositive power, 11,615,483 shares; and shared dispositive power, 31,394 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 11, 2016. Information is as of December 31, 2015. Beneficial ownership of shares by The Vanguard Group is in the following manner: sole voting power, 121,092 shares; shared voting power, 6,900 shares; sole dispositive power, 10,316,827 shares; and shared dispositive power, 118,492 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)	The Advisory Committee for the ESPP has shared voting power with participants of all allocated shares in such plan. Advisory Committee members disclaim beneficial ownership of these shares. The foregoing information is based upon the Schedule 13G/A filed with the SEC by TCF Financial Corporation on February 12, 2016. Information is as of December 31, 2015. Beneficial ownership of shares by the Advisory Committee for the ESPP is in the following manner: sole voting power, 0 shares; shared voting power, 8,830,125 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares. The address of the Advisory Committee is c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391.

(5)	As of December 31, 2015, there were 169,844,464 shares of our common stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires TCF’s Directors, executive officers, and persons who beneficially own more than ten percent of the outstanding shares of TCF common stock to file certain stock ownership reports with the SEC. Based upon representations signed by officers and Directors, TCF believes that all reports required by officers and Directors were filed on a timely basis during 2015, except for one late Form 4 filing by Mr. Winslow to report one transaction to transfer shares from his ESPP-Supplemental Plan account to a personal account.

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Additional Information

Who is Permitted to Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock at the close of business on the Record Date. Each share of TCF common stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” with respect to each nominee for Proposal 1. With respect to all other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Stockholders of Record

If your shares of TCF common stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders

If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.” As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or other nominee. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?

A majority of the shares of TCF common stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum. Broker non-votes (described below) of your shares are counted toward the quorum requirement. If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count toward the quorum requirement but will not be deemed to have been voted in favor of such proposal(s).

How do I Vote?

Stockholders of Record

In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF common stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

•	online using the instructions for Internet voting shown on the Notice or proxy card(s);

•	by telephone using the instructions for telephone voting shown on the proxy card(s); or

•	by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions. If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, your proxies will vote in accordance with the Directors’ recommendations for each proposal for which you do not provide instructions. If any other business comes before the Annual Meeting, your proxies will vote your proxy according to their own judgment.

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“Street Name” Holders

You must follow the voting instructions provided by your broker or other nominee. Under the rules of the NYSE, brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 4, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2016. Investors who hold their stock in “street name” are invited to attend the Annual Meeting; however, you must obtain a legal proxy from the stockholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

Annual Meeting Webcast

Only stockholders who attend in person may vote during the Annual Meeting. Stockholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person or listen to the Annual Meeting via webcast, please vote in advance by proxy by following the instructions set forth on the Notice or proxy card(s).

Notice

You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to access TCF’s proxy materials and submit your vote, but you cannot vote by marking the Notice and returning it.

I Have Already Voted my Proxy, May I Revoke it and Vote at the Annual Meeting?

Yes, your proxy is revocable and is automatically revoked if you submit a valid proxy with a later date or vote at the meeting. You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy. However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them showing you as the owner. Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?

For Proposal 1, the election of Directors, the 15 candidates who receive the most votes (a “plurality”) will be elected; provided, however, that any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board, which will then decide whether to accept the resignation. All other proposals must be approved by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?

A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you. Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 4, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2016.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining a quorum, but will not be deemed to have voted for such proposal. Because shares voted “ABSTAIN” are counted as entitled to vote on a proposal, abstentions will have the same effect as a vote against the proposal.

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Who Pays for the Expenses Related to Proxy Solicitation?

TCF is paying all costs of solicitation. Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail, or facsimile. Directors, officers, and employees will not receive any additional compensation for such services.TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF common stock.

Who will Count the Votes?

A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as the independent inspector of election.

Do I Need to Do Anything to Attend the Annual Meeting?

Yes, holders of TCF common stock will be permitted to attend the Annual Meeting only upon presentation of a valid form of photo identification.

May Stockholders submit Proposals or Nominate Directors for this Annual Meeting?

Prior to the respective deadlines, stockholders are permitted to submit proposals or to nominate Directors to be acted on at the Annual Meeting.The deadline for stockholders to submit proposals or a Director nomination for inclusion in this Proxy Statement was November 12, 2015, and the deadline to submit proposals or nominations not to be included in this Proxy Statement was February 27, 2016.

What is TCF’s Policy on Stockholder Nominations?

Please refer to “Corporate Governance – Director Nominations” below for a description of TCF’s policy on stockholder nominations.

How can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?

If you are a stockholder and you wish to have a proposal included in TCF’s proxy statement for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 17, 2016. We suggest that you send any such proposals by certified mail. The Board has the right to review stockholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.

As mentioned previously, in October 2015 TCF’s Bylaws were amended to implement proxy access. An Eligible Stockholder must submit a nomination between October 18, 2016 and November 17, 2016. We suggest that you send any such proposals by certified mail. The Board has the right to review nominations to determine if they meet the requirements set forth in the Bylaws for being included in the proxy statement.

Director nominations and stockholder proposals not included in proxy mailings may be submitted for the 2017 Annual Meeting if they meet the requirements set forth in TCF’s Bylaws. Stockholders must deliver notice of a proposal or Director nomination to the Company’s Corporate Secretary by the deadline, which is at least 60 days, but not more than 90 days before the 2017 Annual Meeting, but if TCF gives less than 70 days advance notice for the 2017 Annual Meeting, the deadline is ten days after the earlier of the date that: (i) public disclosure of the date of the 2017 Annual Meeting was made: or (ii) the Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting was mailed. Stockholders can nominate Directors at an Annual Meeting if the nomination: (i) is submitted to the Company’s Corporate Secretary by the deadline set forth above and: (ii) satisfies the informational and other requirements in the Bylaws of TCF as determined by the Board. If the 2017 Annual Meeting is held on the fourth Wednesday in April and TCF provides notice or prior public disclosure of the date of the meeting more than 70 days prior to the meeting date, the deadline for submission of a proposal or nomination of a Director for the 2017 Annual Meeting would be between January 26, 2017 and February 25, 2017. TCF reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card. Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

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How can Stockholders get copies of TCF’s Annual Report?

STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2015 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS. If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-01-G, Wayzata, MN 55391-1693. If you want copies of exhibits to the 2015 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense. You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Householding

TCF may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC. Consequently, only one copy of each of the annual report, proxy statement, or the Notice may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders. TCF will deliver promptly upon written or oral request a separate copy of its 2015 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. With regard to householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above. If you reside at the same address as another stockholder and you prefer to receive your own copy of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare, by calling its toll-free number, (800) 443-6852, or writing to them at P.O. Box 30170, College Station,TX 77842-3170.Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare at the phone number or address above.

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Appendix I	Reconciliation of GAAP to Non-GAAP Financial Measures

RETURN ON AVERAGE TANGIBLE COMMON EQUITY(1)

	YTD	YTD
	12/31/2014	12/31/2015
Computation of return on average tangible common equity:
Net income available to common stockholders	$154,799	$177,735
Other intangibles amortization, net of tax	1,062	1,000
Adjusted net income available to common stockholders	$155,861	$178,735
Average balances:
Total equity	$2,058,442	$2,217,204
Less: Non-controlling interest in subsidiaries	17,014	19,514
Total TCF Financial Corporation stockholders’ equity	2,041,428	2,197,690
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	5,498	3,913
Average tangible common equity	$1,547,050	$1,704,897
Return on average tangible common equity	10.08%	10.48%
(1)	When evaluating capital adequacy and utilization, management considers financial measures such as Return on Average Tangible Common Equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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Appendix II	TCF Employees Stock Purchase Plan – Supplemental Plan

(As amended and restated effective ~~January 1~~April 27, 2016)

I. Purpose of Plan; Effective Date of Plan

The purpose of the TCF Employees Stock Purchase Plan—Supplemental Plan (the “Plan”) is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the Internal Revenue Code (“IRC”), as set forth herein, to such Employees under the TCF Employees Stock Purchase Plan (“ESPP Plan”). The Plan was originally effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter. The Company hereby adopts this amendment and restatement effective January 1, 2011. A previous plan, the Supplemental Employee Retirement Plan – ESPP Plan (the “Previous Plan”) was and remains in effect for benefits based on Covered Compensation earned in calendar year 2004 and before and is a separate stand alone plan. This Plan does not make any material modifications to the Previous Plan. This Plan is intended to be exempt from the participation, vesting and funding provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is intended to be maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan is intended to satisfy the requirements for nonqualified deferred compensation plans set forth in IRC § 409A, and it shall be interpreted, administered and construed consistent with said intent.

This Plan is also intended to be a plan, program, or arrangement under 4 U.S.C. section 114 (the “State Taxation of Pension Income Act of 1995”) maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of IRC sections referenced in such Act on contributions or benefits in qualified plans such as the ESPP Plan, and to be an “excess plan” as defined in Rule 16b-3 of the Securities and Exchange Commission.

II. Definitions

Whenever used in this Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used. When the defined meaning is intended, the term is capitalized. Capitalized terms not otherwise defined herein shall have the meaning set forth in the ESPP Plan.

(a)	Affiliate; Affiliated Group. “Affiliate” means any entity which is required to be aggregated with TCF Financial as a member of a controlled group of corporations in accordance with IRC § 414(b), or as a trade or business under common control in accordance with IRC § 414(c). [The requirements of IRC §§ 414(b) and 414(c) shall be applied using the 80% standard specified therein for all purposes of the Plan, including, without limitation, for the purpose of determining whether a Participant has had a Separation from Service.] The term “Affiliated Group” means the Company and its Affiliates.

(b)	Annual Bonus. “Annual Bonus” is the annual cash bonus, if any, payable to an Eligible Employee under any annual bonus program of the Company that meets the requirements for performance-based compensation under IRC § 409A and the regulations thereunder.

(c)	Change in Control. “Change in Control” with respect to an Employer shall mean a change in ownership with respect to the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)), a change in effective control of TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vi)) provided, however, that the ownership percentage shall be 50%, or a change in the ownership of a substantial portion of the assets of the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)).

(d)	Commissions. “Commissions” shall mean amounts payable to Eligible Employees and credited to them as “commissions” by their Employer in connection with products or services they have sold. Commissions include any draw paid as an advance against Commissions.

(e)	Committee. The Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF Financial”), or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC section 162(m) (“million dollar cap”).

(f)	Covered Compensation. “Covered Compensation” is any “Basic Compensation” as defined in the ESPP Plan including such Compensation in excess of the limit on Basic Compensation under IRC § 401(a)(17) earned by a Participant in any Plan Year, and also including any amounts which would have been Basic Compensation (disregarding

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any limit on Basic Compensation under IRC § 401(a)(17) in such Plan Year) except that such Participant authorized the Employer before the beginning of the Plan Year in which such Compensation was earned (or in the case of an Annual Bonus, six months prior to the end of the performance period) to defer such amounts which would otherwise be deferred under the ESPP Plan to this Plan.

(g)	Eligible Employee. An “Eligible Employee” is an employee of an Employer who is designated as eligible to participate in this Plan in accordance with the provisions of Article III(a).

(h)	Employer. “Employer” means TCF Financial and each of its subsidiaries that constitutes an Affiliate.

(i)	ESPP Plan. The “ESPP Plan” is the TCF Employees’ Stock Purchase Plan as amended from time to time.

(j)	IRC. The “IRC” is the Internal Revenue Code of 1986, as amended.

(k)	Participant. A “Participant” is an Eligible Employee who has elected to participate in this Plan in accordance with the provisions of Article IV(a).

(l)	Plan Administrator. The “Plan Administrator” of this Plan is the Committee.

(m)	Plan Year. The “Plan Year” is the calendar year.

(n)	Salary. “Salary” is the Eligible Employee’s Covered Compensation, excluding Annual Bonus.

(o)	SERP Employee Contributions. “SERP Employee Contributions” is any portion of a Participant’s Covered Compensation which such employee has elected to have treated as SERP Employee Contributions under Article IV of this Plan.

(p)	TCF Financial. “TCF Financial” or “Company” is TCF Financial Corporation, a Delaware Corporation.

(q)	TCF Financial Stock. “TCF Financial Stock” is common stock of TCF Financial, par value $.01 per share.

III. Eligibility

(a)	General Eligibility. Employees of an Employer are eligible to participate in this Plan as determined by the Committee, in its discretion subject to the following:

(i)	No employee shall be eligible to participate in this Plan unless the Committee determines that such employee will be for that Plan Year a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(ii)	The Committee shall select such employees for eligibility in this Plan on a Plan Year by Plan Year basis by promulgating a written statement describing or listing such Eligible Employees. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. An employee who has been selected by the Committee shall, however, be presumed to be selected for the subsequent Plan Year unless and until the Committee evidences a contrary intention.

Notwithstanding the foregoing, no employee shall be eligible for benefits under this Plan with respect to a particular Plan Year if the employee is not also an Active Participant in the ESPP Plan for that year. Individuals who become employees of an Employer as a result of a merger or acquisition shall not be eligible to participate under this Plan unless and until the Committee has identified them as Eligible Employees pursuant to this section (a).

(b)	Specific Exclusions. Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be an Eligible Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not in “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA, such individual shall no longer be an Eligible Employee in this Plan.

IV. Supplemental Benefits Related to the ESPP Plan

(a)	SERP Employee Contributions. An Eligible Employee may elect to decline to participate in the Plan for a Plan Year; such election, which shall remain irrevocable for the Plan Year, must be made no later than the date an election to defer compensation under this Plan is required, as set forth in this Section IV(a). An Eligible Employee who elects to participate in this Plan for the Plan Year will defer compensation under this Plan in an amount that equals the amount that exceeds limitations on such Employee’s contributions to the ESPP Plan imposed by the ESPP Plan to effectuate the requirements of IRC §§ 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 (the “IRC Limitations”) provided that:

(i) Prior to the beginning of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s compensation by the amount by which such Employee’s Salary and/or Commission deferral contribution elected

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under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

(ii) Prior to June 30 of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s Annual Bonus by the amount by which such Employee’s Annual Bonus contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

For each Plan Year an Eligible Employee elects to participate in this Plan and as a condition to receiving benefits from this Plan for that year, the Employee shall, prior to the first day of the Plan Year, irrevocably agree: (i) to make pre-tax contributions to the ESPP Plan equal to the maximum amount permitted under the ESPP Plan and (ii) not to make changes to pre-tax contributions to the ESPP Plan at any time during such Plan Year.

Any election by an Eligible Employee of SERP Employee Contributions pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the Plan Year in which the services are performed (or with respect to the Annual Bonus, the date the election is required under paragraph (ii), above), shall be irrevocable when received by the Employer, and shall be applicable to all Covered Compensation earned during such Plan Year. Employees who first become Eligible Employees after the beginning of the Plan Year may elect to participate in this Plan within thirty (30) days after becoming Eligible Employees provided such election only applies to Salary and/or Commissions earned after the election is received by the Employer. This election shall not be available to an Employee who has previously been eligible to participate in any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c). For purposes of the Annual Bonus, such election only applies to total bonus compensation for the performance period for such Bonus, multiplied by the ratio of the number of days remaining in the performance period after the election is made over the total number of days in the performance period.

Notwithstanding the foregoing, any increase or decrease in a Participant’s SERP Employee Contributions for a taxable year that results from the Participant’s action or inaction under the ESPP with respect to pre-tax contributions subject to the contribution restrictions under IRC §§ 401(a)(30) or 402(g), including an adjustment to a deferral election under the ESPP, shall not exceed the limit with respect to elective deferrals under IRC § 402(g)(1)(A), (B), and (C) in effect for the taxable year in which such action or inaction occurs.

(b)	Employer Matching Contributions. At the same time as an amount of SERP Employee Contributions is deferred under paragraph (a), the Employer shall also credit to the Participant’s account under this Plan the amount of Employer Matching Contribution that would be due under the ESPP Plan with respect to (i) such SERP Employee Contributions if they had been contributed as pre-tax elective deferrals under the ESPP Plan, and (ii) such pre-tax elective deferrals under the ESPP Plan with respect to which no Employer Matching Contributions were made under the ESPP Plan due to the application of IRC Limitations. No Participant in the Plan shall be credited with Employer Matching Contributions with respect to pre-tax deferrals (to this Plan and the ESPP Plan, combined) that exceed 5% of the Participant’s Covered Compensation for each payroll period.

Notwithstanding the foregoing, in no event shall the sum of a Participant’s Matching Contributions exceed 100% of the matching contribution the Participant would have received under the ESPP, absent any plan-based restrictions that reflect limits on qualified plan contributions under the Internal Revenue Code.

Effective January 1, 2010, for purposes of determining the amount of Employer Matching Contributions, no more than $275,000 of a Participant’s Commissions payable during the Plan Year shall be included in Covered Compensation.

(c)	Establishing Accounts; Investment of Accounts; Valuation of Accounts. On the date that a Contribution under paragraph (a) or (b) would be paid to the ESPP Plan if it were a contribution to that Plan (the “contribution date”), the amount of such Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested as directed by the Participant. SERP Employee contributions shall be deemed to be invested in such investment fund options available under the ESPP Plan or in TCF Financial Stock, as elected by the Participant. Employer Matching Contributions will be deemed invested in TCF Financial Stock. Actual or notional earnings from such deemed investments shall be credited to the Participant’s account at least annually.

Each Participant’s account in the Plan shall be divided into two sub-accounts: a “TCF Stock Account” and a “Diversified Account.” All shares of common stock of TCF Financial that are deemed to be held in a Participant’s account on the Effective Date shall be allocated as of that date to the participant’s TCF Stock Account. Any new amounts credited to a Participant’s account on or after the Effective Date shall be allocated to either the Participant’s TCF Stock Account or Diversified Account. The Sub-Accounts shall operate as follows:

(i)	The TCF Stock Account shall be deemed to be invested solely in shares of TCF Financial Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment). The Diversified Account shall not at any time be deemed to be invested in any shares of TCF Stock. No transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.

(ii)	A Participant’s TCF Stock Account will be deemed to be invested in all shares of TCF Financial Stock allocated to it on or after the Effective Date and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner. Any distributions from the Plan to the participant with respect to the TCF Stock Account will be made in the form of

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an in-kind distribution of the number of shares of TCF Financial Stock deemed to be held for such Participant’s TCF Stock Account pursuant to the terms of the Plan.

(iii)	The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Financial Stock, but shall be deemed to invest in such investment funds as may be approved by the Committee and as the participant directs.

(iv)	The portion of the Participant’s account that is deemed to be invested in TCF Financial Stock shall be increased to reflect the number of shares of TCF Financial Stock deemed to be purchased as of each future contribution date (including any fractional shares), and shall be further adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Financial Stock. Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final. The balance of shares of TCF Financial Stock shall in no event be decreased.

(v)	If any dividends are paid with respect to TCF Financial Stock, then in lieu of any adjustments to the Participants’ accounts under the Plan, an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Participant whose account would otherwise be deemed to be due the deemed dividend and the Participant’s account shall not be credited with the deemed dividend. Such dividends shall be paid by a date not later than the 15th day of the third month following the calendar year for which the credited to the Participant’s account. The time and form of payment of such dividends is treated separately from the time and form of payment of the underlying deferred compensation.

(vi)	In the event of a Change in Control and the Company is not the surviving corporation, a Participant will be given the opportunity to elect out of TCF Stock and into one or more investment fund options then provided under the ESPP Plan.

(d)	Distributions from Accounts.

General Distribution Rules. A Participant shall receive payment of his or her entire vested account in a single lump sum distribution (less applicable withholding) on the first to occur of the following in accordance with Appendix B:

(i)	Separation from Service. Payment shall be made during the 90 day period commencing six month after the Participant’s Separation from Service with the Affiliated Group as defined in Treasury Regulation 1.409A-1(h). If Separation from Service occurs as a result of death, payment shall be made within 90 days following the Participant’s death.

(ii)	Disability (Disabled). In the event of Disability, payment shall be made 30 days after such Disability occurs. For purposes of this section, a Participant is considered Disabled if he or she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the long-term disability plan of the Participant’s Employer.

(iii)	Date Certain. Payment shall be made on a date specified by the Participant on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)). This provision shall not apply to any amounts attributable to SERP Employee Contributions or Employer Matching Contribution credited after the specified date.

(iv)	Change in Control. If designated by a one time irrevocable election by the Participant made on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)), in the event of a Change in Control, the lump sum payment shall occur on or about 30 days after the date one year after the Change in Control.

(v)	Unforeseeable Emergency. In the event of an unforeseeable emergency, as defined in IRC § 409A and the regulations thereunder, payment shall be made within 90 days following the Committee’s determination that an unforeseeable emergency has occurred. Payment shall be limited to the amount reasonably necessary to satisfy the emergency. However, the amount of the payment may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the payment.

(e)	Cancellation of Deferrals Following an Unforeseeable Emergency or Hardship Distribution. A Participant’s deferral election shall be cancelled with respect to Covered Compensation earned after receipt of a hardship distribution pursuant to Treasury Regulation § 1.401(k)-1(d)(3) or an unforeseeable emergency distribution under Article IV(d) (v) of this Plan. Participants may not restart contributions to this Plan pursuant to Article IV(a) until the first day of the first Plan Year that begins at least six months after receipt of the hardship distribution or unforeseeable emergency distribution.

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V. Vesting

A Participant shall be entitled to a benefit from the Employer Matching Contributions equal to his or her account balance attributable to such Contributions multiplied by the vesting percentage determined under the ESPP Plan that is applicable to the Participant under the ESPP Plan. In the event the Participant forfeits a portion of the account, and is subsequently reemployed, the forfeited portion shall be reinstated in the same manner as provided under the ESPP Plan. Notwithstanding the foregoing, Participants with an account balance in the Plan on March 31, 2006 shall be subject to the vesting provisions of the Plan in effect on that date.

VI. Committee

The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan. The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone. Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee. To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the ESPP Plan. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

VII. Benefits Unfunded

The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of their Employers. Benefits payable under this Plan shall be payable from the general assets of the Employers and there shall be no trust fund or other assets secured for the payment of such benefits. In its discretion, an Employer may purchase or set aside assets, including annuity policies or through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VIII. Beneficiaries and Survivors

A Participant’s beneficiary or survivor under Article IV of this Plan shall be the same as the person(s)designated as such pursuant to or under the provisions of the ESPP Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

IX. Amendments, Claims Procedure

(a)	In General. The Committee may amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan as provided in Article X with regard to persons expecting to receive benefits in the future. The benefit, if any, payable to or with respect to a Participant as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on the Participant under IRC § 409A), diminished or delayed by such amendment or termination.

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(b)	After a Change-in-Control. Notwithstanding the provisions of Article IX(a), after the occurrence of a Change-in-Control, the Committee’s authority to amend the Plan or terminate the Plan as provided in section (a) shall be subject to the following limitations.

(i)	Existing Participants. During the two year period following the date a Change-in-Control with respect to TCF Financial occurs, the Committee may only amend the Plan or terminate this Plan as applied to Participants who are Participants immediately preceding the date of the Change-in-Control if:

(1)	all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or termination, or

(2)	eighty (80) percent of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A).

(ii)	New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants immediately preceding the date of the Change-in-Control, the Committee may amend or terminate the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficiently by it without notice to any person affected by this Plan and may likewise terminate this Plan, subject to the same restrictions as IX(a).

(c)	Claims Procedures. If a Participant, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals in the same manner as permitted under the ESPP Plan. The claims shall then be processed as provided for claims under the ESPP Plan, except that all determinations which would be made by the “Company” under such Plans shall be made by the Committee instead.

X. Plan Termination

The Committee in its discretion may terminate the Plan and may accelerate distribution of Participant account balances to such time as the Committee shall determine notwithstanding the provisions of Article IV(d) in accordance with one of the following:

(i)	The Plan may be terminated within 12 months of a corporate dissolution of TCF Financial taxed under IRC § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of—

(1)	The calendar year in which the plan termination and liquidation occurs;

(2)	The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(ii)	The Plan may be terminated pursuant to irrevocable action taken by the Employer within the 30 days preceding or the 12 months following a Change in Control event with respect to TCF Financial. However, any such termination within the 12 months after such a Change in Control shall require the consent of 80% of the participants as required in Article IX (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A). For purposes of this paragraph this Plan will be treated as terminated only if all plans sponsored by the Affiliated Group immediately after the time of the Change in Control that are required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)) are terminated, so that each Participant in the Plan and all participants under substantially similar arrangements who experienced the Change in Control event are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date the Employer irrevocably takes all necessary action to terminate and liquidate all of such plans. Solely for purposes of this paragraph (ii), the Employer with the discretion to terminate the Plan is the service recipient that is primarily liable immediately after the Change in Control event for the payment of the deferred compensation.

(iii)	The Plan may be terminated for any other reason, provided that:

(1)	the termination does not occur proximate to a downturn in the financial health of the Affiliated Group;

(2)	all plans sponsored by the Affiliated Group that would be required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c) if the same Employee had deferrals of compensation under all of the plans are terminated and liquidated with respect to all Participants;

(3)	no payments other than those otherwise payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the Plan,

(4)	all payments are made within 24 months of the termination of the Plan, and

(5)	no member of the Affiliated Group adopts a new plan that would be aggregated with any of the terminated plans under Treasury Regulation § 1.409A-1(c) at any time for a period of three years following the date of termination of the Plan.

(iv)	Such other events and conditions as the Commissioner may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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XI. Miscellaneous

(a)	Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391. Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

(b)	Nothing in this Plan shall change a Participant’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)	Nothing in this Plan shall abridge a Participant’s rights, or such Employee’s beneficiary’s or survivor’s rights, of participation in the ESPP Plan except to the extent the Eligible Employee agrees to such restrictions.

(d)	Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Participants in this Plan, provided that an Employees’ Accounts may reflect deemed transaction costs of acquiring or selling TCF Financial Stock.

(e)	A Participant’s benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.

XII. Number of Shares under the Plan/Adjustments for Certain Changes in Capitalization

As of December 31, 2006, 140,862 shares of TCF Financial Stock were credited to Participant accounts. On and after January 1, 2006, no more than an additional 3.0 million~~2,000,000~~ shares of TCF Financial Stock may be credited to Participant accounts, except that any share credits to a Participant which are forfeited pursuant to Article (V) may again be credited under the Plan.

If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or re-capitalization involving the Company common stock, then the numbers, rights and privileges of the shares of Company common stock that are and may be credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.

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Appendix A	RE: IRS Notice 2000-56

Notwithstanding anything to the contrary in the Plan or any trust agreement for any related grantor trust established by an Employer (the “Trust”), TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Employer for the benefit of employees or service providers of TCF Financial or such Employer are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Employer. In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Employer from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Appendix, however, shall relieve any Employer of its obligation to pay any benefits due from the Employer to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, any TCF Financial stock or other assets not transferred to an Employer’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

Appendix B	Distribution Procedures

Timing of Distribution (Lump Sum)

•	Lump Sum – payable during the 90 day period commencing six months after the employee’s Separation from Service.

Form of Distribution — Stock or Cash

All distributions from a TCF Stock Account are in the form of TCF Financial Stock plus cash for any fractional share, less tax withholding. Distributions from a Diversified Account shall be in the form of cash.

Tax Withholding

The minimum required income tax withholding will be automatically deducted from each distribution unless the employee elects otherwise no less than 30 days prior to distribution. The withholding will be deducted first from the Diversified Plan Account balances, then from the TCF Financial Stock Account balances. Alternatively, participants may pay the withholding by check in lieu of a deduction from the distribution if they so elect at least 30 days prior to distribution if they elect at least 30 days prior to distribution.

Distributions will be sent by U.S. Mail to the recipient’s home address on file with the TCF Legal Department unless the recipient has provided other delivery instructions in writing. If the recipient has a stock brokerage account, distributions can be sent to it electronically.

These procedures are subject to interpretation and application by the Committee, whose interpretation is final.

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TCFIR9364

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VOTE ONLINE - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2016. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by TCF in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2016. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99894-P71471

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TCF FINANCIAL CORPORATION

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of 15 Directors, each to serve a one-year term	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Bell
02) William F. Bieber
03) Theodore J. Bigos
04) William A. Cooper
05) Craig R. Dahl
06) Karen L. Grandstrand
07) Thomas F. Jasper
08) George G. Johnson
09) Richard H. King
10) Vance K. Opperman
11) James M. Ramstad
12) Roger J. Sit
13) Julie H. Sullivan
14) Barry N. Winslow
15) Richard A. Zona

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Approve an Increase in Authorized Shares under the TCF Employees Stock Purchase Plan - Supplemental Plan.	☐	☐	☐
3. Advisory (Non-Binding) Vote to Approve Executive Compensation as Disclosed in the Proxy Statement.	☐	☐	☐
4. Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for 2016.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. Stockholder Proposal Regarding Equity Retention (if properly presented).	☐	☐	☐

For address change and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Dear Stockholder,

At the Annual Meeting you will be asked to vote on the five proposals listed on the back of this card. Your vote is important, regardless of the number of shares owned. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote these shares by telephone or online. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it! If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M99895-P71471

TCF FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
April 27, 2016

As the stockholder(s) named on this card, you hereby appoint Brian W. Maass and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Annual Meeting of Stockholders to be held at 4:00 p.m. local time on Wednesday, April 27, 2016 (the "Meeting"), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Meeting, subject to any directions indicated on the reverse side of this card.

If shares of stock are owned through the TCF Employees Stock Purchase Plan ("ESPP"), your vote will provide voting instructions to the ESPP trustee which has been instructed to vote all shares at the Meeting and any adjournment thereof. The Advisory Committee for the ESPP will instruct the ESPP trustee to vote all shares in the ESPP for which instructions are not received from you by April 24, 2016.

This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the Meeting. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and in accordance with the Directors' recommendations for each proposal that may properly come before the Meeting. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business which the Board of Directors did not know at least 60 days before the date of the Meeting would be presented at the Meeting; (b) approval of minutes of the prior Annual Stockholders' Meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after submitting it (see proxy statement).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE